Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

by and among

FATHOM DIGITAL MANUFACTURING INTERMEDIATE, LLC, FATHOM DIGITAL MANUFACTURING MERGER SUB, INC., FATHOM DIGITAL MANUFACTURING MERGER SUB 2, LLC, FATHOM HOLDCO, LLC

and

FATHOM DIGITAL MANUFACTURING CORPORATION

Dated as of February 16, 2024

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS & INTERPRETATIONS 3

1.1
Certain Definitions 3
1.2
Additional Definitions 18
1.3
Certain Interpretations 20

ARTICLE II THE EXCHANGES AND THE MERGERS 22

2.1
Exchange; Rollover. 22
2.2
The Mergers. 23
2.3
The Effective Times 23
2.4
The Closing 24
2.5
Effect of the Merger 24
2.6
Organizational Documents 24
2.7
Directors and Officers of the Surviving LLC and the Surviving Corporation 25
2.8
Effect on OpCo Class A Units. 25
2.9
Effect on Capital Stock 26
2.10
Equity Awards; Company Warrants 28
2.11
Treatment of Employee Stock Purchase Plan 30
2.12
Exchange of Shares 30
2.13
No Further Ownership Rights in Company Common Stock 32
2.14
Lost, Stolen or Destroyed Certificates 33
2.15
Required Withholding 33
2.16
No Dividends or Distributions 33
2.17
Necessary Further Actions 33

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY 33

3.1
Organization and Qualification 34
3.2
Authority; Approvals and Enforceability 34
3.3
Required Filings and Consents; 35
3.4
Charter and Bylaws 36
3.5
Company Capitalization 37
3.6
Subsidiaries 39
3.7
Company SEC Reports 40
3.8
Company Financial Statements; Internal Controls. 40
3.9
Undisclosed Liabilities 41
3.10
Subsequent Changes; No Material Adverse Effect. 41
3.11
Real Property 42
3.12
[RESERVED] 42
3.13
Intellectual Property 42
3.14
Material Contracts 46
3.15
Material Customers and Suppliers. 48
3.16
Tax Matters 48
3.17
Employee Benefit Matters 50
3.18
Labor Matters 53
3.19
Environmental Matters 54

2

3.20
Compliance with Laws 55
3.21
Permits 56
3.22
Legal Proceedings and Orders 56
3.23
Insurance 57
3.24
Products 57
3.25
Product Returns 57
3.26
Product Defects and Warranties 57
3.27
Takeover Statutes 57
3.28
Brokers, Finders and Financial Advisors 58
3.29
Exclusivity of Representations and Warranties; Investigation 58

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND THE MERGER SUBS 59

4.1
Organization and Qualification 59
4.2
Authority; Approvals and Enforceability 59
4.3
Required Filings and Consents 60
4.4
Organizational Documents 61
4.5
Legal Proceedings; Orders; Disclosure 61
4.6
Brokers, Finders and Financial Advisors 61
4.7
Operations of Parent and the Merger Subs 61
4.8
No Parent Vote or Approval Required 62
4.9
Financing 62
4.10
Solvency 63
4.11
Exclusivity of Representations and Warranties; Investigation 64

ARTICLE V INTERIM OPERATIONS 65

5.1
Affirmative Obligations 65
5.2
Forbearance Covenants of the Company 65
5.3
No Solicitation 69

ARTICLE VI ADDITIONAL COVENANTS 75

6.1
Required Action and Forbearance; Efforts 75
6.2
Proxy Statement, Schedule 13E-3 and Other Required SEC

Filings 76

6.3
Company Stockholder Meeting 79
6.4
Financing 80
6.5
Intentionally Omitted. 81
6.6
Anti-Takeover Laws 81
6.7
Access 81
6.8
Section 16(b) Exemption 81
6.9
Directors’ and Officers’ Exculpation, Indemnification and

Insurance 82

6.10
[RESERVED] 83
6.11
Obligations of Merger Subs 83

3

6.12	Public Statements and Disclosure ..............................................................	83
6.13	Transaction Litigation....................................................................................	84
6.14	Stock Exchange Delisting; Deregistration...............................................	84
6.15	[RESERVED]...................................................................................................	84
6.16	Parent Vote........................................................................................................	84
6.17	No Control of the Other Party’s Business ...............................................	84
6.18	[RESERVED]. .................................................................................................	85
6.19	Resignations......................................................................................................	85
6.20	Amendment to Tax Receivable Agreement ............................................	85
6.21	Amendment to OpCo LLC Agreement ....................................................	85
ARTICLE	VII CONDITIONS TO THE MERGERS.......................................................................	85
7.1	Conditions to Each Party’s Obligations to Effect the Mergers .........	85
7.2	Conditions to the Obligations of Parent and the Merger Subs ..........	85
7.3	Conditions to the Company’s Obligations to Effect the Mergers ....	87
ARTICLE	VIII TERMINATION, AMENDMENT AND WAIVER .........................................	87
8.1	Termination.......................................................................................................	87
8.2	Manner and Notice of Termination; Effect of Termination ...............	89
8.3	Fees and Expenses ..........................................................................................	90
8.4	Amendment.......................................................................................................	93
8.5	Extension; Waiver...........................................................................................	94
8.6	Special Committee Matters ..........................................................................	94
ARTICLE	IX GENERAL PROVISIONS..............................................................................................	94
9.1	Survival of Representations, Warranties and Covenants ....................	94
9.2	Notices................................................................................................................	94
9.3	Assignment........................................................................................................	96
9.4	Intentionally Omitted .....................................................................................	96
9.5	Entire Agreement ............................................................................................	96
9.6	Third-Party Beneficiaries..............................................................................	96
9.7	Severability .......................................................................................................	97
9.8	Remedies............................................................................................................	97
9.9	Governing Law ................................................................................................	98
9.10	Consent to Jurisdiction ..................................................................................	98
9.11	WAIVER OF JURY TRIAL .......................................................................	99
9.12	Company Disclosure Letter References ...................................................	99
9.13	Counterparts......................................................................................................	99
9.14	No Limitation ...................................................................................................	100
9.15	Disclaimer..........................................................................................................	100
9.16	Non-Recourse Parent Parties .......................................................................	100

SCHEDULES:

Schedule 2.1(c) Form of Rollover Agreement

Schedule 2.6(c) Form of Second Amended and Restated Certificate of Incorporation Schedule 6.20 Form of TRA Amendment

4

Schedule 6.21 Form of OpCo LLCA Amendment

5

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of February 16, 2024 (the “Agreement Date”), by and among Fathom Digital Manufacturing Intermediate, LLC, a Delaware limited liability company (“Parent”), Fathom Digital Manufacturing Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Company Merger Sub”), Fathom Digital Manufacturing Merger Sub 2, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Company Merger Sub (“LLC Merger Sub” and, together with Company Merger Sub, the “Merger Subs”), Fathom Holdco, LLC, a Delaware limited liability company (“OpCo LLC”), and Fathom Digital Manufacturing Corporation, a Delaware corporation (the “Company”). Each of Parent, the Merger Subs, and the Company are sometimes referred to as a “Party.” All capitalized terms that are used in this Agreement have the respective meanings given to them in Article I.

RECITALS

A.
The Parties intend that, on the terms and subject to the conditions set forth in this Agreement, (i) LLC Merger Sub shall merge with and into OpCo LLC (the “LLC Merger”), with OpCo LLC surviving the LLC Merger as a partially-owned Subsidiary of the Company and a partially-owned Subsidiary of Company Merger Sub, pursuant to and in accordance with the provisions of the Delaware Limited Liability Company Act, as may be amended from time to time (the “DLLCA”), and (b) immediately following the LLC Merger, Company Merger Sub shall merge with and into the Company (the “Company Merger”, and collectively with the LLC Merger, the “Mergers”), with the Company surviving the Company Merger as a wholly-owned Subsidiary of Parent (and as a result of the Company Merger, OpCo LLC shall become a wholly- owned Subsidiary of the Company), pursuant to and in accordance with the provisions of the General Corporation Law of the State of Delaware, as may be amended from time to time (the “DGCL”).
B.
The Company Board established a special committee of the Company Board consisting exclusively of independent and disinterested directors of the Company (the “Special Committee”) and empowered it to, among other things, review, evaluate and negotiate a potential transaction involving the Company and Parent and make a recommendation to the Company Board with respect thereto.
C.
The Special Committee has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Mergers (collectively, the “Transactions”), are fair to, advisable, and in the best interests of, the Company and the Unaffiliated Stockholders,

(ii) approved and declared advisable this Agreement and the Transactions, (iii) recommended that the Company Board approve and declare advisable this Agreement and the Transactions, and determine that this Agreement and the Transactions are fair to, advisable, and in the best interests of, the Company and the Unaffiliated Stockholders and (iv) recommended that, subject to Company Board approval, the Company Board submit this Agreement to the Company Stockholders for their adoption and recommend that the Company Stockholders vote in favor of the adoption of this Agreement.

D.
The Company Board, acting in accordance with the unanimous affirmative recommendation of the Special Committee, has unanimously: (i) determined that this Agreement and the Transactions are fair to, advisable, and in the best interests of, the Company and the Company Stockholders, including the Unaffiliated Stockholders, (ii) approved and declared advisable this Agreement and the Transactions, (iii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder and the consummation of the Company Merger upon the terms and subject to the conditions set forth herein, (iv) directed that the adoption of this Agreement be submitted to a vote of the Company Stockholders at the Company Stockholder Meeting and (v) resolved to recommend that the Company Stockholders adopt this Agreement in accordance with the DGCL.
E.
The Company, in its capacity as the managing member of OpCo LLC, has (i) determined that the LLC Merger is fair to, advisable, and in the best interests of, OpCo LLC and its members, (ii) approved and declared advisable and in the best interests of OpCo LLC and its members this Agreement and the Transactions and (iii) approved the execution and delivery of this Agreement, the performance by OpCo LLC of its covenants and other obligations hereunder and the consummation of the LLC Merger upon the terms and subject to the conditions contained herein.
F.
The managing member of Parent has (i) determined that this Agreement and the Transactions are fair to, advisable, and in the best interests of, Parent, (ii) approved and declared advisable this Agreement and the Transactions; and (iii) approved the execution and delivery of this Agreement by Parent, the performance by Parent of its covenants and other obligations hereunder and the consummation of the Transactions, including the Mergers, upon the terms and subject to the conditions set forth herein.
G.
The board of directors of Company Merger Sub has unanimously (i) determined that this Agreement and the Transactions are fair to, advisable, and in the best interests of, Company Merger Sub and its sole stockholder; (ii) approved and declared advisable this Agreement and the Transactions; (iii) approved the execution and delivery of this Agreement by Company Merger Sub, the performance by Company Merger Sub of its covenants and other obligations hereunder and the consummation of the Company Merger upon the terms and subject to the conditions set forth herein; and (iv) resolved to recommend that Parent, as the sole stockholder of Company Merger Sub, adopt this Agreement in accordance with the DGCL.
H.
Concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, Parent and the Merger Subs have delivered a fully executed equity commitment letter of even date herewith (the “Equity Commitment Letter”) between Parent and the CORE Funds (the “Guarantor”), pursuant to which the Guarantor has committed, subject to the terms and conditions thereof, to make an equity investment in Parent in cash in the aggregate amount set forth therein (the “Equity Financing”).
I.
As soon as practicable following the execution and delivery of this Agreement (and in any event within 24 hours), Parent, in its capacity as the sole stockholder of Company Merger Sub, will execute and deliver to Company Merger Sub (with a copy also sent to the Company) a written consent adopting this Agreement in accordance with the DGCL (the “Company Merger Sub Stockholder Approval”).
J.
Company Merger Sub, in its capacity as the managing member of LLC Merger Sub,

has (i) determined that the LLC Merger is advisable, and in the best interests of, LLC Merger Sub and (ii) approved and declared advisable this Agreement and the Transactions, including the LLC Merger.
K.
As a condition and inducement to the Company’s willingness to enter into this Agreement, Parent and the Merger Subs have delivered to the Company concurrently with the execution of this Agreement the Equity Commitment Letter.
L.
As a condition and inducement to the Company’s willingness to enter into this Agreement, certain Affiliates of Parent and the Company have entered into a voting and support agreement (the “Support Agreement”) in connection with the transactions contemplated hereby; and
M.
Parent, the Merger Subs and the Company desire to (i) make certain representations, warranties, covenants and agreements in connection with this Agreement and the Mergers; and (ii) prescribe certain conditions with respect to the consummation of the Mergers.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, Parent, the Merger Subs and the Company agree as follows:

ARTICLE I DEFINITIONS & INTERPRETATIONS

1.1
Certain Definitions. For all purposes of and pursuant to this Agreement, the following capitalized terms have the following respective meanings:
(a)
“Acceptable Confidentiality Agreement” means a customary agreement with the Company that is either (i) in effect as of the Agreement Date or (ii) executed, delivered and effective after the Agreement Date, in either case containing provisions that require any counterparty thereto (and any of its Affiliates and representatives named therein) that receive confidential or non-public information of or with respect to the Company to keep such information confidential (subject to customary exceptions).
(b)
“Acquisition Proposal” means any offer or proposal relating to an Acquisition Transaction.
(c)
“Acquisition Transaction” means any transaction or series of related transactions (other than the Mergers) involving:
(i)
any direct or indirect purchase or other acquisition by any Third Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons, whether from the Company or any other Person(s), of securities representing more than 20% of the total outstanding voting power of the Company after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Person or “group” of Persons that, if consummated in accordance with its terms, would result in such Person or “group” of Persons beneficially owning more than 20% of the total outstanding voting power of the Company after giving effect to the consummation of such tender or exchange offer;

(ii)
any direct or indirect purchase, license or other acquisition by any Third Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons of assets constituting or accounting for more than 20% of the consolidated assets, revenue or net income of the Company Group, taken as a whole (measured by the fair market value thereof as of the date of such purchase or acquisition); or
(iii)
any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction involving the Company pursuant to which (x) any Third Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons would hold securities representing more than 20% of the total outstanding voting power of the Company outstanding after giving effect to the consummation of such transaction or (y) stockholders of the Company immediately preceding such transaction hold less than 80% of the equity interests of the surviving or resulting entity of such transaction.
(d)
“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by Contract or otherwise; provided, that (i) none of Parent, Company Merger Sub, LLC Merger Sub or any of their respective Affiliates (other than the Company and its Subsidiaries) shall be deemed to be Affiliates of the Company or any Subsidiaries of the Company and (ii) the Company and Subsidiaries of the Company shall not be deemed to be Affiliates of Parent, Company Merger Sub, LLC Merger Sub or any of their respective Affiliates (other than the Company and its Subsidiaries), in each case, for any purpose hereunder.
(e)
“Ancillary Agreements” means the documents and instruments and other agreements among the Parties as contemplated by or referred to herein, including the Company Disclosure Letter, the Parent Disclosure Letter, the Equity Commitment Letter, the Support Agreement, the OpCo LLC Agreement Amendment and the TRA Amendment.
(f)
“Anti-Corruption Laws” means any Laws in any part of the world relating to combatting bribery and corruption, including: the Organization for Economic Cooperation and Development Convention on Combatting Bribery of Foreign Officials in International Business Transactions; the UN Convention Against Corruption; the Foreign Corrupt Practices Act of 1977; the UK Bribery Act 2010; any other similar Law related to similar subject matter; and any applicable anti-money laundering Laws and guidelines in the United States and in any other applicable jurisdiction.
(g)
“Audited Company Balance Sheet” means the audited consolidated balance sheet (and the notes thereto) of the Company and its Subsidiaries as of December 31, 2022 set

forth in the Company’s Annual Report on Form 10-K filed by the Company with the SEC for the fiscal year ended December 31, 2022.
(h)
“Borrower” means Fathom Manufacturing, LLC, a Delaware limited liability company.
(i)
“Business Day” means each day that is not a Saturday, Sunday or other day on which the Company is closed for business or the Federal Reserve Bank of New York is closed.
(j)
“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, Section 4980B of the Code, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto and any similar applicable state Law.
(k)
“Code” means the Internal Revenue Code of 1986, as amended.
(l)
“Company Board” means the Board of Directors of the Company.
(m)
“Company Class A Common Stock” means the Class A common stock, par value $0.0001, of the Company.
(n)
“Company Class A Earnout Shares” means, collectively, the SPAC Class A Earnout Shares and the Sponsor Earnout Shares.
(o)
“Company Class B Common Stock” means the Class B common stock, par value $0.0001, of the Company.
(p)
“Company Common Stock” means, collectively, the Company Class A Common Stock and the Company Class B Common Stock.
(q)
“Company Data” means all business information and all Personal Information (whether of employees, contractors, consultants, customers, consumers, or other Persons and whether in electronic or any other form or medium) that is accessed, collected, used, processed, stored, shared, distributed, transferred, disclosed, destroyed, or disposed of by any of the Company Systems.
(r)
“Company Equity Award” means any Company Option, any Company Restricted Stock Unit Award or any Company Performance Stock Unit Award.
(s)
“Company Equity Plan” means the Company’s 2021 Omnibus Incentive

Plan. Plan.

(t)
“Company ESPP” means the Company’s 2021 Employee Stock Purchase

(u)
“Company Group” means the Company and its Subsidiaries.

(v)
“Company Group Member” means the Company or any of its Subsidiaries, as applicable.
(w)
“Company Investor Rights Agreement” means that certain Investor Rights Agreement, dated as of December 23, 2021, by and among the Company and the Persons listed on the signature page thereto.
(x)
“Company Material Adverse Effect” means any change, event, effect, development, condition, fact, state of facts, occurrence or circumstance (each, an “Effect”) that, individually or in the aggregate, (x) would prevent or materially impair, interfere with, hinder or delay the ability of the Company and its Subsidiaries to perform its obligations under this Agreement or to consummate the Transactions or (y) is, has had or would reasonably be expected to have a material adverse effect on the business, assets, properties, condition (financial or otherwise) or results of operations of the Company Group, taken as a whole; provided, however, that, solely with respect to clause (y), no Effects arising out of or resulting from the following matters (in each case, by itself or when aggregated) will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur (subject to the limitations set forth below):
(i)
general economic conditions in the United States or any other country or region in the world, or changes in conditions in the global economy, or any country's or region's economy, generally;
(ii)
conditions (or changes thereof) in the financial markets, credit markets or capital markets in the United States or any other country or region in the world, including (1) changes in interest rates or credit ratings in the United States or any other country; or (2) changes in exchange rates for the currencies of any country;
(iii)
general conditions (or changes thereof) and trends in the industries in which the Company Group generally conducts business;
(iv)
regulatory, legislative or political conditions (or changes thereof) in the United States or any other country or region in the world;
(v)
geopolitical conditions, outbreak of hostilities, acts of war, sabotage, terrorism or military actions (including any escalation or general worsening of any such hostilities, acts of war (whether or not declared), sabotage, terrorism or military actions) in the United States or any other country or region in the world;
(vi)
earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wildfires or other natural disasters, pandemics (including SARS-CoV-2 or COVID-19, any evolutions or mutations thereof (“COVID-19”)), epidemics, weather conditions and other force majeure events in the United States or any other country or region in the world;
(vii)
resulting from the negotiation, execution or announcement of this Agreement or the Transactions (including the identity of Parent, Merger Subs and their respective Affiliates, financing sources and investors), including the impact thereof on the relationships, contractual or otherwise, of the Company Group with suppliers, customers, partners, vendors or any other third Person; provided, however, that this clause (vii) shall not apply to any representation or warranty contained in this Agreement to the extent that such representation or warranty expressly addresses consequences resulting from the negotiation, execution or announcement of this Agreement;

(viii)
the taking of any action (or refraining from taking any action) expressly required to be taken, or expressly prohibited from being taken, pursuant to or in accordance with this Agreement (it being understood that this clause (viii) will not apply with respect to Section 5.1(a);
(ix)
arising from any action taken or refrained from being taken, in each case to which Parent has expressly approved, consented to or requested in writing following the Agreement Date;
(x)
changes in GAAP or other accounting standards or in any applicable Laws or regulations (or the official interpretation of any of the foregoing after the Agreement Date);
(xi)
any quarantine, “shelter in place,” “stay at home,” social distancing, shut down, closure, sequester, safety or similar Law, directive, guidelines or recommendations promulgated by any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19 (“COVID-19 Measures”);
(xii)
any Transaction Litigation threatened, made or brought against the Company or any of its directors or officers arising out of the Mergers or any of the other Transactions;
(xiii)
changes in the price or trading volume of the Company Common Stock, in and of itself (it being understood that any cause of such change (to the extent not otherwise falling within any of the exceptions provided by clauses (i) through (xii) or clause (xiv)) may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur); and
(xiv)
any failure, in and of itself, by the Company Group to meet (A) any public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period; or (B) any budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that any cause of any such failure (to the extent not otherwise falling within any of the exceptions provided by clauses (i) through (xiii) may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur if not otherwise excluded hereunder);

except, with respect to clauses (i), (ii), (iii), (iv), (v), (vi), (x) and (xi), to the extent that such Effect has had a disproportionate adverse effect on the Company Group relative to other companies operating in the industry or industries in which the Company Group conducts business, in which case the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred or would reasonably be expected to occur a Company Material Adverse Effect.

(y)
“Company Option” means an option to purchase shares of Company Common Stock granted under the Company Equity Plan.
(z)
“Company Owned Intellectual Property” means any Intellectual Property that is owned or purported to be owned by any Company Group Member, including the Company Registered Intellectual Property.

(aa) “Company Performance Stock Unit Award” means an award of performance stock units granted under the Company Equity Plan or that certain Performance Stock Unit Award Agreement (Inducement) effective as of October 23, 2023 by and between the Company and Carey Chen (the “PSU Inducement Award Agreement”).

(bb) “Company Preferred Stock” means the preferred stock, par value $0.0001 per share, of the Company.

(cc) “Company Product” means all products, technologies and services developed (including products, technologies and services under development), marketed, owned, made, provided, distributed, imported, sold or licensed by or on behalf of the Company Group currently or at any time since January 1, 2022, including products and services for which development is ongoing and that the Company or a Subsidiary thereof intends to release publicly within six (6) months after the Agreement Date.

(dd) “Company Registered Intellectual Property” means all of the Registered Intellectual Property owned or purported to be owned by any Company Group Member, including the Intellectual Property set forth on Schedule 3.13(a).

(ee) “Company Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of December 23, 2021, by and among the (i) Company (formerly known as Altimar Acquisition Corp. II), (ii) the SPAC Sponsor and certain equityholders of the Company as set forth on Schedule A thereto and (iii) certain direct and indirect equityholders of OpCo LLC set forth on Schedule B thereto.

(ff) “Company Restricted Stock Unit Award” means an award of restricted stock units granted under the Company Equity Plan or under that certain Restricted Stock Unit Award Agreement (Inducement) effective as of October 23, 2023 by and between the Company and Carey Chen (together with the PSU Inducement Award Agreement, the “Inducement Award Agreements”).

(gg) “Company Stockholder Meeting” means a meeting of the Company Stockholders (held as promptly as reasonably practicable following the mailing of the Proxy Statement to the Company Stockholders) for the purpose of obtaining the Requisite Stockholder Approval.

(hh) “Company Stockholders” means the holders of shares of Company Common Stock.

(ii)
“Company Systems” means all Software, computer hardware (whether general or special purpose), electronic data processing, information, record keeping, communications, telecommunications, networks, interfaces, platforms, servers, peripherals, and computer systems, including any outsourced systems and processes that are owned or used by or for the Company in the conduct of its business.

(jj) “Company Warrants” means those outstanding Public Warrants (as defined in the Warrant Agreement) and Private Placement Warrants (as defined in the Warrant Agreement) of the Company exercisable for Company Class A Common Stock pursuant to the terms of the Warrant Agreement.

(kk) “Continuing Employees” means each individual who is an employee of the Company or any of its Subsidiaries immediately prior to the LLC Merger Effective Time and continues to be an employee of Parent or one of its Subsidiaries (including the Surviving Corporation) immediately following the Company Merger Effective Time.

(ll) “Contract” means any contract, subcontract, note, bond, mortgage, indenture, lease, license, sublicense or other binding agreement.

(mm) “CORE” means CORE Industrial Partners, LLC, a Delaware limited liability company.

(nn) “CORE Funds” means, collectively, CORE Industrial Partners Fund I, L.P., a Delaware limited partnership, CORE Industrial Partners Fund I Parallel LP, a Delaware limited partnership, CORE Industrial Fund Partners GP I, LLC, a Delaware limited liability company (acting in its capacity as general partner of CORE Fund I and CORE Fund I Parallel), and any affiliated investment vehicles managed, directly or indirectly, by CORE or its Affiliates.

(oo) “Credit Agreement” means that certain Credit Agreement, dated as of December 21, 2021, by and among Holdings, Borrower, the Lenders (as defined therein) party thereto from time to time and JPMorgan Chase Bank, N.A., as Administrative Agent, as amended by the First Amendment thereto, dated as of November 10, 2022, the Second Amendment thereto, dated as of March 24, 2023, the Third Amendment thereto, dated as of November 13, 2023, the Extension Consent Letter related thereto, dated January 31, 2024 and the Fourth Amendment thereto, dated as of February 16, 2024.

(pp) “D&O Claim” means any threatened, asserted, pending or completed claim, action, suit, proceeding, inquiry or investigation, whether instituted by any Party, any Governmental Authority or any other Person, whether civil, criminal, administrative, investigative or other, including any arbitration or other alternative dispute resolution mechanism, arising out of or pertaining to matters that relate to a Covered Person’s duties or service (i) as a director or officer of a Company Group Member at or prior to the Company Merger Effective Time (including with respect to any acts, facts, events or omissions occurring in connection with the approval of this Agreement and the Mergers, including the consideration and approval thereof and the process undertaken in connection therewith and any D&O Claim relating thereto) or (ii) as a director, trustee or officer of any other entity or any benefit plan maintained by any Company Group Member (for which a Covered Person is or was serving at the request or for the benefit of a Company Group Member) at or prior to the Company Merger Effective Time.

(qq) “Data Security Requirements” means, collectively, all of the following to the extent relating to Processing or otherwise relating to privacy, security, or security breach notification requirements and applicable to the Company, to the conduct of the business, or to any of the Company Systems or any Company Data: (i) all applicable Laws, rules and regulations, including the California Consumer Privacy Act (CCPA) and the General Data Protection Regulation (GDPR) (EU) 2016/679); (ii) industry standards with which the Company is contractually obligated to comply or has otherwise publicly stated with which it complies (including, if applicable, the Payment Card Industry Data Security Standard (PCI DSS)); (iii) contractual obligations by which the Company is bound; and (iv) the Company’s own written rules, policies and procedures.

(rr) “Employee Plan” means any “employee benefit plan” (as defined in Section 3(3) of ERISA, whether or not subject to ERISA) and any other written or oral plan, policy, program, agreement, arrangement or Contract involving compensation or benefits, including health, welfare, or life insurance coverage, severance, disability benefits, deferred compensation, retention, change in control, transaction or other bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of fringe benefits, perquisites, incentive compensation or post-retirement or post-employment compensation or benefits and all employment, management, individual consulting, change in control, retention, severance or similar arrangements or agreements, written or otherwise, which (i) is sponsored, maintained or contributed to (or required to be contributed to) by any of the Company Group Members or any of their respective ERISA Affiliates, including for the benefit of any current or former employee, officer, director or other individual service provider of any Company Group Member, or (ii) under or with respect to which any of the Company Group Members or any of their respective ERISA Affiliates has or could reasonably be expected to have any Liability.

(ss) “Environmental Laws” means all Laws, rules, regulations, Orders, statutes, and codes promulgated or issued by any Governmental Authority relating to pollution, protection of the environment or natural resources, or public or worker health or safety, or which prohibit, regulate or control any Hazardous Material or any Hazardous Materials Activity.

(tt) “Environmental Permit” means any permit, license, variance, exemption, consent, certificate, authorization, registration, Order or other approvals issued pursuant to any Environmental Laws.

(uu) “Equity Securities” means, with respect to any Person, (i) any shares of capital or capital stock (including any ordinary shares) or other voting securities of, or other ownership interest in, such Person, (ii) any securities of such Person convertible into or exchangeable for cash or shares of capital or capital stock or other voting securities of, or other ownership interests in, such Person or any of its Subsidiaries, (iii) any warrants, calls, options or other rights to acquire from such Person, or other obligations of such Person to issue, any shares of capital or capital stock or other voting securities of, or other ownership interests in, or securities convertible into or exchangeable for shares of capital or capital stock or other voting securities of, or other ownership interests in, such Person or any of its Subsidiaries, or (iv) any restricted shares, stock appreciation rights, restricted units, performance units, contingent value rights, “phantom” stock or similar securities or rights issued by or with the approval of such Person that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital or capital stock or other voting securities of, other ownership interests in, or any business, products or assets of, such Person or any of its Subsidiaries.

(vv) “ERISA” means the Employee Retirement Income Security Act of 1974. (ww) “ERISA Affiliate” means any Person that is (or, at any relevant time, has been or would be) considered a single employer with the Company or any of its Subsidiaries under Section 414 of the Code.

(xx) “Exchange Act” means the Securities Exchange Act of 1934, as amended. (yy) “Families First Act” means the Families First Coronavirus Response Act,

as signed into law by the President of the United States on March 18, 2020.

(zz) “FCPA” means the Foreign Corrupt Practices Act of 1977.

(aaa) “GAAP” means generally accepted accounting principles, consistently applied, in the United States.

(bbb) “Governmental Authority” means any government, government- sponsored entity, governmental or regulatory entity or body, department, commission, board, agency or instrumentality, and any court, tribunal, arbitral body (public or private) or judicial body, in each case whether federal, state, county or provincial, national or supra-national, and whether local or foreign.

(ccc) “Hazardous Material” means any material, chemical, emission, substance, constituent or waste regulated, or for which Liability or standards of conduct may be imposed, under Environmental Law, or that has been designated by any Governmental Authority acting under Environmental Law to be radioactive, toxic, hazardous, corrosive, reactive, explosive, flammable, a medical or biological waste, a pollutant or otherwise a danger to health, reproduction or the environment, including petroleum or petroleum products or by-products, oil, radon gas, coal ash, urea formaldehyde foam insulation, asbestos or asbestos containing materials, polychlorinated biphenyls, per- and polyfluoroalkyl substances, toxic mold or radiation.

(ddd) “Hazardous Materials Activity” means the transportation, handling, transfer, recycling, management, storage, use, treatment, manufacture, removal, remediation, release, spill, leak, leach, migration, disposal, or exposure of Persons to, any Hazardous Material or any product or waste containing a Hazardous Material.

(eee) “Holdings” means Fathom Guarantor, LLC, a Delaware limited liability company.

(fff) “Inquiry” means an inquiry, request for discussions or negotiations or request to review non-public information that would reasonably be expected to indicate an interest in making or effecting an Acquisition Proposal or an Acquisition Transaction.

(ggg) “Intellectual Property” means all intellectual property rights anywhere in the world, including all of the following (i) patents, patent disclosures, inventions and improvements thereto (whether or not patentable or reduced to practice), and patent applications and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof (“Patents”), (ii) copyrights and copyrightable works or authorship, copyright registrations and copyright applications, “moral” rights and mask work rights (“Copyrights”), (iii) trade secrets, know-how, processes, methods, techniques, formulae, technologies, algorithms, layouts, designs, protocols, specifications, data compilations and databases, and proprietary rights in confidential information, (iv) trademarks, trade names, logos, slogans, trade dress, corporate names, and service marks, and other indicia of source, and any applications or registration of the same, and all related goodwill associated therewith (“Marks”),

(v) domain names, uniform resource locators, other names and locators associated with the Internet, and all registrations therefor, (vi) Software, (vii) industrial designs, (viii) analogous rights to those set forth above, and (ix) rights of publicity, including the right to use the name, likeness, image, signature and biographical information of any natural Person.

(hhh) “Interim Company Balance Sheet” means the consolidated balance sheet of the Company and its Subsidiaries as of September 30, 2023 set forth in the Company’s Quarterly Report on Form 10-Q filed by the Company with the SEC for the fiscal period ended September 30, 2023 thereto.

(iii)

“IRS” means the United States Internal Revenue Service or any successor

(jjj) “Knowledge” of the Company, with respect to any matter in question,

means the actual knowledge of Carey Chen, Mark Frost, Caprice Perez and Eric Zimmerman, in each case after reasonable inquiry.

(kkk) “Law” means any law (including common law), act, statute, rule, regulation, Order, constitution, treaty, convention, ordinance or code of any Governmental Authority.

(lll) “Legal Proceeding” means any claim, action, charge, complaint, suit, litigation, audit, subpoena, investigation, arbitration, inquiry or other legal action or proceeding brought by or pending before any Governmental Authority mediator or other tribunal.

(mmm)“Liabilities” means any liability, obligation or commitment of any kind, whether absolute, accrued, fixed or contingent, matured or unmatured, determined or determinable or otherwise and whether or not required to be recorded or reflected on a balance sheet prepared in accordance with GAAP.

(nnn) “Lien” means, with respect to any property or asset, any mortgage, pledge, lien, encumbrance, charge, security interest, license or other similar adverse claim of any kind in respect of such property or asset.

(ooo) “Non-U.S. Employee Plan” means any Employee Plan maintained on behalf of any current or former non-United States director, officer, employee or other individual service provider of any of the Company Group Members, in each case, excluding any plan, program, contract or arrangement required by applicable Law and maintained by a Governmental Authority.

(ppp) “NYSE” means the New York Stock Exchange.

(qqq) “OpCo Class A Units” means the units of OpCo LLC designated as the “Class A Units” in the OpCo LLC Agreement.

(rrr) “OpCo LLC Agreement” means that certain Second Amended and Restated Limited Liability Company Agreement of OpCo LLC, dated as of December 23, 2021 (and, as the context requires, as amended by the OpCo LLC Agreement Amendment), by and among the Company, the other Members (as defined therein) whose names are set forth on the Schedule of Members thereto, and CORE Industrial Partners Management LP, a Delaware limited partnership, in its capacity as the Continuing Member Representative (as defined therein).

(sss) “Open Source Software” means any Software that is licensed pursuant to:

(i) any license that is a license approved by the Open Source Initiative and listed at http://www.opensource.org/licenses, which licenses include all versions of the GNU General Public License (GPL), the GNU Lesser General Public License (LGPL), the GNU Affero GPL, the MIT license, the Eclipse Public License, the Common Public License, the CDDL, the Mozilla Public License (MPL), the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), the Sun Industry Standards License (SISL), and the Server Side Public License (SSPL); or (ii) any license to Software that is classified as “free” or “open source software” by the Open Source Foundation or the Free Software Foundation or that otherwise self-identifies as “freeware” or “open source software” and is licensed under terms comparable to licenses of any of the Software that is classified as “free” or “open source software” by the Open Source Foundation or the Free Software Foundation (as those terms are generally understood in the Software industry).

(ttt) “Order” means any judgment, decision, decree, injunction, ruling, writ, award, assessment or order, whether temporary, preliminary or permanent, of any Governmental Authority that is binding on any Person or its property under Law.

(uuu) “Permitted Lien” means any of the following: (i) Liens for Taxes, assessments and governmental charges or levies either not yet delinquent or that are being contested in good faith, by appropriate proceedings and, in each case, for which appropriate reserves have been established on the Interim Company Balance Sheet, (ii) mechanics, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s or other similar Liens incurred in the ordinary course of business consistent with past practice and securing obligations that are not overdue by more than sixty (60) days or that are being contested in good faith, by appropriate proceedings and, in each case, for which appropriate reserves have been established on the Interim Company Balance Sheet, (iii) pledges or deposits to secure obligations pursuant to workers’ compensation Laws or similar legislation, (iv) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business consistent with past practice that, in the aggregate, do not materially impair the value or the Company’s and its Subsidiaries’ use and operation of the assets to which they relate, (v) defects, imperfections or irregularities in title, easements, covenants and rights of way (unrecorded and of record) and other similar Liens, and zoning, building and other similar codes or restrictions, in each case that do not adversely affect in any material respect the current use of the applicable property owned, leased, used or held for use by the Company or any of its Subsidiaries, (vi) statutory, common law or contractual Liens (or other similar encumbrances) of landlords or Liens against the interests of the landlord or owner of any leased real property incurred in the ordinary course of business (and which are, individually or in the aggregate, not material to the Company and its Subsidiaries), unless caused by the Company or any of its Subsidiaries, (vii) non-exclusive licenses of Intellectual Property entered into in the ordinary course of business or (viii) Liens created under the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement) (other than those Liens arising from a default under the Credit Agreement).

(vvv) “Person” means any individual, corporation (including any non-profit corporation), limited liability company, joint stock company, general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, firm, Governmental Authority or other enterprise, association, organization or entity.

(www) “Personal Information” means any data or information that identifies, relates to, is reasonably capable of being associated with, or could reasonably be linked to, directly or indirectly, an identified or identifiable natural person or household, including any such information specifically defined or identified in any privacy policy, or that can be used to contact an individual or serve advertisements to an individual, or any information under applicable Law as “personal information,” “personally identifiable information,” “personal data” or a similar term.

(xxx) “Processing” means to perform any operation or set of operations upon data, whether manually or by automatic means, including, but not limited to, blocking, erasing, destroying, collecting, compiling, combining, analyzing, enhancing, enriching, recording, sorting, organizing, structuring, accessing, storing, processing, adapting, retaining, retrieving, consulting, using, transferring, aligning, transmitting, disclosing, altering, distributing, disseminating or otherwise making available such data.

(yyy) “Registered Intellectual Property” means all United States, international and foreign (i) Patents and Patent applications (including provisional applications); (ii) registered Marks and applications to register Marks (including intent-to-use applications, or other registrations or applications related to Marks); and (iii) registered Copyrights and applications for Copyright registration.

(zzz) “Representatives” means, with respect to a Person, its directors, officers, employees, financial advisors, attorneys, accountants, consultants, and other representatives and advisors.

(aaaa) “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

(bbbb) “SEC” means the United States Securities and Exchange Commission or any successor thereto.

(cccc) “Securities Act” means the Securities Act of 1933.

(dddd) “Software” means all computer software (in object code or source code format) and databases, and related documentation and materials.

(eeee) “SPAC Class A Earnout Shares” means the shares of Company Class A Common Stock issued under the SPAC Merger Agreement and subject to vesting and forfeiture based on the achievement of earnout milestones as set forth in and pursuant to Section 3.03 of the SPAC Merger Agreement.

(ffff) “SPAC Class B Earnout Shares” means the shares of Company Class B Common Stock corresponding to each SPAC Earnout Unit subject to vesting and forfeiture based on the achievement of earnout milestones as set forth in and pursuant to Section 7.01(d) of the OpCo LLC Agreement.

(gggg) “SPAC Earnout Units” means the OpCo Class A Units issued under the SPAC Merger Agreement and subject to vesting and forfeiture based on the achievement of earnout milestones as set forth in and pursuant to Section 7.01(d) of the OpCo LLC Agreement.

(hhhh) “SPAC Merger Agreement” means that certain Business Combination Agreement, dated as of July 15, 2021, by and among the Company (formerly known as Altimar Acquisition Corp. II), OpCo LLC, Rapid Merger Sub, LLC, Rapid Blocker 1 Merger Sub, LLC, Rapid Blocker 2 Merger Sub, LLC, Rapid Blocker 3 Merger Sub, LLC, CORE Fund I Blocker-5 LLC, CORE Fund I Blocker-2 LLC and SG (MCT) Blocker, LLC.

(iv)
“SPAC Sponsor” means Altimar Sponsor II LLC, a Delaware limited liability company.

(jjjj) “Sponsor Earnout Shares” means the shares of Company Class A Common Stock issued to the Sponsor and subject to vesting and forfeiture based on the achievement of earnout milestones as provided in Section 11 of the Sponsor Support Agreement.

(kkkk) “Sponsor Support Agreement” means that certain Forfeiture and Support Agreement, dated as of July 15, 2021, by and among the Company (formerly known as Altimar Acquisition Corp. II), Altimar Sponsor II, LLC, a Delaware limited liability company (the “Sponsor”), the “Individual Class B Holders” party thereto and certain other parties.

(llll) “Subsidiary” of any Person means (i) a corporation more than 50% of the combined voting power of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person; (ii) a partnership of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of such partnership; (iii) a limited liability company of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such

Person, directly or indirectly, is the managing member and has the power to direct the policies, management and affairs of such company; or (iv) any other Person (other than a corporation, partnership or limited liability company) in which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, has at least a majority ownership and the power to direct the policies, management and affairs thereof. For the avoidance of doubt, any direct or indirect Subsidiary of OpCo LLC shall be deemed Subsidiaries of the Company for purposes of this Agreement.

(mmmm) “Superior Proposal” means any bona fide written Acquisition Proposal for an Acquisition Transaction that (i) was not the result or effect of a violation of Section 5.3(a) and (ii) is on terms that the Company Board, acting upon the recommendation of the Special Committee, or the Special Committee has determined in good faith based on the information then available (after consultation with its financial advisor and outside legal counsel) would be more favorable from a financial point of view to the Company Stockholders (in their capacity as such) than the Transactions (taking into account (A) any revisions to this Agreement made or proposed in writing by Parent prior to the time of such determination in accordance with Section 5.3(a) and

(B) those factors and matters deemed relevant in good faith by the Company Board, acting upon the recommendation of the Special Committee, or the Special Committee, which factors may include the identity of the Person making the proposal and other aspects of the Acquisition Proposal, likelihood of consummation in accordance with the terms of such Acquisition Proposal, and legal, financial (including the financing terms), regulatory, timing and other aspects of such Acquisition Proposal. For purposes of the reference to an “Acquisition Proposal” in this definition,

(x) all references to “20%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%” and (y) all references to “80%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%.”

(nnnn) “Tax” or “Taxes” means any United States federal, state, local and non- United States taxes, assessments and similar governmental charges in the nature of taxes imposed, in each case, by any Governmental Authority with respect thereto (including gross receipts, income, profits, sales, use, goods, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, social security (or similar), pension, employment, severance, workers compensation excise, estimated, stamp, custom, duty, license, alternative or add-on, minimum, real property and personal property taxes, however denominated, and whether or not disputed, together with all interest, penalties, fines, and additions imposed with respect to (or in lieu of) such amounts).

(oooo) “Tax Returns” means any return, statement, report, tax filing or form (including estimated Tax returns and reports, withholding Tax returns and reports, any schedule or attachment, and information returns and reports) filed or required to be filed with respect to Taxes, and any amendments or supplements thereto.

(pppp) “Third Person” means any Person or “group” (within the meaning of Section 13(d) of the Exchange Act), other than (i) the Company or any of its controlled Affiliates or (ii) Parent, the Merger Subs, any Guarantor or any their respective Affiliates or any “group” including Parent, the Merger Subs, any Guarantor or any their respective Affiliates.

(qqqq) “TRA” means that certain Amended and Restated Tax Receivable Agreement, dated as of April 4, 2023, by and among the Company and the Majority TRA Parties (as defined therein).

(rrrr) “Transaction Litigation” means any Legal Proceeding commenced or threatened in writing against a Party or any of its Subsidiaries or Affiliates (or any of their respective directors or executive officers) or otherwise relating to, involving or affecting such Party or any of its Subsidiaries or Affiliates, in each case in connection with, arising from or otherwise relating to or regarding the Transactions, including any Legal Proceeding alleging or asserting any misrepresentation or omission in the Proxy Statement, any Other Required Company Filing or any other communications to the Company Stockholders, other than any Legal Proceedings among the Parties or their Affiliates related to this Agreement or the Equity Commitment Letter.

(ssss) “Unaffiliated Stockholders” means the holders of Company Common Stock, excluding those shares of Company Common Stock held, directly or indirectly, by or on behalf of (i) the CORE Funds, (ii) those members of the Company Board who are employees of CORE or one of its investment fund Affiliates, (iii) any person that the Company has determined to be an “officer” of the Company within the meaning of Rule 16a-1(f) of the Exchange Act and

(iv) those Persons holding Rollover Shares.

(tttt) “WARN” means the Worker Adjustment and Retraining Notification Act of 1988, or any similar Laws.

(uuuu) “Warrant Agreement” means that certain Warrant Agreement, dated as of February 4, 2021, by and between the Company (formerly known as Altimar Acquisition Corporation II) and Continental Stock Transfer & Trust Company, a New York limited purpose trust company, as warrant agent.

(vvvv) “Willful Breach” means a material breach that is a consequence of an intentional act or intentional failure to act undertaken by the breaching party with actual knowledge that such party’s act or failure to act would, or would reasonably be expected to, cause, result in or constitute a breach.

1.2
Additional Definitions. The following capitalized terms have the respective meanings given to them in the respective Sections of this Agreement set forth opposite each of the capitalized terms below:

Term Section Reference

Agreement Preamble

Agreement Date Preamble

Alternative Acquisition Agreement 5.3(a)

Applicable Termination 8.3(b)(i)

Bylaws 3.3(a)

Capitalization Date 3.5(a)

Charter 2.6(c)

Chosen Courts 9.10(a)

Term Section Reference

Class A Unit Exchange 2.1(a)

Closing 2.4

Closing Date 2.4

Company Preamble

Company Board Recommendation 3.2(d)

Company Board Recommendation Change 5.3(c)(i)

Company Breach Notice Period 8.1(e)

Company Certificate of Merger 2.3(b)

Company Disclosure Letter Article III

Company Equity Awards Capitalization Table 3.5(c)

Company In Licenses 3.13(e)

Company Intellectual Property 3.13(b)

Company IP Contracts 5.2(n)

Company IP Licenses 3.13(f)

Company Material Real Property Leases 3.11

Company Merger Recitals

Company Merger Effective Time 2.3(b)

Company Merger Sub Preamble

Company Merger Sub Stockholder Approval Recitals

Company Out Licenses 3.13(f)

Company Real Property Leases 3.11

Company Related Parties 8.3(e)(i)

Company Relationship Contracts 5.2(n)

Company SEC Reports 3.7

Company Subsidiary Documents 3.4

Company Termination Fee 8.3(b)(i)

Converted Cash Award 2.10(b)

Copyrights 1.1(ggg)

Covered Persons 6.9(a)

COVID-19 1.1(x)(vi)

COVID-19 Measures 1.1(x)(xi)

DGCL Recitals

Dissenting Shares 2.9(a)(ii)

DLLCA Recitals

DTC 2.12(c)(i)

Effect 1.1(x)

Electronic Delivery 9.13

Enforceability Limitations 3.2(c)

Enforcement Expenses 8.3(d)

Equity Commitment Letter Recitals

Equity Financing Recitals

Event Notice Period 5.3(d)(i)(A)

Exchange Fund 2.12(b)

Export Controls 3.20(c)(i)

Financing Conditions 4.9(b)

Term Section Reference

Guarantor Recitals

Import Restrictions 3.20(c)(i)

Inducement Award Agreements 1.1(ff)

Interim Period 5.1

Intervening Event 5.3(d)(i)

Labor Agreement 3.14(a)(vii)

LLC Certificate of Merger 2.3(a)

LLC Merger Recitals

LLC Merger Effective Time 2.3(a)

LLC Merger Sub Preamble

Malicious Code 3.13(n)

Marks 1.1(ggg)

Material Contract 3.14(a)

Material Customer 3.14(a)(ix)

Material Supplier 3.14(a)(x)

Maximum Premium 6.9(c)

Merger Subs Preamble

Mergers Recitals

Non-U.S. Employee Plan 3.17(h)

OpCo LLC Preamble

OpCo LLC Agreement Amendment 6.21

Option Consideration 2.10(a)

Other Required Company Filing 6.2(c)

Other Required Parent Filing 6.2(d)

Owned Company Shares 2.9(a)(iii)

Parent Preamble

Parent Breach Notice Period 8.1(g)

Parent Disclosure Letter Article IV

Parent Liability Limitation 8.3(e)(iii)

Parent Related Parties 8.3(e)(i)

Party Preamble

Patents 1.1(ggg)

Payment Agent 2.12(a)

Per Share Price 2.9(a)(ii)

Permits 3.20(a)

Proposal Notice Period 5.3(d)(ii)(C)

Proxy Statement 6.2(a)

PSU Inducement Award Agreement 1.1(aa)

Required Amounts 4.9(e)

Requisite Stockholder Approval 3.2(b)

Rollover Shares 2.1(c)

Sanctioned Person 3.20(d)(i)

Sanctions 3.20(d)(i)

Schedule 13E-3 6.2(b)

Special Committee Recitals

Term Section Reference

Sponsor 1.1(kkkk)

Subject Shares 2.12(c)(i)

Support Agreement Recitals

Surviving Corporation 2.2(b)

Surviving LLC 2.2(a)

Takeover Statute 3.26

Termination Date 8.1(c)

TRA Amendment 6.20

Transaction Legal Proceeding 9.10(a)

Transactions Recitals

Warrant Adjustment 2.10(f)

1.3
Certain Interpretations.
(a)
When a reference is made in this Agreement to an Article or a Section, such reference is to an Article or a Section of this Agreement unless otherwise indicated. When a reference is made in this Agreement to a Schedule or Exhibit, such reference is to a Schedule or Exhibit to this Agreement, as applicable, unless otherwise indicated.
(b)
When used herein, (i) the words “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; and (ii) the words “include,” “includes” and “including” will be deemed in each case to be followed by the words “without limitation.”
(c)
Unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” are not exclusive.
(d)
The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.”
(e)
When used in this Agreement, references to “$” or “Dollars” are references to U.S. dollars.
(f)
The meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning.
(g)
When reference is made to any party to this Agreement or any other agreement or document, such reference includes such party’s successors and permitted assigns. References to any Person include the successors and permitted assigns of that Person.
(h)
Unless the context otherwise requires, all references in this Agreement to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such entity.
(i)
A reference to any specific legislation or to any provision of any legislation includes any amendment to, and any modification, reenactment or successor thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued thereunder or pursuant thereto, except that, for purposes of any representations and warranties in this Agreement that are made as a specific date, references to any specific legislation will be deemed to refer to such legislation or provision (and all rules, regulations and statutory instruments issued thereunder or pursuant thereto) as of such date.
(j)
All accounting terms used herein will be interpreted, and all accounting determinations hereunder will be made, in accordance with GAAP.
(k)
The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.
(l)
The measure of a period of one month or year for purposes of this Agreement will be the date of the following month or year corresponding to the starting date. If no corresponding date exists, then the end date of such period being measured will be the next actual date of the following month or year (for example, one month following May 18 is June 18 and one month following May 31 is July 1).
(m)
The Parties agree that they have been represented by legal counsel during the negotiation and execution of this Agreement and therefore waive the application of any Law providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.
(n)
No summary of this Agreement or any Exhibit or Schedule delivered herewith prepared by or on behalf of any Party will affect the meaning or interpretation of this Agreement or such Exhibit or Schedule.
(o)
The information contained in this Agreement and in the Company Disclosure Letter is disclosed solely for purposes of this Agreement, and no information contained herein or therein will be deemed to be an admission by any Party to any third Person of any matter whatsoever, including (i) any violation of Law or breach of contract; or (ii) that such information is material or that such information is required to be referred to or disclosed under this Agreement.
(p)
The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 8.5 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely on the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the Agreement Date or as of any other date.
(q)
Documents or other information or materials will be deemed to have been “made available” by the Company if such documents, information or materials have been (i) delivered or provided to Parent or its Affiliates or their Representatives or (ii) filed or furnished to the SEC and available to view through SEC's online EDGAR system, in each case, at least one (1) Business Day prior to the execution and delivery of this Agreement.

(r)
References to any agreement or Contract are to that agreement or Contract as amended, modified or supplemented (including by waiver or consent) from time to time; provided that such amendment, modification or supplement was not made in violation of this Agreement.

ARTICLE II

THE EXCHANGES AND THE MERGERS

2.1
Exchange; Rollover.
(a)
Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date (which Closing Date shall constitute the “Change of Control Exchange Date” as defined in the OpCo LLC Agreement), immediately prior to and conditioned upon the LLC Merger Effective Time, the Company shall effect, without any action or consent of any member of OpCo LLC (other than the Company), a Class A Exchange (as defined in the OpCo LLC Agreement) of all outstanding OpCo Class A Units held by each member other than the Company (which, for the avoidance of doubt, shall not include any SPAC Earnout Units), together with the surrender for cancellation of a corresponding number of shares of Company Class B Common Stock in accordance with Section 8.05 of the OpCo LLC Agreement (the “Class A Unit Exchange”).
(b)
The Company shall, and shall cause OpCo LLC to, take such other actions as are necessary or desirable to permit and effect the Class A Units Exchange and otherwise give effect to the treatment of the OpCo Class A Units contemplated by this Section 2.1 on the Closing Date. No later than the tenth Business Day prior to the Closing Date, the Company shall cause OpCo LLC to deliver a written notice of a Pubco Approved Change of Control (as defined in the OpCo LLC Agreement) to members of OpCo LLC in accordance with Section 8.05 of the OpCo LLC Agreement (such notice shall specify that any OpCo Class A Units held by the Company or any of its wholly-owned Subsidiaries at the time of the Class A Units Exchange shall not be subject to the Class A Unit Exchange). For the avoidance of doubt, the Class A Unit Exchange shall not be effective if the Mergers are not consummated in accordance with the terms hereof.
(c)
Following the Class A Unit Exchange and immediately prior to the LLC Merger Effective Time, certain shares of Company Class A Common Stock (the “Rollover Shares”) shall be contributed, directly or indirectly, to Parent or one of its Affiliates pursuant to rollover agreements entered into between Parent (or such relevant Affiliate) and certain Company Stockholders prior to the Closing Date in the form attached hereto as Schedule 2.1(c) (the “Rollover”).
2.2
The Mergers.
(a)
Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DLLCA, following the consummation of the Class A Unit Exchange, LLC Merger Sub shall be merged with and into OpCo LLC and the separate limited liability company existence of LLC Merger Sub shall thereupon cease. OpCo LLC shall continue as the surviving company of the LLC Merger (sometimes hereinafter referred to as the “Surviving

LLC”). From and after the LLC Merger Effective Time, the LLC Merger will have the effects as set forth in this Agreement, the LLC Certificate of Merger and the applicable provisions of the DLLCA.

(b)
Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, immediately following the LLC Merger, Company Merger Sub shall be merged with and into the Company and the separate corporate existence of Company Merger Sub shall thereupon cease. The Company shall continue as the surviving corporation of the Company Merger (sometimes hereinafter referred to as the “Surviving Corporation”). From and after the Company Merger Effective Time, the Company Merger will have the effects as set forth in this Agreement, the Company Certificate of Merger and the applicable provisions of the DGCL.
2.3
The Effective Times.
(a)
Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Parent, LLC Merger Sub and OpCo LLC will cause the LLC Merger to be consummated pursuant to the DLLCA by filing a certificate of merger in customary form and substance (the “LLC Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DLLCA (the time of such filing and acceptance for record by the Secretary of State of the State of Delaware, or such later time as may be agreed in writing by Parent, the Merger Subs and the Company and specified in the LLC Certificate of Merger, being referred to herein as the “LLC Merger Effective Time”), together with any other filings or recordings required by the DLLCA.
(b)
Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, and immediately following, and not prior to, the LLC Merger Effective Time, Parent, the Merger Subs and the Company will cause the Company Merger to be consummated pursuant to the DGCL by filing a certificate of merger in customary form and substance (the “Company Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL (the time of such filing and acceptance for record by the Secretary of State of the State of Delaware, or such later time as may be agreed in writing by Parent, the Merger Subs and the Company and specified in the Company Certificate of Merger, being referred to herein as the “Company Merger Effective Time”), together with any other filings or recordings required by the DGCL.
2.4
The Closing. The consummation of the Mergers will take place at a closing (the “Closing”) to occur (a) remotely at 9:00 a m., Eastern time, on the date that is not later than two

(2) Business Days after the satisfaction or waiver (to the extent permitted hereunder) of the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions) or (b) such other time, location and date as Parent, the Merger Subs and the Company (with the prior written consent of the Special Committee) mutually agree in writing. The date on which the Closing actually occurs is referred to as the “Closing Date.”

2.5
Effect of the Mergers.
(a)
At the LLC Merger Effective Time, the effect of the LLC Merger will be as provided in this Agreement, the LLC Certificate of Merger and the applicable provisions of the DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the LLC Merger Effective Time all (i) of the property, rights, privileges, powers and franchises of OpCo LLC and LLC Merger Sub will vest in the Surviving LLC and (ii) debts, liabilities and duties of OpCo LLC and LLC Merger Sub will become the debts, liabilities and duties of the Surviving LLC.
(b)
At the Company Merger Effective Time, the effect of the Company Merger will be as provided in this Agreement, the Company Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Company Merger Effective Time all (i) of the property, rights, privileges, powers and franchises of the Company and Company Merger Sub will vest in the Surviving Corporation and

(ii) debts, liabilities and duties of the Company and Company Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.

2.6
Organizational Documents.
(a)
Certificate of Formation of the Surviving LLC. At the LLC Merger Effective Time, subject to the provisions of Section 6.9, the certificate of formation of OpCo LLC, as in effect immediately prior to the LLC Merger Effective Time, will be the certificate of formation of the Surviving LLC until thereafter amended in accordance with the applicable provisions of the DLLCA and the limited liability company agreement of the Surviving LLC.
(b)
LLC Agreement of the Surviving LLC. At the LLC Merger Effective Time, subject to the provisions of Section 6.9, the limited liability company agreement of LLC Merger Sub, as in effect immediately prior to the LLC Merger Effective Time, will become the limited liability company agreement of the Surviving LLC, except that references to LLC Merger Sub’s name shall be replaced with references to “Fathom Holdco, LLC”, until thereafter amended in accordance with the applicable provisions of the DLLCA, the certificate of formation of the Surviving LLC and such limited liability company agreement.
(c)
Certificate of Incorporation of the Company. At the Company Merger Effective Time, subject to the provisions of Section 6.9, the Amended and Restated Certificate of Incorporation of the Company (the “Charter”), as in effect immediately prior to the Company Merger Effective Time, will be amended and restated in its entirety to read in the form attached hereto as Schedule 2.6(c) and such amended and restated certificate of incorporation will be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL and such certificate of incorporation.
(d)
Bylaws. The Parties shall take all requisite action so that, at the Company Merger Effective Time, subject to the provisions of Section 6.9, the bylaws of Company Merger Sub, as in effect immediately prior to the Company Merger Effective Time, will become the bylaws of the Surviving Corporation, except that references to Company Merger Sub’s name shall be replaced with references to “Fathom Digital Manufacturing Corporation”, until thereafter amended in accordance with the applicable provisions of the DGCL, the certificate of incorporation of the Surviving Corporation and such bylaws.
2.7
Directors and Officers of the Surviving LLC and the Surviving Corporation.
(a)
Officers of the Surviving LLC. At the LLC Merger Effective Time, the officers of the Surviving LLC will be the officers of OpCo LLC as of immediately prior to the LLC Merger Effective Time, with each to hold office until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the DLLCA and the organizational documents of the Surviving LLC.
(b)
Directors of the Surviving Corporation. The Parties shall take all requisite action so that, immediately after the Company Merger Effective Time, the initial directors of the Surviving Corporation will be the directors of Company Merger Sub as of immediately prior to the Company Merger Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

(c)
Officers of the Surviving Corporation. At the Company Merger Effective Time, the initial officers of the Surviving Corporation will be the officers of the Company as of immediately prior to the Company Merger Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly appointed.
2.8
Effect on OpCo Class A Units.
(a)
At the LLC Merger Effective Time, (i) each issued and outstanding SPAC Earnout Unit will, automatically and without any action on the part of the holder thereof, be cancelled and forfeited for no consideration and (ii) each OpCo Class A Unit issued and outstanding after the Class A Unit Exchange (for the avoidance of doubt, excluding the SPAC Earnout Units) and owned by the Company will, automatically and without any action on the part of the Company, be converted into one common unit of the Surviving LLC.
(b)
All of the limited liability company interests of LLC Merger Sub issued and outstanding immediately prior to the LLC Merger Effective Time shall, as a result of the LLC Merger and without any action on the part of the holder of such interests, be converted into one common unit of the Surviving LLC.
2.9
Effect on Capital Stock.
(a)
Capital Stock. Upon the terms and subject to the conditions set forth in this Agreement, at the Company Merger Effective Time, by virtue of the Company Merger and without any action on the part of Parent, Company Merger Sub, the Company or the holders of any of the following securities, the following will occur:
(i)
each share of common stock, par value $0.01 per share, of Company Merger Sub that is outstanding as of immediately prior to the Company Merger Effective Time will be automatically cancelled and converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation, and thereupon each certificate representing ownership of such shares of common stock of Company Merger

Sub will thereafter represent ownership of shares of common stock of the Surviving Corporation;

(ii)
each share of Company Class A Common Stock that is issued and outstanding as of immediately prior to the Company Merger Effective Time (including, for the avoidance of doubt, each share of Company Class A Common Stock resulting from the exchange of OpCo Class A Units for shares of Company Class A Common Stock in accordance with the OpCo LLC Agreement and pursuant to Section 2.1 but excluding, for the avoidance of doubt, the Company Class A Earnout Shares), other than (A) shares of Company Class A Common Stock that are to be cancelled in accordance with Section 2.9(a)(iii) and (B) shares of Company Class A Common Stock that are issued and outstanding as of immediately prior to the Company Merger Effective Time and held by Company Stockholders who have not voted in favor of the adoption of this Agreement and who have properly demanded appraisal of such shares of Company Class A Common Stock in accordance with, and who have otherwise complied with, Section 262 of the DGCL (the shares of Company Class A Common Stock referred to in clause (B), “Dissenting Shares”) shall be cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to $4.75, without interest thereon, subject to any required withholding of Taxes (the “Per Share Price”), in accordance with the provisions of Section 2.11 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in accordance with the provisions of Section 2.13);
(iii)
each share of Company Class A Common Stock that, immediately prior to the Company Merger Effective Time, is (A) held by the Company as treasury stock;

(B) owned by Parent or Merger Sub or any of its Affiliates (including, for the avoidance of doubt, the Rollover Shares) or (C) owned, directly or indirectly, by the CORE Funds (collectively, the “Owned Company Shares”) will be cancelled and extinguished without any conversion thereof or consideration paid therefor;

(iv)
each outstanding Company Class A Earnout Share shall be automatically cancelled and shall cease to exist and no payment shall be made with respect thereto, and the holders thereof shall cease to have any rights with respect thereto; and
(v)
each share of Company Class B Common Stock (including, for the avoidance of doubt, the SPAC Class B Earnout Shares) shall be automatically cancelled and shall cease to exist and no payment shall be made with respect thereto, and the holders thereof shall cease to have any rights with respect thereto.
(b)
Adjustment to the Per Share Price. The Per Share Price will be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or other distribution of securities convertible into Company Class A Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other similar change with respect to the Company Common Stock, the Company Warrants, the Company Class A Earnout Shares, the SPAC Earnout Units or the Company Equity Awards occurring on or after the Agreement Date and prior to the Company Merger Effective Time; provided, that for the avoidance of doubt, no adjustment shall be made for the issuance of Company Class A Common Stock upon the Class A Units Exchange in accordance with Section 2.1 or otherwise prior to the

Company Merger Effective Time in accordance with the terms of the OpCo LLC Agreement or for the Warrant Adjustment or the other transactions involving Company Warrants pursuant to Section 2.10(f); provided, further, that nothing in this Section 2.9(b) shall be construed to permit the Company or any Subsidiary of the Company to take any action otherwise prohibited by the terms of this Agreement.

(c)
Statutory Rights of Appraisal.
(i)
Notwithstanding anything to the contrary set forth in this Agreement, all Dissenting Shares will not be converted into, or represent the right to receive, the Per Share Price pursuant to this Section 2.9. Such Company Stockholders will, in lieu thereof, be entitled to receive payment from the Surviving Corporation of the fair value of such Dissenting Shares as may be determined in accordance with the provisions of Section 262 of the DGCL subject to any required withholding of Taxes (and at the Company Merger Effective Time, such Dissenting Shares shall no longer be outstanding and shall automatically be canceled and cease to exist, and such holder shall cease to have any rights with respect thereto, except the rights set forth in Section 262 of the DGCL), except that all Dissenting Shares held by Company Stockholders who shall have failed to perfect or who shall have effectively waived, withdrawn or lost their rights to appraisal of such Dissenting Shares pursuant to Section 262 of the DGCL will thereupon be deemed to have been converted into, and to have become cancelled and exchanged for, as of the Company Merger Effective Time, the right to receive the Per Share Price, without interest thereon, subject to any required withholding of Taxes, and the rights of all such Company Stockholders to receive the rights of appraisal set forth in Section 262 of the DGCL shall cease.
(ii)
Prior to the Company Merger Effective Time, the Company will give Parent (A) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company in respect of Dissenting Shares; and (B) the opportunity and right to participate in and direct all negotiations and Legal Proceedings with respect to such demands for appraisal pursuant to the DGCL in respect of Dissenting Shares. The Company may not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or settle or offer to settle any such demands for payment in respect of Dissenting Shares.
2.10
Equity Awards; Company Warrants.
(a)
Company Options. At the Company Merger Effective Time, each Company Option that is outstanding and unexercised immediately prior to the Company Merger Effective Time (whether vested or unvested) shall, in each case, without any action on the part of Parent, the Company or the holder thereof, be cancelled, with the holder of such Company Option becoming entitled to receive, in full satisfaction of the rights of such holder with respect thereto, an amount in cash, less applicable Tax withholdings, equal to the product obtained by multiplying (i) the excess, if any, of the Per Share Price over the per share exercise price of such Company Option, by (ii) the number of shares of Company Common Stock covered by such Company Option immediately prior to the Company Merger Effective Time. The Surviving Corporation shall pay the amounts due pursuant to this Section 2.10(a) (the “Option Consideration”) as promptly as practicable following the Closing Date, but in no event later than the second (2nd) regularly scheduled payroll date following the Closing Date. Any Company Option that has a per share exercise price that is equal to or greater than the Per Share Price shall be cancelled for no consideration as of the Company Merger Effective Time.

(b)
Employee Company Restricted Stock Unit Awards. At the Company Merger Effective Time, each Company Restricted Stock Unit Award held by a Continuing Employee that is outstanding immediately prior to the Company Merger Effective Time shall, without any action on the part of Parent, the Company or the holder thereof, be cancelled and converted into the contingent right to receive, in full satisfaction of the rights of such holder with respect thereto, an amount in cash, without interest and less applicable Tax withholdings, equal to the product obtained by multiplying (i) the Per Share Price by (ii) the number of shares of Company Common Stock covered by such Company Restricted Stock Unit Award immediately prior to the Company Merger Effective Time (the “Converted Cash Award”). The Converted Cash Award shall be eligible to vest based on the same time-based vesting schedule as applied to the applicable Company Restricted Stock Unit Award from which it was converted and shall otherwise remain subject to the same terms and conditions as applied to corresponding Company Restricted Stock Unit Award immediately prior to the Company Merger Effective Time, excluding any terms rendered inoperative by reason of this Section 2.10(b) or the Transactions and for such other administrative or ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the Converted Cash Award.
(c)
Non-Employee Director Company Restricted Stock Unit Awards. At the Company Merger Effective Time, each unvested Company Restricted Stock Unit Award held by a non-employee director of the Company that is outstanding immediately prior to the Company Merger Effective Time shall, without any action on the part of Parent, the Company or the holder thereof, be forfeited and cancelled for no consideration. Notwithstanding the foregoing, to the extent that any outstanding Company Restricted Stock Unit Award granted on May 4, 2023 to a non-employee director of the Company (including, for the avoidance of doubt, such award granted to Carey Chen in his capacity as a non-employee director) remains unvested immediately prior to the Company Merger Effective Time, such award shall vest in full on the Company Merger Effective Time, with the holder of such Company Restricted Stock Unit Award becoming entitled to receive an amount in cash, less applicable Tax withholdings, equal to the product obtained by multiplying (i) the Per Share Price by (ii) the number of shares of Company Common Stock covered by such award immediately prior to the Company Merger Effective Time.
(d)
Performance Vested Company Performance Stock Unit Awards. At the Company Merger Effective Time, each Company Performance Stock Unit Award that is outstanding immediately prior to the Company Merger Effective Time and that has satisfied the applicable performance vesting criteria associated with such Company Performance Stock Unit Award (or applicable portion thereof) as of immediately prior to the Company Merger Effective Time shall, without any action on the part of Parent, the Company or the holder thereof, be cancelled and converted into the contingent right to receive, in full satisfaction of the rights of such holder with respect thereto, a Converted Cash Award with respect to an amount in cash, without interest and less applicable Tax withholdings, equal to the product obtained by multiplying (i) the Per Share Price by (ii) the number of shares of Company Common Stock covered by such

Company Performance Stock Unit Award with respect to which the applicable performance vesting criteria has been satisfied immediately prior to the Company Merger Effective Time. The Converted Cash Award shall vest based on the same time-based vesting schedule as applied to the applicable Company Performance Stock Unit Award (or applicable portion thereof) from which it was converted and shall otherwise remain subject to the same terms and conditions as applied to the corresponding Company Performance Stock Unit Award (or applicable portion thereof) immediately prior to the Company Merger Effective Time, excluding any terms rendered inoperative by reason of this Section 2.10(d) or the Transactions and for such other administrative or ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the Converted Cash Award.

(e)
Unvested Company Performance Stock Unit Awards. At the Company Merger Effective Time, each Company Performance Stock Unit Award (or applicable portion thereof) that is outstanding immediately prior to the Company Merger Effective Time and that has not satisfied the applicable performance-vesting criteria associated with such Company Performance Stock Unit Award (or applicable portion thereof) as of immediately prior to the Company Merger Effective Time shall, without any action on the part of Parent, the Company or the holder thereof, be forfeited and cancelled for no consideration.
(f)
Company Warrants. At the Company Merger Effective Time, each outstanding Company Warrant shall, in accordance with its terms, automatically and without any required action on the part of the holder thereof or any other Person, cease to represent a Company Warrant exercisable for Company Class A Common Stock and shall become a Company Warrant exercisable for the Per Share Price. If a Registered Holder (as defined in the Warrant Agreement) properly exercises a Company Warrant within thirty (30) days following the public disclosure of the consummation of the Company Merger pursuant to a Current Report on Form 8-K filed with the SEC, the Warrant Price (as defined in the Warrant Agreement) with respect to such exercise shall be reduced by an amount (in dollars) equal to the difference of (i) the Warrant Price in effect prior to such reduction minus (ii) (A) the Per Share Price (but in no event less than zero) minus

(B) the Black-Scholes Warrant Value (as defined in the Warrant Agreement) (such adjustment, the “Warrant Adjustment”).

(g)
Further Actions. The Company (including the Company Board or any committee thereof that governs or administers the outstanding Company Equity Awards or the Company Equity Plan) shall, prior to the Company Merger Effective Time, take or cause to be taken all actions necessary to effectuate the provisions of this Section 2.10 (including obtaining any required consents) and to terminate the Company Equity Plan, effective as of the Company Merger Effective Time; such that, immediately following the Company Merger Effective Time, there shall be no outstanding Company Equity Awards (whether vested or unvested).
2.11
Treatment of Employee Stock Purchase Plan. With respect to the Company ESPP, as soon as practicable following the date of this Agreement, the Company Board (or, if appropriate, the committee administering the Company ESPP) will adopt resolutions and take all other actions as may be required to provide that (i) no new participants will commence participation in the Company ESPP after the date of this Agreement; (ii) no participant in the Company ESPP as of the date of this Agreement will be allowed to increase his or her payroll contribution rate or purchase elections from those in effect as of the date of this Agreement or make separate non-

payroll contributions on or following the date of this Agreement; (iii) no new Offering Period (as defined in the Company ESPP) or Purchase Period (as defined in the Company ESPP) will commence or be extended pursuant to the Company ESPP, in each case, after the date of this Agreement; (iv) each Company ESPP participant’s accumulated contributions under the Company ESPP shall be returned to the participant without interest thereon in accordance with the terms of the Company ESPP prior to the Company Merger Effective Time; and (v) the Company ESPP will terminate, in accordance with its terms, no later than immediately prior to the Company Merger Effective Time.

2.12
Exchange of Shares.
(a)
Payment Agent. Prior to the Closing, Parent will (i) select a transfer agent or such other bank or trust company, reasonably acceptable to the Company, to act as the payment agent for the Company Merger (the “Payment Agent”) and (ii) enter into a payment agent agreement, in form and substance reasonably acceptable to the Company, with such Payment Agent.
(b)
Exchange Fund. At or prior to the Closing, Parent will deposit (or cause to be deposited) with the Payment Agent, by wire transfer of immediately available funds, an amount of cash equal to the aggregate consideration to which such holders of Company Common Stock become entitled pursuant to Section 2.9(a) (the “Exchange Fund”). To the extent that the Exchange Fund diminishes for any reason below the level required for the Payment Agent to promptly pay the cash amounts contemplated by Section 2.9(a), Parent will, or will cause the Surviving Corporation to, promptly replace or restore the amount of cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times fully available for distribution and maintained at a level sufficient for the Payment Agent to make the payments contemplated by Section 2.9(a). Any income from investment of the Exchange Fund will be payable to Parent or the Surviving Corporation, as Parent directs.
(c)
Payment Procedures.
(i)
With respect to shares of Company Class A Common Stock held, directly or indirectly, through The Depository Trust Company (“DTC”), Parent and the Company will cooperate to establish procedures with the Payment Agent, DTC, DTC’s nominees and such other necessary or desirable third-party intermediaries to ensure that the Payment Agent will transmit to DTC or its nominees as promptly as practicable after the Company Merger Effective Time, upon surrender of shares of Company Class A Common Stock (other than Dissenting Shares and Owned Company Shares) (the “Subject Shares”) held of record by DTC or its nominees in accordance with DTC’s customary surrender procedures and such other procedures as agreed by Parent, the Company, the Payment Agent, DTC, DTC’s nominees and such other necessary or desirable third-party intermediaries, the Per Share Price to which the beneficial owners thereof are entitled to receive as a result of the Company Merger pursuant to this Article II.
(ii)
Upon surrender to the Payment Agent of Subject Shares that (A) are not held through DTC, by book receipt of an “agent’s message” in customary form by the Payment Agent in connection with the surrender of Subject Shares (or such other evidence, if any, of transfer as the Payment Agent may reasonably request) and (B) are Subject Shares held, directly or indirectly, through DTC, in accordance with DTC’s customary surrender procedures and such other procedures as agreed to by the Company, Parent, the Payment Agent, DTC, DTC’s nominees and such other necessary or desirable third-party intermediaries, the holder of such Subject Shares shall be entitled to receive in exchange therefor, and Parent shall cause the Payment Agent to deliver to each such holder, as promptly as reasonably practicable after the Company Merger Effective Time, by wire transfer or a check in an amount equal to the product obtained by multiplying (1) the aggregate number of Subject Shares represented by such holder’s transferred Subject Shares; by (2) the Per Share Price (less any applicable withholding Taxes payable in respect thereof), and the transferred Subject Shares so surrendered will be cancelled. The Payment Agent will accept such Subject Shares upon compliance with such reasonable terms and conditions as the Payment Agent may impose to cause an orderly exchange thereof in accordance with normal exchange practices. No interest will be paid or accrued for the benefit of holders of the Subject Shares on the Per Share Price payable upon the surrender of such Subject Shares pursuant to this Section 2.12(c). Until so surrendered, outstanding Subject Shares will be deemed from and after the Company Merger Effective Time to evidence only the right to receive the Per Share Price, without interest thereon, payable in respect thereof pursuant to Section 2.9.

(d)
Transfers of Ownership. From and after the Company Merger Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock that were outstanding immediately prior to the Company Merger Effective Time. If, after the Company Merger Effective Time, any acceptable evidence of a share of Company Common Stock is presented to the Surviving Corporation, Parent or the Payment Agent for transfer, it shall be cancelled and exchanged for the cash amount in immediately- available funds to which the holder thereof is entitled to receive as a result of the Company Merger pursuant to this Article II.
(e)
No Liability. Notwithstanding anything to the contrary set forth in this Agreement, none of the Payment Agent, Parent, the Surviving Corporation or any other Party will be liable to a holder of shares of Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.
(f)
Distribution of Exchange Fund to Parent. Any portion of the Exchange Fund that remains undistributed to the holders of the shares of Company Common Stock on the date that is one year after the Company Merger Effective Time will be delivered to Parent upon demand, and any holders of record of shares of Company Common Stock that were issued and outstanding immediately prior to the Company Merger who have not theretofore surrendered or transferred their shares of Company Common Stock for exchange pursuant to this Section 2.12 will thereafter look for payment of the Per Share Price payable in respect of such shares of Company Common Stock solely to Parent (subject to abandoned property, escheat or similar Laws), solely as general creditors thereof, for any claim to the Per Share Price to which such holders may be entitled pursuant to Section 2.9. Any amounts remaining unclaimed by holders of record of any such shares of Company Common Stock two years after the Company Merger Effective Time, or at such earlier date as is immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Authority, will, to the extent permitted by applicable Law, become the property of the Surviving Corporation free and clear of any claims or interest of any such holders (and their successors, assigns or personal representatives) previously entitled thereto.

2.13
No Further Ownership Rights in Company Common Stock. From and after the Company Merger Effective Time, (a) all shares of Company Common Stock will no longer be outstanding and will automatically be cancelled, retired and cease to exist; and (b) each holder of any shares of Company Common Stock will cease to have any rights with respect thereto, except the right to receive the Per Share Price (less any applicable withholding Taxes payable in respect thereof) payable therefor, if applicable, in accordance with Section 2.9, or in the case of Dissenting Shares, the rights pursuant to Section 2.9(c). Upon payment in accordance with the terms of this Article II, the Per Share Price will be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock. From and after the Company Merger Effective Time, there will be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock that were issued and outstanding immediately prior to the Company Merger Effective Time, other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Company Merger Effective Time. If, after the Company Merger Effective Time, shares of Company Common Stock are presented to the Surviving Corporation for any reason, they will (subject to compliance with the exchange procedures of Section 2.12(c)) be cancelled and exchanged as provided in this Article II.
2.14
Lost, Stolen or Destroyed Certificates. In the event that any certificates have been lost, stolen or destroyed, the Payment Agent will issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof, the Per Share Price (less any applicable withholding Taxes payable in respect thereof) payable in respect thereof pursuant to Section 2.9. Parent or the Payment Agent may, in its discretion and as a condition precedent to the payment of such Per Share Price, require the owners of such lost, stolen or destroyed certificates to deliver a bond in such amount as it may direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Payment Agent with respect to the certificates alleged to have been lost, stolen or destroyed.
2.15
Required Withholding. Notwithstanding anything herein to the contrary, each of the Payment Agent, Parent, the Company and the Surviving Corporation will be entitled to deduct and withhold (or cause to be deducted and withheld) from any amounts payable pursuant to this Agreement to any holder or former holder of shares of Company Common Stock, Company Warrants or Company Equity Awards, or any other applicable Person, such amounts as are required to be deducted or withheld therefrom pursuant to any Tax Laws. To the extent that such amounts are so deducted or withheld and timely paid over to, or timely deposited with, the applicable Governmental Authority, such amounts will be treated for all purposes of this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.
2.16
No Dividends or Distributions. No dividends or other distributions with respect to capital stock of the Surviving Corporation with a record date on or after the Company Merger Effective Time will be paid to the holder of any Subject Shares.
2.17
Necessary Further Actions. If, at any time after the Company Merger Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and the Merger Subs, then the directors and officers of the Company and Company Merger Sub and the managing member of LLC Merger Sub as of immediately prior to the Company Merger Effective Time will take all such lawful and necessary action.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (i) as set forth in the disclosure letter that has been prepared by the Company and delivered by the Company to Parent and the Merger Subs in connection with the execution and delivery of this Agreement, dated as of the Agreement Date (the “Company Disclosure Letter”), which expressly identifies the Section (or, if applicable, subsection) to which such exception relates (it being understood and hereby agreed that any disclosure in the Company Disclosure Letter relating to one Section or subsection shall also apply to any other Sections and subsections if and to the extent that it is reasonably apparent on the face of such disclosure (without reference to the underlying documents referenced therein) that such disclosure also relates to such other Sections or subsections), or (ii) as set forth in any Company SEC Reports publicly available on or prior to the Agreement Date (other than in any “risk factors” or other disclosure statements included therein to the extent that they are cautionary, predictive or forward looking in nature and not statements of historical fact) it being acknowledged that nothing set forth or disclosed in any Company SEC Reports will be deemed to modify or qualify the representations and warranties set forth in Section 3.5, Section 3.6 or Section 3.10(b), the Company hereby represents and warrants to Parent and the Merger Subs as follows:

3.1
Organization and Qualification. The Company and OpCo LLC are duly incorporated or organized, respectively, validly existing, and in good standing under the Laws of the State of Delaware and have all requisite corporate or limited liability company power and authority necessary to enable each of the Company and OpCo LLC to own, lease and operate the properties it purports to own, lease or operate and to conduct its business as it is currently conducted. The Company and OpCo LLC are each duly qualified or licensed as a foreign corporation or limited liability company, as applicable, to do business, and each is in good standing, in each jurisdiction where the character or location of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except to the extent that the failure to be so qualified or licensed and in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
3.2
Authority; Approvals and Enforceability.
(a)
Authority. The Company and OpCo LLC have all requisite corporate or limited liability company power and authority to execute and deliver this Agreement, to perform their respective obligations hereunder, and subject only to the Requisite Stockholder Approval, to consummate the Mergers and the other Transactions in accordance with the terms hereof.
(b)
Requisite Stockholder Approval. Except for the affirmative vote for the adoption of this Agreement by the holders of a majority of the issued and outstanding shares of Company Common Stock entitled to vote in favor of adopting this Agreement, voting together as a single class in person or by proxy at the Company Stockholder Meeting (the “Requisite Stockholder Approval”), no other corporate proceedings on the part of the Company (other than the filing of the Company Certificate of Merger, the LLC Certificate of Merger and the other documents as required by DGCL or the DLLCA) or vote of holders of any class of the capital stock of the Company are necessary to approve or adopt this Agreement under applicable Law and to consummate the Mergers and other Transactions in accordance with the terms hereof.

(c)
Enforceability. This Agreement has been duly and validly executed and delivered by the Company and OpCo LLC, and assuming due authorization, execution and delivery by each of Parent and the Merger Subs, this Agreement constitutes a valid and binding obligation of each of the Company and OpCo LLC, enforceable against the Company and OpCo LLC in accordance with its terms, except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Law affecting creditors’ rights generally, or by general principles of equity whether considered in a proceeding at law or in equity (the “Enforceability Limitations”).
(d)
Company Approval. The Special Committee has unanimously (i) determined that this Agreement and the Transactions, are fair to, advisable, and in the best interests of, the Company and the Unaffiliated Stockholders, (ii) approved and declared advisable this Agreement and the Transactions, (iii) recommended that the Company Board approve and declare advisable this Agreement and the Transactions, and determine that this Agreement and the Transactions are fair to, advisable, and in the best interests of, the Company and the Unaffiliated Stockholders and (iv) recommended that, subject to Company Board approval, the Company Board submit this Agreement to the Company Stockholders for their adoption and recommend that the Company Stockholders vote in favor of the adoption of this Agreement. The Company Board, acting in accordance with the unanimous affirmative recommendation of the Special Committee, has unanimously: (A) determined that this Agreement and the Transactions are fair to, advisable, and in the best interests of, the Company and the Company Stockholders, including the Unaffiliated Stockholders, (B) approved and declared advisable this Agreement and the Transactions, (C) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder and the consummation of the Company Merger upon the terms and subject to the conditions set forth herein, (D) directed that the adoption of this Agreement be submitted to a vote of the Company Stockholders at the Company Stockholder Meeting and (E) resolved, subject to Section 5.3(d), to recommend that the Company Stockholders adopt this Agreement in accordance with the DGCL (the “Company Board Recommendation”), which Company Board Recommendation has not been withdrawn, rescinded or modified in any way as of the date hereof. The Company, in its capacity as the managing member of OpCo LLC, has (i) determined that the LLC Merger is fair to, advisable, and in the best interests of, OpCo LLC and its members, (ii) approved and declared advisable and in the best interests of OpCo LLC and its members this Agreement and the Transactions and (iii) approved the execution and delivery of this Agreement, the performance by OpCo LLC of its covenants and other obligations hereunder and the consummation of the LLC Merger upon the terms and subject to the conditions contained herein.
(e)
Fairness Opinion. The Company Board and the Special Committee have received the written opinion (or an oral opinion to be confirmed in writing) of the Special Committee’s financial advisor, Kroll, LLC, to the effect that, as of the date of such opinion and subject to the various limitations, matters, qualifications and assumptions set forth therein, the Per Share Price to be received by the public stockholders of the Company (other than CORE and its affiliates and the holders of the Excluded Shares (as defined in the opinion of Kroll, LLC)) in the Company Merger is fair, from a financial point of view, to such stockholders (without giving effect to any impact of the Company Merger or any part thereof on any particular stockholder other than in its capacity as a stockholder of the Company).
3.3
Required Filings and Consents;

(a)
Non-Contravention. The execution and delivery by the Company and OpCo LLC of this Agreement do not, and the performance by the Company and OpCo LLC of their respective covenants and agreements under this Agreement and the consummation by the Company and OpCo LLC of the Transactions will not, (i) assuming receipt of the Requisite Stockholder Approval, breach, conflict with or violate (1) the Charter or the Amended and Restated Bylaws of the Company (the “Bylaws”), or (2) any Company Subsidiary Documents, (ii) assuming receipt of the government approvals contemplated by Section 3.3(b), conflict with or violate any Law applicable to the Company or any of its Subsidiaries or by which its or any of their respective properties is bound or affected, (iii) require notice to or the consent of any Person under, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default), or impair the Company’s or any of its Subsidiaries’ rights or alter the rights or obligations of any third party under, or give to any third party any rights of termination, amendment, payment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets (including intangible assets) of the Company or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or its or any of their respective properties is bound or affected, or (iv) give rise to or result in any person having, or having the right to exercise, any preemptive rights, rights of first refusal, rights to acquire or similar rights with respect to any capital stock of the Company or any of its Subsidiaries or any of their respective assets or properties, except in the case of the preceding clauses (ii) through (iv), inclusive, as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b)
Requisite Governmental Approvals. The execution and delivery by the Company and OpCo LLC of this Agreement do not, and the performance by the Company and OpCo LLC of their respective covenants and agreements under this Agreement and the consummation by the Company and OpCo LLC of the Transactions (including the Mergers) will not, require any consent, approval, order, license, authorization, registration, declaration or permit of, or filing with or notification to, any Governmental Authority, except (i) the filing of the Proxy Statement and the Schedule 13E-3 with the SEC in accordance with the Exchange Act and as may be required under the Securities Act, (ii) such consents, approvals, orders, licenses, authorizations, registrations, declarations, permits, filings, and notifications as may be required under applicable United States federal and state securities Laws, (iii) the filing of the Company Certificate of Merger and the LLC Certificate of Merger or other documents as required by the DGCL or the DLLCA and such filings with Governmental Authorities as may be required to satisfy the appliable Laws of states in which the Company and OpCo LLC are qualified to do business and (iv) such other consents, approvals, orders, registrations, declarations, permits, filings and notifications which, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.4
Charter and Bylaws. The Company has made available to Parent true, correct and complete copies of the Charter and the Bylaws, along with the charter and bylaws (or equivalent organizational documents) each as amended to date, of each of its Subsidiaries that is a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X promulgated by the SEC) (the “Company Subsidiary Documents”). The Charter, Bylaws and the Company Subsidiary Documents, each as amended to date, are in full force and effect. The Company has not taken any action in breach or violation of any of the provisions of the Charter or the Bylaws, and each applicable Subsidiary is not in breach or violation of any of the material provisions of its respective Company Subsidiary Documents, except, in the case of a Subsidiary, as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
3.5
Company Capitalization.
(a)
Capital Stock. The authorized capital stock of the Company consists of 15,000,000 shares of Company Class A Common Stock, 9,000,000 shares of Company Class B Common Stock and 10,000,000 shares of Company Preferred Stock. As of the close of business on February 14, 2024 (such date, the “Capitalization Date”), (i) 3,525,433 shares of Company Class A Common Stock were issued and outstanding, (ii) 3,327,379.45 shares of Company Class B Common Stock were issued and outstanding, (iii) no shares of Company Preferred Stock were issued and outstanding, (iv) 73,852 shares of Company Class A Common Stock were reserved for issuance pursuant to outstanding Company Options, which Company Options had a per-share weighted average exercise price of $36.68, (v) 341,332 shares of Company Class A Common Stock were reserved for issuance pursuant to outstanding Company Restricted Stock Unit Awards,

(vi) 227,444 shares of Company Class A Common Stock were reserved for issuance pursuant to outstanding Company Performance Stock Unit Awards, assuming satisfaction of any performance vesting conditions at target levels, (vii) 35,282 shares of Company Class A Common Stock were reserved for issuance pursuant to the Company ESPP (including shares that may be subject to employee elections under the plan), (viii) 926,212 shares of Company Class A Common Stock were reserved for issuance pursuant to 18,524,242 outstanding Company Warrants, including 495,000 shares of Company Class A Common Stock underlying the Private Placement Private Warrants and 431,212 shares of Company Class A Common Stock underlying the Public Warrants,

(ix) 199,611.80 Company Class A Earnout Shares were issued and outstanding, (x) 6,854,172.45 OpCo Class A Units were issued and outstanding, (xi) 313,763.2 SPAC Earnout Units were issued and outstanding, which if vested, would be exchangeable for 313,763.2 shares of Class A Common Stock pursuant to the OpCo LLC Agreement, (xii) 313,763.20 SPAC Class B Earnout Shares were issued and outstanding and (xiii) no shares of Company Class A Common Stock and no shares of Company Class B Common Stock were issued and held in the treasury of the Company. Since the Capitalization Date, neither the Company nor OpCo LLC has issued any Equity Securities except for shares of Company Class A Common Stock (x) issued upon exercise of or settlement of any Company Equity Awards outstanding on the Capitalization Date and set forth in this Section 3.5(a), (y) issued in connection with a Class A Exchange (as defined in the OpCo LLC Agreement)

pursuant to the OpCo LLC Agreement or (z) issued pursuant to purchase rights outstanding as of the date hereof under the Company ESPP.

(b)
Company Equity Plan. Aside from the Company ESPP and the Inducement Award Agreements, the Company Equity Plan is the only plan adopted by the Company that provides for the issuance of equity to any current or former service provider of the Company. The Company has made available to Parent complete and accurate copies of the Company Equity Plan, the forms of all award agreements thereunder evidencing outstanding Company Equity Awards, all award agreements thereunder that materially deviate from such forms of award agreement, and the Inducement Award Agreements.
(c)
Company Equity Awards. Section 3.5(c) of the Company Disclosure Letter (the “Company Equity Awards Capitalization Table”) sets forth a complete and accurate list as of the Capitalization Date of all outstanding Company Equity Awards granted under the Company Equity Plan or otherwise, indicating, with respect to each Company Equity Award then outstanding, the grantee, the type of award granted, the number of shares of Company Common Stock subject to such Company Equity Award (at both target and maximum levels for any performance-based awards), the exercise or purchase price (if any), date of grant, vesting schedule, expiration date (if any), any performance targets or similar conditions to exercisability or settlement thereof, including the extent to which any vesting had occurred as of the Capitalization Date, and whether (and to what extent) such Company Equity Award may be entitled to accelerated vesting, exercisability or settlement in any way by the consummation of the Transactions (alone or in combination with any other event, including the termination of employment or engagement or change in position of any holder thereof following or in connection with the consummation of the Mergers) and, for any Company Option, whether such Company Option is intended to constitute an “incentive stock option” within the meaning of Section 422 of the Code. During the six (6) months prior to the Agreement Date, neither the Company nor the Company Board (or any committee or subcommittee thereof) has taken any action to accelerate the vesting or exercisability of any Company Equity Award or other equity-based or long-term incentive compensation award. With respect to each grant of a Company Equity Award, (i) each such grant was made in accordance with the terms the Company Equity Plan and applicable Law (including the rules of the New York Stock Exchange or any other applicable stock exchange and the terms of any applicable securities listing agreement) and (ii) each such grant was properly accounted for in all material respects in accordance with GAAP in the Company SEC Reports (including financial statements) and all other applicable Laws. Each Company Option has been granted with an exercise price per share equal to or greater than the per share fair market value (as such term is used in Code Section 409A and the guidance and regulations issued thereunder) of Company Common Stock underlying such Company Option on the grant date thereof.
(d)
Equity Securities of the Company Group. Except as described in Section 3.5(a) of this Agreement, other than Equity Securities of Subsidiaries that are directly or indirectly beneficially and of record solely owned by the Company, no Equity Security of the Company or any of its Subsidiaries or any security convertible or exchangeable into, exercisable for or measured by reference to such Equity Security, is issued, reserved for issuance or outstanding as of the date of this Agreement. Except as described in Section 3.5(c) of this Agreement, there are no exercisable securities, options, preemptive rights, warrants, calls, rights, commitments, agreements, arrangements or understandings of any kind to which the Company or any of its

Subsidiaries is a party, or by which the Company or any of its Subsidiaries is bound, obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional Equity Securities of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend or accelerate the vesting of or enter into any such option, warrant, call, right, commitment, agreement, arrangement or understanding. There are no stockholder agreements, voting trusts, proxies or other similar agreements, arrangements or understandings to which the Company or any of its Subsidiaries is a party, or by which it or they are bound, obligating the Company or any of its Subsidiaries with respect to any Equity Securities of the Company or any of its Subsidiaries, other than the Company Investor Rights Agreement, the SPAC Merger Agreement, the Sponsor Support Agreement and the OpCo LLC Agreement. Except as set forth in the OpCo LLC Agreement, there are no rights or obligations, contingent or otherwise (including rights of first refusal in favor of the Company), of the Company or any of its Subsidiaries, to repurchase, redeem or otherwise acquire any Equity Securities of the Company or any of its Subsidiaries or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity. Other than the Company Investor Rights Agreement and the Company Registration Rights Agreement there are no registration rights or other agreements, arrangements or understandings to which the Company or any of its Subsidiaries is a party, or by which it or they are bound, obligating the Company or any of its Subsidiaries with respect to any Equity Securities of any such Subsidiary.

(e)
Company Capital Stock. All outstanding shares of Company Common Stock are, and all shares of Company Common Stock reserved for issuance as specified in Section 3.5(a) of this Agreement would be, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Charter or the Bylaws or any agreement to which the Company is a party or otherwise bound. None of the outstanding shares of Company Common Stock have been issued in violation of any United States federal or state securities Laws or any foreign securities Laws. All of the outstanding shares of capital stock or limited liability company interests of each of the Subsidiaries of the Company are duly authorized, validly issued, fully paid and nonassessable, and all such shares or interests, as applicable (other than directors’ qualifying or similar shares in the case of foreign Subsidiaries) are owned by the Company or a Subsidiary of the Company free and clear of any and all Liens (other Permitted Liens and Liens arising under applicable securities Laws or the organizational documents of such Subsidiary). There are no accrued and unpaid dividends or distributions with respect to any outstanding shares of capital stock or limited liability company interests of the Company or any of its Subsidiaries or any Company Equity Awards.
(f)
Exchange Act. The Company Class A Common Stock constitutes the only class of Equity Securities of the Company or its Subsidiaries registered or required to be registered under the Exchange Act.
3.6
Subsidiaries. A complete and accurate list of all of the Subsidiaries of the Company, together with the jurisdiction of incorporation of each Subsidiary and the percentage of each Subsidiary’s outstanding capital stock owned by the Company or another Subsidiary or Affiliate of the Company, is set forth in Section 3.6 of the Company Disclosure Letter. Except for Equity Securities in such Subsidiaries, the Company does not own, directly or indirectly, any capital stock of, or other equity, voting or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity, voting or similar interest in, any Person. Each Subsidiary of the Company is duly organized, validly existing and in good standing under the Law of its jurisdiction of organization (to the extent such concepts exist in such jurisdictions) and has all requisite corporate or other power and authority necessary to enable it to own, lease and operate the properties it purports to own, lease or operate and to conduct its business as it is currently conducted, except to the extent that the failure to be so organized or existing or in good standing or have such power or authority would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each Subsidiary of the Company is duly qualified or licensed as a foreign entity to do business, and is in good standing, in each jurisdiction (to the extent such concepts exist in such jurisdictions) where the character or location of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except to the extent that the failure to be so qualified or licensed and in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.7
Company SEC Reports. The Company has furnished or filed, on a timely basis, and made available to Parent all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be furnished or filed by the Company with the SEC since January 1, 2022 (collectively the “Company SEC Reports”). The Company SEC Reports, including all forms, reports and documents furnished or filed by the Company with the SEC after the Agreement Date and prior to the Company Merger Effective Time (but excluding the Proxy Statement, Schedule 13E-3 or any other form, report or document furnished or filed with the SEC in connection with the Transactions), (i) were and, in the case of the Company SEC Reports furnished or filed after the Agreement Date, will be, prepared in all material respects in accordance with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations thereunder, and (ii) did not at the time they were furnished or filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), and in the case of such forms, reports and documents furnished or filed by the Company with the SEC after the date of this Agreement, will not as of the time they are furnished or filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Company SEC Reports or necessary in order to make the statements in such Company SEC Reports, in light of the circumstances under which they were and will be made, not misleading. There are no outstanding or unresolved comments in comment letters from the SEC or the staff of the SEC with respect to any of the Company SEC Reports as of the Agreement Date. To the Knowledge of the Company, none of the Company SEC Reports is the subject of ongoing SEC review, outstanding SEC comment or outstanding SEC investigation. None of the Subsidiaries of the Company are required to file any forms, reports, schedules, statements or other documents with the SEC.
3.8
Company Financial Statements; Internal Controls.
(a)
Company Financial Statements. Each of the consolidated financial statements (including, in each case, any related notes and schedules), contained in the Company SEC Reports, including any Company SEC Reports filed after the date of this Agreement, complied or will comply, as of its respective date of filing, in all material respects with all applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with GAAP (except as may be indicated in the notes thereto or as otherwise permitted by Form 10-Q with respect to any financial statements filed on Form 10-Q) applied on a consistent basis throughout the periods involved and fairly presented in all material respects or will fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that any unaudited interim financial statements are subject to normal and recurring year-end adjustments which have not been and are not expected to be material in amount, individually or in the aggregate.

(b)
Disclosure Controls and Procedures. The chief executive officer and chief financial officer of the Company have made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act since January 1, 2022, and the statements contained in any such certifications were complete and correct as of the dates thereof. The Company is in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules of the NYSE.
(c)
Internal Controls. The Company has established and maintains a system of internal accounting controls that is sufficient to provide reasonable assurance that (i) transactions are recorded in a manner that permits the preparation of financial statements in accordance with GAAP, (ii) receipts and expenditures of the Company and its Subsidiaries are being made only in accordance with appropriate authorizations of management and the Company Board, and (iii) any unauthorized acquisition, use or disposition of the assets of the Company and its Subsidiaries that would materially affect the Company’s financial statements would be prevented or detected in a timely manner.
(d)
Accounting Controls. Since January 1, 2022, to the Knowledge of the Company, neither the Company nor its independent auditors have identified (i) any significant deficiency or material weakness (as such terms are defined by the Public Company Accounting Oversight Board) in the system of internal accounting controls utilized by the Company and its Subsidiaries, (ii) any fraud, whether or not material, that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company and its Subsidiaries or (iii) any claim or allegation regarding any of the foregoing.
(e)
No Transaction with Unconsolidated Affiliate. Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, partnership agreement or any similar Contract (including any Contract relating to any transaction, arrangement or relationship between or among the Company or any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand (such as any arrangement described in Section 303(a)(4) of Regulation S-K of the SEC)) where the purpose of such arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company’s consolidated financial statements.
3.9
Undisclosed Liabilities. Except as reflected on or reserved against in the Interim Company Balance Sheet (including the notes thereto), neither the Company nor any of its

Subsidiaries has any Liabilities of a nature required to be reflected on or reserved against in a balance sheet prepared in accordance with GAAP, other than (a) Liabilities incurred since the date of the Interim Company Balance Sheet in the ordinary course of business consistent with past practice, (b) Liabilities under this Agreement, expressly permitted to be incurred under this Agreement or otherwise incurred in connection with the Transactions, and (c) Liabilities that, individually and in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

3.10
Subsequent Changes; No Material Adverse Effect.
(a)
Subsequent Changes.
(i)
Since the date of the Audited Company Balance Sheet through the Agreement Date, except for the execution and delivery of this Agreement and the discussions and negotiations related thereto, the Company has conducted its business in all material respects in the ordinary course of business consistent with past practice; and
(ii)
Since the date of the Audited Company Balance Sheet through the Agreement Date, there has not occurred any action taken by the Company or event that would have required the consent of Parent pursuant to Section 5.2 had such action or event occurred after the date of this Agreement.
(b)
No Material Adverse Effect. Since the date of the Audited Company Balance Sheet through the Agreement Date, there has not occurred any Company Material Adverse Effect.
3.11
Real Property. Section 3.11 of the Company Disclosure Letter contains a true, correct and complete list of all of the real property owned by the Company and its Subsidiaries as of the Agreement Date (the “Owned Real Property”). Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has leased, licensed or otherwise granted any Person the right to use or occupy the Owned Real Property. Section 3.11 of the Company Disclosure Letter contains a complete and accurate list of all real property leases, subleases, licenses or other material written occupancy agreements to which the Company or any of its Subsidiaries is a party (including all amendments, extensions, renewals, guaranties and other agreements with respect thereto) (collectively, the “Company Real Property Leases”), each of which is in full force and effect, except where the failure of any such individual Company Real Property Lease to be in full force and effect would not be reasonably likely to result in a Company Material Adverse Effect. The Company has made available to Parent a true and complete copy of each Company Real Property Lease. There is no default by the Company or any of its Subsidiaries under any of the Company Real Property Leases beyond any applicable notice and cure periods set forth in such Company Real Property Lease, or, to the Knowledge of the Company, defaults by any other party thereto, except such defaults as have been waived in writing or cured or such defaults that in the aggregate would not be reasonably likely to result in a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has pledged, encumbered, subleased, licensed or otherwise granted any third party the right to use or occupy any material portion of any of the Company Real Property Leases. The Company Real Property Leases

comprise all of the real property used, occupied or otherwise held by the Company. Section 3.11 of the Company Disclosure Letter lists, for each Company Real Property Leases providing for the payment of annual rent in excess of $250,000 (each, a “Company Material Real Property Lease”), (i) the address of the property to which such Company Material Real Property Lease pertains, (ii) the annual rent and (iii) the purpose of the facility to which such Company Material Real Property Lease pertains.

3.12
[RESERVED].
3.13
Intellectual Property.
(a)
Registered Intellectual Property. Section 3.13(a) of the Company Disclosure Letter contains a complete and accurate list of all of the following owned by the Company: (i) Patents and Patent applications; (ii) registered Marks and applications to register Marks; (iii) registered Copyrights and applications for Copyright registration; (iv) domain names; and (v) social media accounts. All Company Registered Intellectual Property is subsisting, valid and, to the Knowledge of the Company, enforceable.
(b)
Absence of Liens. The Company or one or more of its Subsidiaries exclusively owns and possesses all right, title and interest in and to, or has a valid and enforceable and sufficient written license to, all Intellectual Property that is used in or necessary for the operation of the Company’s business as currently conducted, free and clear of all Liens other than Permitted Liens (together with the Company Owned Intellectual Property the “Company Intellectual Property”). All material Company Owned Intellectual Property is, and immediately following the Transactions shall be, freely, transferable, licensable and alienable without the consent of, or notice or payment of any kind to any Governmental Authority or third party. Neither the Company nor any of its Subsidiaries has granted an exclusive license of any Company Owned Intellectual Property to any third party, or since January 1, 2022 transferred ownership to any third party, of any material Intellectual Property that are or were owned by the Company or a Subsidiary of the Company.
(c)
No Infringement. Neither the Company nor any of its Subsidiaries has, since January 1, 2022, in the conduct of the business of the Company and its Subsidiaries, infringed upon, violated or used without authorization or license, any Intellectual Property owned by any third Person. There is no pending or, to the Knowledge of the Company, threatened (and at no time since January 1, 2022 has there been pending or, to the Knowledge of the Company, threatened) Legal Proceeding against any Company Group Member, alleging that any activities, products or conduct of such Company Group Member’s business infringes upon, misappropriates, violates or constitutes the unauthorized use of the Intellectual Property of any third Person, or challenging the ownership, validity, or enforceability of any rights in any Company Owned Intellectual Property. The Company is not party to any settlements, covenants not to sue, consents, decrees, stipulations, judgments, or Orders resulting from Legal Proceedings, which (i) restrict any Company Group Member’s rights to use, license or transfer any material Company Owned Intellectual Property, or

(ii) compel or require the Company or any of its Subsidiaries to license or transfer any material Company Owned Intellectual Property. Since January 1, 2022, no indemnity claims have been asserted in writing or, to the Knowledge of the Company, threatened against the Company or any Subsidiary of the Company by any customer alleging that any Company Product infringes upon, misappropriates, violates or constitutes the unauthorized use of the Intellectual Property of any third Person.

(d)
No Legal Proceedings. There are no pending Legal Proceedings brought by the Company or any of its Subsidiaries against any third party with respect to any Company Owned Intellectual Property, which remain unresolved as of the Agreement Date. To the Knowledge of the Company, no third party (i) is infringing upon, misappropriating, violating, or using without authorization any Company Owned Intellectual Property, or (ii) has since January 1, 2022 infringed upon, misappropriated, violated, or used without authorization any Company Owned Intellectual Property.
(e)
Company In Licenses. Section 3.13(e) of the Company Disclosure Letter contains a complete and accurate list of all material Contracts pursuant to which a third party has licensed to the Company or any of its Subsidiaries any Intellectual Property right that is material to the business of the Company or any Company Subsidiary taken as a whole (“Company In Licenses”), other than (i) non-exclusive licenses for commercially-available “off-the-shelf” software and licenses of Open Source Software, (ii) Contracts between the Company or any Company Subsidiary and its employees, consultants and contractors entered into in the ordinary course of business, (iii) assignments granted by Company employees and contractors to the Company or any Subsidiary of the Company, (iv) non-exclusive licenses which are not the primary purpose of, or a material component of, the Contract and (v) non-disclosure agreements entered into in the ordinary course of business.
(f)
Company Out Licenses. Section 3.13(f) of the Company Disclosure Letter contains a complete and accurate list of all material Contracts pursuant to which the Company or any of its Subsidiaries has granted a third Person or Affiliate any rights or licenses to any material Company Owned Intellectual Property, other than (i) Contracts between the Company or any Company Subsidiary and its employees, consultants and contractors entered into in the ordinary course of business, (ii) non-exclusive licenses granted to customers, resellers or other business relations of the Company or any Subsidiary of the Company in the ordinary course of business,

(iii) non-exclusive licenses which are not the primary purpose of, or a material component of, the Contract and (iv) non-disclosure agreements entered into in the ordinary course of business (“Company Out Licenses,” and together with the Company In Licenses, the “Company IP Licenses”).

(g)
No Infringement of Company IP Licenses. Subject to obtaining any required consents set forth on Section 3.3(a) of the Company Disclosure Letter, the consummation of the Transactions will not result in or cause: (i) the breach by any Company Group Member of any Company IP License, (ii) the termination, impairment or restriction of any right or license granted to a Company Group Member under a Company IP License, or (iii) any Company Group Member to grant, or expand the scope of a prior grant, to a third party of any rights to any material Company Intellectual Property.
(h)
Proprietary Information. The Company and its Subsidiaries have taken commercially reasonable efforts to protect and maintain all Company Owned Intellectual Property, including to preserve the secrecy and confidentiality of their trade secrets included in the Company Owned Intellectual Property. Each current and former employee, consultant and contractor of the

Company or a Subsidiary of the Company who was or is involved in the creation or development of any material Company Owned Intellectual Property, has signed and delivered a written Contract that assigns to the Company or a Subsidiary of the Company such Company Owned Intellectual Property or the Company or a Subsidiary of the Company owns such Company Owned Intellectual Property by operation of law. To the Knowledge of the Company, no current or former employee, consultant, or independent contractor of the Company is in violation of such agreement.

(i)
Funding. No government funding, facilities of a university, college, other educational institution or research center was used in the development of any material Company Owned Intellectual Property.
(j)
Source Code. The Company possesses all source code and other documentation and materials necessary or used to compile and operate Company-owned Software and the Company has not disclosed, delivered, licensed or otherwise made available, and the Company does not have a duty or obligation (whether present, contingent or otherwise) to disclose, deliver, license or otherwise make available, any source code for any Company-owned Software to any Person.
(k)
Open Source Software. The Company and each Subsidiary is in material compliance with all obligations under any Contract pursuant to which the Company or a Subsidiary has obtained the right to use any third party Software, including Open Source Software, that is currently used in the operation of the Company’s business and in particular the Company and its Subsidiaries have purchased a sufficient number of seat licenses or other required permissions or use rights for the Company Systems. The Company and its Subsidiaries do not use and have not used any Open Source Software or any modification or derivative thereof with any Company- owned Software in a manner that would: (A) grant or purport to grant to any Person any rights to or immunities under any of the Company Owned Intellectual Property, or (B) require the Company or any Subsidiary to disclose or distribute any source code to any of the Company-owned Software or otherwise included in any Company Owned Intellectual Property (other than the Open Source Software itself), to license or provide any such source code for the purpose of making derivative works, or to make available for redistribution to any Person any such source code at no or minimal charge.
(l)
Data Security Requirements and Privacy. The Company and its Subsidiaries, and the conduct of the Company’s business are and have in the last two (2) years been in compliance with all Data Security Requirements in all material respects, and there have not been any notices of actual incidents of data security breaches, unauthorized use of or access to any of the Company Systems, or unauthorized acquisition, destruction, damage, disclosure, loss, corruption, alteration, or use of any Company Data that would require providing notice to a data subject or Governmental Authority, or other written notice received relating to non-compliance with Data Security Requirements. As of the Agreement Date, no claims have been asserted in writing or, to the Knowledge of the Company, are threatened in writing against the Company or any Subsidiary of the Company by any third party alleging a violation of any third party’s rights under Data Security Requirements. The Transactions will not result in any liabilities in connection with any non-compliance with Data Security Requirements.
(m)
Company Data. The Company: (i) owns and possesses all material right, title and interest in and to the Company Data (excluding Personal Information) free and clear of material restrictions, including all Intellectual Property rights embodied in or associated with the underlying Company Data, and (ii) has all material rights to all of the Company Data (excluding Personal Information), including the rights, directly or indirectly, to use or exploit the same in compliance with law and the Company’s privacy policy in the conduct of the Company’s business, including the rights to publish, reproduce, distribute, license, sell, and create derivative works of the Company Data, in whole or in part, anywhere in the world.
(n)
Information Technology Systems of the Company Group. The Company owns, leases, licenses, or otherwise has the legal right to use its Company Systems, and such Company Systems are sufficient for the immediate needs of the Company’s business as it is currently conducted. The Company has put commercially reasonable safeguards in place that are designed to protect (i) the confidentiality, integrity, and security of the Company Systems and (ii) the data stored therein or transmitted thereby including by implementing commercially reasonable procedures designed to prevent unauthorized access and the introduction of any virus, worm, Trojan horse or similar disabling code or program (“Malicious Code”), and the taking and storing on-site and off-site of back-up copies of critical data. There is no Malicious Code in any of the Company Systems. The Company has implemented and maintains commercially reasonable security, disaster avoidance and recovery and business continuity plans, procedures, and facilities, including by implementing systems and procedures that provide continuous monitoring and alerting of any problems, issues or vulnerabilities in the Company Systems. All such plans and procedures have been deemed effective upon testing in all material respects, and in the last twelve

(12) months, there has not been any material failure with respect to any of the Company Systems that has not been remedied or replaced in all respects.

3.14
Material Contracts.
(a)
Definition. For all purposes of and under this Agreement, a “Material Contract” shall mean:
(i)
any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC, other than those agreements and arrangements described in Item 601(b)(10)(iii)) with respect to the Company and its Subsidiaries;
(ii)
any Contract (A) containing any covenant limiting the right of the Company or any of its Subsidiaries (or, after the Closing Date, the Surviving Corporation) to engage, or to compete with any Person (other than standard employee non-solicitation restrictions), in any line of business or geographic area, (B) containing any covenant prohibiting the Company or any of its Subsidiaries (or, after the Closing Date, the Surviving Corporation) from engaging in business with any Person or levying a fine, charge or other payment for doing so, (C) pursuant to which any Person is granted most favored customer pricing, or containing any other similar pricing restrictions, or (D) containing any covenant limiting the right of the Company or any of its Subsidiaries (or, after the Closing Date, the Surviving Corporation) to enter into any reseller, referral partner or similar partner agreements with third parties;
(iii)
the Company IP Licenses;
(iv)
any Contract relating to the disposition or acquisition by the Company or any of its Subsidiaries, since January 1, 2022, of assets (including equity interests) for a purchase price in excess of $250,000;
(v)
any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts relating to the borrowing of money or extension of credit, in each case in excess of $250,000, other than (A) accounts receivables and payables, (B) loans to direct or indirect Subsidiaries, and (C) advances to employees for travel and business expenses, in each case in the ordinary course of business consistent with past practice;
(vi)
any settlement, conciliation or similar Contract (A) with any Governmental Authority or (B) pursuant to which the Company or any of its Subsidiaries will have any material outstanding obligations after the date of this Agreement;
(vii)
any collective bargaining agreement or other Contract with any labor union, organization or association, works council, or other employee representative body (each a “Labor Agreement”);
(viii)
any Contract for the employment or engagement of any former (to the extent of any ongoing Liability) or current director, officer, employee or individual independent contractor (A) providing for annual compensation in excess of $250,000 or

(B) that cannot be terminated upon thirty (30) days’ or less prior notice without further Liability to the Company or any of its Subsidiaries;

(ix)
any Contract for the sale of Company Products (including any Contract pursuant to which the Company or a customer or reseller engages in promotional activity with respect to Company Products) with any customer or reseller who, in the year ended December 31, 2023, was one of the ten (10) largest sources of revenues for the Company and its Subsidiaries, based on amounts paid or payable (each a “Material Customer”);
(x)
any Contract (excluding any purchase orders, statements of work and any other Contracts that are not master agreements and that do not contain any material terms that apply generally to transactions with the applicable manufacturer) with any vendor or supplier of the Company or any of its Subsidiaries who, in the year ended December 31, 2023, was one of the ten (10) largest sources of payment obligations for the Company and its Subsidiaries to a manufacturer, based on amounts paid or payable (each a “Material Supplier”); and
(xi)
any Contract that provides for payment obligations by the Company or any of its Subsidiaries in any twelve (12) month period following the Agreement Date of $1,000,000 or more in any individual case that is not terminable by the Company or its Subsidiaries upon notice of ninety (90) days or less without material liability to the Company or its Subsidiaries.

(b)
List of Material Contracts. Section 3.14(b) of the Company Disclosure Letter contains a complete and accurate list of all Material Contracts as of the Agreement Date (other than Contracts contemplated by clause (i) of the definition of Material Contract and which are listed in the Exhibit Index to the Company’s Annual Report on Form 10-K filed by the Company with the SEC for the fiscal year ended December 31, 2022), to or by which the Company or any of its Subsidiaries is a party or is bound, and identifies each subsection of Section 3.14(a) that describes such Material Contract.
(c)
Validity. Each Material Contract is valid and binding on the Company (or each such Subsidiary of the Company party thereto), subject to the Enforceability Limitations, and is in full force and effect, other than those Contracts that by their terms have expired or been terminated since the Agreement Date, and neither the Company nor any of its Subsidiaries party thereto, nor, to the Knowledge of the Company, any other party thereto, is in breach of, or default under, any such Material Contract, and no event has occurred that with notice or lapse of time or both would constitute such a breach or default thereunder by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any other party thereto, except for such failures to be in full force and effect and such breaches and defaults that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
3.15
Material Customers and Suppliers.
(a)
Material Customers. Section 3.15(a) of the Company Disclosure Letter lists, by dollar volume paid or payable to the Company and its Subsidiaries, for the twelve (12)- month period ended on December 31, 2023, the Material Customers, along with the amount of such dollar volume.
(b)
Material Suppliers. Section 3.15(b) of the Company Disclosure Letter lists, by dollar volume paid or payable by the Company and its Subsidiaries, for the twelve (12)-month period ended on December 31, 2023, the Material Suppliers, along with the amount of such dollar volume.
(c)
Material Customer and Supplier Relationships. No Material Supplier or Material Customer has, within the twelve (12)-month period preceding the Agreement Date, threatened in writing, or to the Knowledge of the Company, orally, to cancel, not renew, or otherwise terminate, or materially decrease its purchases or sales, as applicable, under, any Material Contract. None of the Company or any of its Subsidiaries has within the past two (2) years been engaged in any material dispute with any Material Supplier or Material Customer.

3.16
Tax Matters.

(a)
Each of the Company Group Members has prepared and timely filed (taking into account any extension of time within which to file) all U.S. federal income and other material Tax Returns required to be filed and all such filed Tax Returns are true, correct and complete in all material respects.
(b)
Each of the Company Group Members has fully and timely paid all U.S. federal income and other material Taxes that are required to be paid by it (whether or not shown on any Tax Return).

(c)
Each of the Company Group Members has timely withheld and paid to the appropriate Governmental Authority all material amounts of Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, individual independent contractor, other service providers, equity interest holder or other third party.
(d)
The unpaid Taxes of the Company Group Members (being Taxes not yet due and payable) do not exceed the reserves for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Interim Company Balance Sheet.
(e)
No material deficiencies for Taxes against any Company Group Member have been assessed in writing by any Governmental Authority that remain unpaid except for deficiencies with respect to which adequate reserves have been established in accordance with GAAP.
(f)
There are no audits, examinations, investigations or other proceedings in respect of income Taxes or other material Taxes pending or, to the Knowledge of the Company, threatened by any Governmental Authority in writing with respect to any Company Group Member.
(g)
There are no Liens for Taxes on any of the assets of any Company Group Member other than Liens for Taxes not yet due and payable or being contested in good faith and for which adequate reserves have been established on the financial statements of the Company in accordance with GAAP.
(h)
No Company Group Member has (i) consented or waived the time in which any material amount of Tax may be assessed or collected by any Governmental Authority, other than any such waivers that are no longer in effect or (ii) agreed to any extension of time for filing any Tax Return which has not been filed, other than any automatically-granted extension not requiring the consent of the applicable Governmental Authority obtained in the ordinary course of business.
(i)
No Company Group Member is or has been in the last two (2) years a “controlled corporation” or a “distributing corporation” in a transaction that was purported or intended to be governed by Section 355 or 361 of the Code (or any similar provision of state, local or non-U.S. Law).
(j)
No Company Group Member is or has been party to any “listed transaction” within the meaning of Section 6707A(c)(1) of the Code and U.S. Treasury Regulation Section 1.6011-4(b)(2).
(k)
No Company Group Member (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (ii) has any material Liability for the Taxes of any Person (other than a

Company Group Member) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or non-U.S. Law), as a transferee or successor, by Contract (other than any Contract the principal purpose of which does not relate to Taxes), or otherwise by operation of Law.

(l)
No Company Group Member is a party to any Tax allocation, Tax sharing or Tax indemnity or similar Tax agreements (other than one that is included in a Contract entered into in the ordinary course of business that is not primarily related to Taxes).
(m)
No written claims have been made in the last three (3) years by any Governmental Authority in a jurisdiction where a Company Group Member does not file Tax Returns that such Company Group Member is or may be subject to taxation by that jurisdiction, which claims have not been resolved or withdrawn.
(n)
Each Company Group Member has been at all times since formation treated as the type of entity (corporation, partnership, or disregarded entity) for United States federal tax purposes, as set forth opposite its name in Section 3.16(n) of the Company Disclosure Letter. The Company does not own any interest (directly or indirectly) in any controlled foreign corporation (as defined in Section 957 of the Code) or passive foreign investment company (as defined in Section 1297 of the Code).
(o)
No Company Group Member will be required to include any material item of income in, or exclude any material deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting, or use of an improper method of accounting, for a taxable period ending on or prior to the Closing Date, (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) executed on or prior to the Closing Date, (iii) intercompany transactions or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) generated on or prior to the Closing Date, (iv) installment sale or open transaction disposition made on or prior to the Closing Date; or (v) prepaid amount received or deferred revenue accrued on or prior to the Closing Date. No Company Group Member will be required to make any payment after the Closing Date as a result of an election under Section 965 of the Code.
(p)
Each of the Company Group Members has complied in all material respects with any escheat or unclaimed property requirements under applicable Law.
3.17
Employee Benefit Matters.
(a)
List of Employee Plans. Section 3.17(a) of the Company Disclosure Letter sets forth a complete and accurate list of all Employee Plans and indicates each such plan that is a Non-U.S. Employee Plan. None of the Company Group Members nor any of their respective ERISA Affiliates has committed to any officer, or communicated to any other employees or individuals to establish, adopt, or enter into any new Employee Plan or to modify or amend any Employee Plan (except in each case to the extent required by Law, to conform any such Employee

Plan to the requirements of any applicable Law, as previously disclosed to Parent in writing or as required by this Agreement).

(b)
Disclosure of Employee Plans. With respect to each Employee Plan, the Company has made available to Parent complete and accurate copies of the following, as applicable: (i) such Employee Plan (or a written summary of the material terms of any unwritten plan) together with all amendments, (ii) the most recent annual report (Form 5500) with schedules attached, (iii) the most recent determination, opinion, notification or advisory letter from the IRS,

(iv) each insurance contract, trust agreement, group annuity contract, administration and similar material agreements, (v) the most recent summary plan description, including any summary of material modifications thereto, and (vi) all non-routine material correspondence to or from any Governmental Authority relating to any Employee Plan since January 1, 2022.

(c)
Compliance. Except as would not reasonably be expected to result in a Company Material Adverse Effect, each Employee Plan has been established, maintained, funded, operated and administered in accordance with all applicable Law, including if applicable, ERISA and the Code, and in accordance with its terms, and each Company Group Member and its respective ERISA Affiliates have (i) met their obligations with respect to each Employee Plan and

(ii) have timely made (or timely will make) or, if not yet due, accrued in accordance with applicable Law and GAAP all required contributions, distributions or other amounts payable with respect thereto. No Company Group Member has incurred any material penalty, Tax or other Liability (whether or not assessed) under Sections 4980B, 4980D, 4980H, 6721 or 6722 of the Code.

(d)
Qualified Plans. All Employee Plans that are intended to be qualified under Section 401(a) of the Code, and all trusts that are intended to be qualified under Section 501(a) of the Code, have (i) received determination, opinion or advisory letters from the IRS to the effect that such Employee Plans are qualified and the plans and trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code and (ii) no such determination, opinion or advisory letter has been revoked and no fact, event or circumstance exists or has occurred that has adversely affected or could reasonably be expected to adversely affect such qualification or exemption. Except as would not reasonably be expected to result in a Company Material Adverse Effect, no “prohibited transaction,” within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, or any breach of fiduciary duty (as determined under ERISA), has occurred with respect to any Employee Plan.
(e)
Multiple Employer Plans. Within the last six (6) years, neither the Company Group Members nor any of their respective ERISA Affiliates has maintained, participated in or contributed to (or been obligated to contribute to), and none of them otherwise has any Liability under or with respect to (i) a “defined benefit plan” (as defined in Section 3(35) of ERISA) or a plan that is or was subject to Title IV of ERISA or Sections 412 or 430 of the Code or Section 302 of ERISA, (ii) a “multiemployer plan” (as defined in Section 3(37) or Section 4001(a)(3) of ERISA), (iii) a “multiple employer plan” (as defined in Section 413(c) of the Code), or (iv) a multiple employer welfare arrangement (within the meaning of Section 3(40) of ERISA). No Employee Plan is funded by, associated with or related to a “voluntary employees’ beneficiary association” within the meaning of Section 501(c)(9) of the Code. No Employee Plan provides health benefits that are not fully insured through an insurance contract. No Company Group

Member has any Liability by reason of at any time being considered a single employer under Section 414 of the Code with any other Person.

(f)
No Post-Termination Welfare Benefit Plan. Other than as required under COBRA for which the covered Person pays the full cost of coverage, no Company Group Member has any Liability in respect of, or obligation to provide, health, life insurance or other welfare benefits or coverage to any individual following retirement or other termination of employment, ownership or service (other than continuation coverage through the end of the month in which such termination or retirement occurs in accordance with the terms of the applicable Employee Plan).
(g)
Employee Plan Legal Proceedings. There are no Legal Proceedings or claims pending or, to the Knowledge of the Company, threatened or reasonably anticipated, with respect to any Employee Plan or the assets of any Employee Plan, other than claims for benefits in the ordinary course.
(h)
Non-U.S. Employee Plans. Without limiting the generality of the foregoing, except as would not reasonably be expected to result in a Company Material Adverse Effect, (i) each Non-U.S. Employee Plan has been established, maintained, funded, administered and operated in compliance with all applicable Laws of each applicable jurisdiction and with the terms thereof, (ii) no Non-U.S. Employee Plan is a defined benefit plan (as defined in ERISA) or has any unfunded or underfunded Liabilities, and (iii) each Non-U.S. Employee Plan that is required to be funded is funded to the extent required by applicable Law or the applicable terms of such plan or funding has been accrued for to the extent required by GAAP or other applicable accounting rules. Section 3.17(h) of the Company Disclosure Letter contains a complete and accurate list of each country in which the Company or any of its Subsidiaries or Affiliates has employees or independent contractors as of the date of the Interim Company Balance Sheet and each Non-U.S. Employee Plan.
(i)
Employment and Severance Agreements. Section 3.17(i) of the Company Disclosure Letter sets forth a complete and accurate list of (i) all employment agreements with employees of the Company or any of its Subsidiaries, other than employment offer letters that (A) are consistent in all material respects with standard form offer letters, (B) were entered into in the ordinary course of business, (C) provide for at-will employment and (D) do not provide for severance, retention, change in control, equity-based or similar payments or benefits; and (ii) all severance agreements, plans, programs and policies of the Company or any of its Subsidiaries, excluding programs and policies required to be maintained by Law.
(j)
No Additional Rights. Neither the execution and delivery of this Agreement nor the consummation of the Transactions could, either alone or in combination with another event,

(i) entitle any current or former employee, director, officer or other service provider of any Company Group Member to any payment (whether in cash or property) or benefit, (ii) increase the amount of any compensation or benefit due to any such Person, (ii) accelerate the time of distribution, payment, funding or vesting of any compensation or benefit due to any such Person,

(iii) result in any forgiveness of indebtedness of any such Person to any Company Group Member,

(iv)
trigger an obligation to fund any benefit or make a contribution under any Employee Plan or
(v)
limit or restrict the right of any Company Group Member to amend or terminate any Employee Plan.

(k)
Parachute Payments. Neither the execution and delivery of this Agreement nor the consummation of the Transactions could, either alone or in combination with another event, give rise to the payment of any amount that could, individually or together with any other amount, be characterized as an “excess parachute payment” within the meaning of Section 280G of the Code.
(l)
Gross-Ups. No Company Group Member has any actual or potential obligation to gross-up, indemnify, reimburse or otherwise make whole any Person for any Taxes, including under Section 409A or Section 4999 of the Code.
(m)
Nonqualified Deferred Compensation Plan. Each Employee Plan that constitutes in any part a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) subject to Section 409A of the Code has been documented and operated in material compliance with Section 409A of the Code.
3.18
Labor Matters.
(a)
Employment Law Compliance. Except as would not be expected to result in a Company Material Adverse Effect, the Company and each of its Subsidiaries are, and since January 1, 2022 have been, in compliance in all respects with all applicable Laws respecting labor, employment and employment practices, including all Laws respecting terms and conditions of employment, health and safety, wages and hours (including the classification of independent contractors, exempt and non-exempt employees, leased employees and other non-employee service providers), child labor, immigration (including the completion of Forms I-9 for all employees and the proper confirmation of employee visas), employment harassment, discrimination or retaliation, whistleblowing, disability rights or benefits, equal opportunity, pay transparency, restrictive covenants, plant closures and layoffs (including WARN), employee trainings and notices, affirmative action, workers’ compensation, labor relations, employee leave issues, COVID-19 and unemployment insurance. Except as would not reasonably be expected to result in a Company Material Adverse Effect, no Company Group Member has Liability for (i) any amounts required by Law or Contract to be withheld and reported with respect to wages, salaries and other payments to employees; (ii) any arrears of wages, salaries, wage premiums, commissions, bonuses, severance and termination payments, fees or other compensation to its current or former directors, officers, employees or independent contractors under applicable Law, Contract or company policy, or any fines, Taxes, interest or any penalty for failure to pay or delinquency in paying any of the foregoing; and (iii) any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice).
(b)
Organized Labor. No Company Group Member is party to, or bound by, any Labor Agreement and no employees of the Company or any of its Subsidiaries are represented by any labor union, works council, labor organization, employee representative or group of employees with respect to their employment with the Company or any of its Subsidiaries. Since January 1, 2022, (i) to the Knowledge of the Company, there have been no labor organizing activities with respect to any employees of the Company or any of its Subsidiaries, (ii) no labor union, labor organization, trade union, works council, or group of employees of the Company and/or any of its Subsidiaries has made a written demand for recognition or certification and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the Knowledge of the Company, threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority, and (iii) there have been no unfair labor practice charges, strikes, lockouts, material labor grievances, material labor arbitrations, work stoppages, slowdowns, picketing, handbilling, or other material labor disputes, or, to the Knowledge of the Company, threats thereof, against or affecting the Company or any of its Subsidiaries.

(c)
WARN Compliance. Neither the Company nor any of its Subsidiaries is currently engaged or has plans to engage in any layoffs or employment terminations sufficient in number to trigger application of WARN.
(d)
Employee and Contractor Obligations. To the Knowledge of the Company, no current or former employee or individual independent contractor of the Company or any of its Subsidiaries is in violation in any material respect of any term of any employment agreement, nondisclosure agreement, noncompetition agreement, nonsolicitation agreement, or restrictive covenant (i) owed to any third party relating to the right of such person to be employed or engaged by the Company or any of its Subsidiaries, or (ii) owed to the Company or any of its Subsidiaries.
(e)
Misconduct. The Company and its Subsidiaries have reasonably investigated all sexual harassment and other harassment, discrimination and retaliation allegations relating to their respective current or former employees or individual independent contractors in each such individual’s role as an employee or contractor of the Company or its Subsidiary, as applicable, of which the Company had Knowledge within the last three (3) years. With respect to each such allegation with potential merit, the Company and/or its Subsidiaries have taken corrective action that is reasonably calculated to prevent further improper action. The Company and its Subsidiaries do not reasonably expect any material Liabilities with respect to any such allegations and, to the Knowledge of the Company, there are no such allegations of harassment or discrimination, that, if known to the public, would bring the Company or its Subsidiaries into material disrepute.
3.19
Environmental Matters.
(a)
Hazardous Materials. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries (and any Person whose liability has been assumed or undertaken by the Company or any of its Subsidiaries) have not treated, stored, disposed of, arranged for or permitted for disposal, transported, manufactured, or distributed any Hazardous Materials, and no Hazardous Materials are present on any real property or facility that is or was owned, operated, occupied, controlled or leased by the Company or any of its Subsidiaries, in each case, in violation of or as would give rise to liability of the Company or any of its Subsidiaries under Environmental Law.
(b)
Environmental Compliance and Hazardous Materials Activities. The Company and its Subsidiaries are and since January 1, 2022 have been and have conducted all Hazardous Materials Activities in material compliance with all Environmental Laws.

(c)
Environmental Permits. The Company and its Subsidiaries are and have been in compliance in all material respects with all Environmental Permits.
(d)
No Proceedings. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor or any of its Subsidiaries has received any written notice of any actual or alleged material violation by or Liability of the Company or its Subsidiaries under Environmental Law. No Legal Proceeding is currently pending, or to the Knowledge of the Company, threatened, concerning or relating to any Environmental Permit, Environmental Law or any Hazardous Materials Activity of the Company or any of its Subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
3.20
Compliance with Laws.
(a)
Generally. The Company and its Subsidiaries are, and since January 1, 2022 have been, in compliance in all material respects with, and are not in any material respect in default under or violation of (and have not received any notice of material non-compliance, default or violation with respect to) any Law applicable to the Company or any of its Subsidiaries or by which any of their respective properties is bound.
(b)
Anti-Corruption Laws. Neither the Company nor any of its Subsidiaries (including any of their respective officers, directors, agents, employees or other Person associated with or acting on their behalf) have, directly or indirectly, taken any action in violation of Anti- Corruption Laws, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made, offered or authorized any unlawful payment to foreign or domestic government officials or employees, whether directly or indirectly, or made, offered or authorized any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment, whether directly or indirectly. Neither the Company, any of its Subsidiaries nor any other entity under their control have submitted a voluntary disclosure, conducted an internal investigation, or been informally or formally investigated, charged, or prosecuted, for conduct related to applicable Anti-Corruption Laws. The Company has established sufficient internal controls and procedures to ensure compliance with applicable Anti-Corruption Laws, accurately accounted for all payments to third parties, disclosed all payments or provisions to foreign officials (as defined by the FCPA), and made available all of such documentation to Parent.
(c)
Export Control Laws.
(i)
The Company and each of its Subsidiaries (including any of their respective officers, directors, agents, employees or other Person associated with or acting on their behalf) have complied with: (A) all applicable export and re-export control Laws (“Export Controls”) including the Export Administration Regulations maintained by the

U.S. Department of Commerce, the International Traffic in Arms Regulations, and any applicable anti-boycott compliance regulations, and (B) all applicable transfer or import

Laws (“Import Restrictions”), including those administered by U.S. Customs and Border Protection.

(ii)
Neither the Company, any of its Subsidiaries nor any other entity under their control have submitted a voluntary disclosure, conducted an internal investigation, or been informally or formally investigated, charged, or prosecuted, for conduct related to applicable Export Controls or Import Restrictions.
(d)
Economic Sanctions.
(i)
Neither the Company nor any of its Subsidiaries (including any of their respective officers, directors, agents, employees or other Person associated with or acting on their behalf) (A) has been or is a Person that is (1) listed on any list of designated or blocked persons related to trade, economic and financial sanctions Laws, regulations, embargoes, and restrictive measures, including those administered, enacted or enforced by the United States (including the Department of Treasury, Office of Foreign Assets Control), the European Union and enforced by its member states, the United Nations or His Majesty’s Treasury (collectively, “Sanctions”); (2) a Governmental Authority of, resident in, or organized under the Laws of a country or territory that is the target of comprehensive Sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, Syria, and the so-called Republic of Donetsk, Luhansk, Crimea, Sevastopol, Kherson, and Zaporizhzhya (regions of Ukraine)); or (3) in the aggregate, 50% or greater owned, directly or indirectly, or otherwise controlled by any of the foregoing (collectively, a “Sanctioned Person”), or (B) has (acting for or on behalf of the Company or any its Subsidiaries) transacted business with or for the benefit of a Sanctioned Person or otherwise violated applicable Sanctions.
(ii)
Neither the Company, any of its Subsidiaries nor any other entity under their control have submitted a voluntary disclosure, conducted an internal investigation, or been informally or formally investigated, charged, or prosecuted, for conduct related to applicable Sanctions.
3.21
Permits. The Company and its Subsidiaries hold all permits, licenses, easements, variances, exemptions, consents, certificates, authorizations, registrations, orders and other approvals from Governmental Authorities necessary for the operation of the business of the Company Group taken as a whole as currently conducted (collectively, the “Permits”), except where the failure to hold the same would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Permits are in full force and effect, and the Company is not in violation thereof, except as would not, in individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, no suspension, revocation or cancellation of the Permits has been threatened, and there is no Legal Proceeding pending or, to the Knowledge of the Company, threatened, seeking the suspension, revocation or cancellation of any Permits.
3.22
Legal Proceedings and Orders.
(a)
Legal Proceedings. Except as set forth on Section 3.22 of the Company Disclosure Letter, there are no, and since January 1, 2022 there have not been, material Legal Proceedings (other than arising from or relating to the Mergers or any of the other Transactions),

(a)
pending by or against the Company or any of its Subsidiaries or any of their respective properties or assets, or (b) to the Knowledge of the Company, threatened in writing by or against the Company or any of its Subsidiaries.
(b)
Orders. Neither the Company nor any Subsidiary of the Company is subject to any outstanding Order that would reasonably be expected to prevent or materially delay the consummation of the Transactions. There has not been nor are there currently any internal investigations or inquiries being conducted by the Company, the Company Board (or any committee thereof) or any third party at the request of any of the foregoing concerning any financial, accounting, conflict of interest, self-dealing, fraudulent or deceptive conduct or other misfeasance or malfeasance issues.
3.23
Insurance. The fire and casualty, general liability, business interruption, product liability and other forms of insurance maintained by the Company and its Subsidiaries are in a form and amount customary for a Person conducting a business similar to that of the Company Group. Each such policy is in full force and effect (subject to the Enforceability Limitations) and all premiums due thereon have been paid in full.
3.24
Products.
(a)
Since January 1, 2022, the Company has not received any written notice or, to the Knowledge of the Company, other communication from any Governmental Authority or other Third Person of any actual or possible violation of any Applicable Law governing product recalls, product safety, product defects, or the content of product materials or packaging and labeling of products that would be material to the Company and its Subsidiaries taken as a whole.
(b)
There are, and since January 1, 2022 there have been, no Legal Proceedings (including the disposition thereof) against the Company or any of its Subsidiaries, and which involve personal injury or are otherwise material to the Company and its Subsidiaries, taken as a whole, relating to, or otherwise involving, alleged defects in the Company Products, or the failure of any such Company Products to meet specifications, except such Legal Proceedings as have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(c)
The Company has not, since January 1, 2022, voluntarily or involuntarily initiated, conducted or issued, or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement relating to an alleged lack of safety or regulatory compliance of any of the Company Products which would be material to the Company and its Subsidiaries taken as a whole.
3.25
Product Returns. There are no arrangements between the Company and any of its customers and end-users that permit such customers and end-users to return any unsold Company

Products to the Company, except such arrangements as have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.26
Product Defects and Warranties. Since January 1, 2022, all Company Products that are sold and currently supported by the Company or any of its Subsidiaries have been provided in conformity with the Company’s and its Subsidiaries’ applicable contractual commitments, warranties and specifications, except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.
3.27
Takeover Statutes. No “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statute or regulation (each, a “Takeover Statute”) or any anti-takeover provision in the Charter or Bylaws is applicable to this Agreement, the Mergers or any other Transactions. There is no stockholder rights plan or “poison pill” antitakeover plan in effect to which the Company or any of its Subsidiaries is subject, party to or otherwise bound. The Special Committee and the Company Board has adopted such resolutions and taken all action so that Parent will not be prohibited from entering into or consummating a “Business Combination” with the Company as an “Interested Stockholder” (in each case as such term is defined in the Charter) as a result of the execution of this Agreement or the consummation of the Transactions in the manner contemplated hereby.
3.28
Brokers, Finders and Financial Advisors. Except for the fees set forth on Section

3.28 of the Company Disclosure Letter, no broker, finder, investment banker or other Person engaged by or on behalf of the Company or any of its Subsidiaries is entitled to any brokerage, finder’s or other similar fee or commission in connection with the Transactions. Prior to the execution of this Agreement, the Company has made available to Parent a complete and accurate copy of all agreements between the Company and any Person pursuant to such Person would be entitled to any such payment.

3.29
Exclusivity of Representations and Warranties; Investigation.
(a)
No Other Representations and Warranties. The Company, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article IV or in any closing certificate delivered pursuant to Section 7.3(c):
(i)
none of Parent, the Merger Subs or any other Person makes, or has made, any representation or warranty relating to Parent, the Merger Subs or any of their businesses, operations or otherwise in connection with this Agreement or the Mergers;
(ii)
no Person has been authorized by Parent, the Merger Subs or any of their respective Affiliates or Representatives to make any representation or warranty relating to Parent or the Merger Subs or any of its businesses or operations or otherwise in connection with this Agreement or the Mergers, and if made, such representation or warranty must not be relied upon by the Company or any of its Affiliates or Representatives as having been authorized by Parent, the Merger Subs or any of their respective Affiliates or Representatives (or any other Person); and
(iii)
the representations and warranties made by Parent and the Merger Subs in this Agreement are in lieu of and are exclusive of all other representations and warranties, including any express or implied or as to merchantability or fitness for a particular purpose, and the Company hereby disclaims any other or implied representations or warranties, notwithstanding the delivery or disclosure to the Company or its Subsidiaries or any of their respective Affiliates or Representatives of any documentation or other information (including any financial information, supplemental data or financial projections or other forward-looking statements).
(b)
No Reliance. The Company, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article IV and in any closing certificate delivered pursuant to Section 7.3(c), it is not acting (including, as applicable, by entering into this Agreement or consummating the Mergers) in reliance on:
(i)
any representation or warranty, express or implied;
(ii)
any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to the Company or any of its Affiliates or Representatives; or
(iii)
the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND THE MERGER SUBS

Except as set forth in the disclosure letter delivered by Parent and the Merger Subs to the Company on the Agreement Date (the “Parent Disclosure Letter”), which expressly identifies the Section (or, if applicable, subsection) to which such exception relates (it being understood and hereby agreed that any disclosure in such disclosure letter relating to one Section or subsection shall also apply to any other Sections and subsections if and to the extent that it is reasonably apparent on the face of such disclosure (without reference to the underlying documents referenced therein) that such disclosure also relates to such other Sections or subsections), Parent and the Merger Subs hereby represent and warrant to the Company as follows:

4.1
Organization and Qualification. Each of Parent and the Merger Subs is duly organized, validly existing and in good standing pursuant to the Laws of its jurisdiction of organization and has all requisite corporate power and authority necessary to enable the each to own, lease and operate the properties it purports to own, lease or operate and to conduct its business as it is currently conducted. None of Parent or any of the Merger Subs is in violation of its organizational documents.
4.2
Authority; Approvals and Enforceability.
(a)
Authority. Each of Parent, Company Merger Sub and LLC Merger Sub has all requisite corporate or limited liability company (as applicable) power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Mergers and the other Transactions in accordance with the terms hereof.

(b)
Approval. The execution and delivery of this Agreement by each of Parent, Company Merger Sub and LLC Merger Sub, and the performance by each of Parent, Company Merger Sub and LLC Merger Sub of its obligations hereunder, and the consummation of the Mergers and the other Transactions, has been authorized by all necessary action on the part of each of Parent, Company Merger Sub and LLC Merger Sub and, except for filing the Company Certificate of Merger pursuant to the DGCL and the LLC Certificate of Merger pursuant to the DLLCA and obtaining the Company Merger Sub Stockholder Approval (which approval shall be provided by the written consent of Parent as promptly as practicable following the execution of this Agreement), no additional actions on the part of Parent or the Merger Subs are necessary to authorize (i) the execution and delivery of this Agreement by each of Parent, Company Merger Sub and LLC Merger Sub; (ii) the performance by each of Parent, Company Merger Sub and LLC Merger Sub of its respective covenants and obligations hereunder; or (iii) the consummation of the Mergers.
(c)
Enforceability. This Agreement has been duly executed and delivered by each of Parent and the Merger Subs and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent, Company Merger Sub and LLC Merger Sub, enforceable against each of Parent, Company Merger Sub and LLC Merger Sub in accordance with its terms, subject to the Enforceability Limitations.
4.3
Required Filings and Consents.
(a)
Non-Contravention. The execution and delivery by each of Parent and the Merger Subs of this Agreement do not, and the performance by each of Parent and the Merger Subs of their respective covenants and agreements under this Agreement and the consummation by each of Parent, Company Merger Sub and LLC Merger Sub of the Transactions will not, (i) breach, conflict with or violate any provision of the certificate of incorporation, bylaws or other similar organizational documents of Parent or the Merger Subs, (ii) assuming receipt of the government approvals contemplated by Section 4.3(b), conflict with or violate any Laws applicable to Parent or the Merger Subs or by which any of their respective properties or assets are bound, (iii) require notice to or the consent of any Person under, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default), or impair Parent or the Merger Subs’ rights or alter the rights or obligations of any third party under, or give to any third party any rights of termination, amendment, payment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets (including intangible assets) of Parent or the Merger Subs pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or the Merger Subs is a party or by which the Parent or the Merger Subs or by which Parent, the Merger Subs or any of their respective properties is bound or affected, except in the case of the preceding clauses

(ii) and (iii), as would not, individually or in the aggregate, reasonably be expected to prevent or materially impair, interfere with, hinder or delay the ability of Parent or the Merger Subs to perform their respective obligations under, or to consummate the Transactions contemplated by, this Agreement.

(b)
Requisite Governmental Approvals. The execution and delivery by each of Parent and the Merger Subs of this Agreement do not, and the performance by each of Parent, Company Merger Sub and LLC Merger Sub of its respective covenants and agreements under this Agreement and the consummation by each of Parent, Company Merger Sub and LLC Merger Sub of the Transactions (including the Mergers) will not, require any consent, approval, order, license, authorization, registration, declaration or permit of, or filing with or notification to, any Governmental Authority, except (i) the filing of the Proxy Statement and the Schedule 13E-3 with the SEC in accordance with the Exchange Act and as may be required under the Securities Act,

(ii) such consents, approvals, orders, licenses, authorizations, registrations, declarations, permits, filings, and notifications as may be required under applicable United States federal and state securities Laws, (iii) the filing of the Company Certificate of Merger, the LLC Certificate of Merger or other documents as required by the DGCL or the DLLCA, as applicable and (iv) such other consents, approvals, orders, registrations, declarations, permits, filings and notifications, the failure of which to obtain would not, individually or in the aggregate, reasonably be expected to prevent or materially impair, interfere with, hinder or delay the ability of Parent or the Merger Subs to perform their respective obligations under, or to consummate the transactions contemplated by, this Agreement.

4.4
Organizational Documents. Parent has made available to the Company true, correct and complete copies of the certificate of incorporation, bylaws and other similar organizational documents of Parent and the Merger Subs, each as amended to date. Such documents, each as amended to date, are in full force and effect, and neither Parent nor the Merger Subs is in violation of its certificate of incorporation, bylaws or other similar organizational document.
4.5
Legal Proceedings; Orders; Disclosure.
(a)
Legal Proceedings. There are no material Legal Proceedings (i) pending against Parent or the Merger Subs or any of their respective properties or assets, or (ii) to the knowledge of Parent, threatened against Parent or the Merger Subs, or any of their respective properties or assets, in each case, that would, individually or in the aggregate, reasonably be expected to prevent or materially impair, interfere with, hinder or delay the ability of Parent or the Merger Subs to perform their respective obligations under, or to consummate the transactions contemplated by, this Agreement.
(b)
Orders. Neither Parent nor the Merger Subs is subject to any outstanding Order that would, individually or in the aggregate, reasonably be expected to prevent or materially impair, interfere with, hinder or delay the ability of Parent or the Merger Subs to perform their respective obligations under, or to consummate the transactions contemplated by, this Agreement. There has not been nor are there currently any internal investigations or inquiries being conducted by Parent or the Merger Subs or any third party at the request of any of the foregoing concerning any financial, accounting, conflict of interest, self-dealing, fraudulent or deceptive conduct or other misfeasance or malfeasance issues.
4.6
Brokers, Finders and Financial Advisors. No broker, finder or investment banker or other Person engaged by or on behalf of Parent or the Merger Subs is entitled to any brokerage, finder’s or other similar fee or commission in connection with the Transactions.
4.7
Operations of Parent and the Merger Subs. Each of Parent, Company Merger Sub and LLC Merger Sub has been formed solely for the purpose of engaging in the Mergers, and,

prior to the Company Merger Effective Time, neither Parent, Company Merger Sub nor LLC Merger Sub will have engaged in any other business activities and will have incurred no liabilities or obligations other than as contemplated by the Equity Commitment Letter or any agreements or arrangements entered into in connection with the Equity Financing and this Agreement. Parent owns beneficially and of record all of the outstanding capital stock and other equity and voting interest in, Company Merger Sub free and clear of all Liens. Company Merger Sub owns beneficially and of record all of the outstanding limited liability company interests and other equity and voting interest in, LLC Merger Sub free and clear of all Liens.
4.8
No Parent Vote or Approval Required. No vote or consent of the holders of any capital stock of, or other equity or voting interest in, Parent is necessary to approve this Agreement and the Mergers. The vote or consent of Parent, as the sole stockholder of Company Merger Sub, is the only vote or consent of the capital stock of, or other equity interest in, Company Merger Sub necessary to approve this Agreement and the Company Merger. The consent of Company Merger Sub, as the managing member of LLC Merger Sub, is the only vote or consent of the equity holders of LLC Merger Sub necessary to approve this Agreement and the LLC Merger.
4.9
Financing.
(a)
Equity Commitment Letter. As of the Agreement Date, Parent has delivered to the Company a true, correct and complete copy of the fully executed Equity Commitment Letter. The Equity Commitment Letter provides that the Company is an express third party beneficiary thereof on the terms and conditions set forth therein.
(b)
Validity. As of the Agreement Date, the Equity Commitment Letter (in the form delivered by Parent to the Company) is in full force and effect and constitutes the valid, binding and enforceable obligation of Parent and the Guarantor, enforceable in accordance with its terms (subject to the Enforceability Limitations). As of the Agreement Date, there are no conditions precedent related to the funding of the full amount of the Equity Financing contemplated by the Equity Commitment Letter, other than the conditions precedent expressly set forth in the Equity Commitment Letter (such conditions precedent, the “Financing Conditions”). As of the Agreement Date and assuming satisfaction of the conditions set forth in Section 7.1 and Section 7.2, Parent has no reason to believe that (i) any of the Financing Conditions will not be satisfied on or prior to the Closing Date or (ii) the full amount of the Equity Financing contemplated by the Equity Commitment Letter will not be available to Parent on the Closing Date. As of the Agreement Date, Parent and the Guarantor are not in default or breach under the terms and conditions of the Equity Commitment Letter, and, to the knowledge of Parent, no event has occurred that, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach under the terms and conditions of the Equity Commitment Letter and result in a failure to satisfy a Financing Condition, in each case on the part of the Parent or the Guarantor, as applicable. As of the Agreement Date, Parent has no reason to believe that it will be unable to satisfy on a timely basis the Financing Conditions to be satisfied by it. As of the date hereof, Parent and the Merger Subs have fully paid, or caused to be fully paid, all commitment or other fees that are due and payable on or prior to the date hereof, in each case pursuant to and in accordance with the terms of the Equity Commitment Letter.
(c)
No Amendments. As of the Agreement Date, (i) the Equity Commitment Letter in the form delivered to the Company has not been amended or modified in any manner and no such amendment or modification is contemplated, and (ii) the commitments contained therein have not been terminated, reduced, withdrawn or rescinded in any respect and no such termination, reduction, withdrawal or rescission is contemplated.
(d)
No Other Arrangements. As of the Agreement Date, there are no side letters or other Contracts relating to the funding of the Equity Financing to which Parent or any of its Affiliates is a party that would reasonably be expected to adversely affect the conditionality, availability or amount of, the Equity Financing. As of the Agreement Date, except as contemplated by this Agreement, including the Rollover, none of Parent, the Merger Subs or any of their respective Affiliates has entered into any Contract pursuant to which any holder of any shares of Company Common Stock issued and outstanding immediately prior to the Company Merger Effective Time would be entitled to receive consideration of a different amount or nature than as set forth in this Agreement. As of the date of this Agreement, there are no Contracts between Parent, the Merger Subs, the Guarantor or any of their respective Affiliates, on the one hand, and any of the Company’s directors, officers, employees or Affiliates, on the other hand, the subject of which relates to the Transactions, including the Mergers.
(e)
Sufficiency of Financing. The net proceeds of the Equity Financing, when funded in accordance with the Equity Commitment Letter and assuming satisfaction of the conditions contained in Sections 7.1 and 7.2, will provide Parent on and as of the Closing Date with sufficient available funds, together with cash or cash equivalents held by Parent, to make payment of (i) the aggregate cash consideration to which the holders of Company Common Stock, Company Equity Awards and Company Warrants may become entitled to pursuant to this Agreement, any other amount required to be paid by Parent or the Merger Subs in connection with the consummation of the Transactions (including any fees and expenses payable by Parent or a Merger Sub pursuant to this Agreement), and all out-of-pocket legal, investment bank and other third party advisory fees and expenses, and other fees and expenses, of the Company and its Subsidiaries required to be paid at the Closing by the Company or its Subsidiaries in connection with the Mergers, including (A) the premium for the tail insurance policy to be acquired by the Company pursuant to Section 6.9(c) and (B) the fees and expenses owed to the Special Committee (as the same were communicated to Parent in writing by the Company prior to the date hereof) (the amounts referred to in this clause (i), collectively, the “Required Amounts”) and (ii) the Debt Paydown Payment (as defined in the Equity Commitment Letter). Guarantor has uncalled capital commitments or otherwise has available funds in excess of the sum of the aggregate amount of the Commitments (as defined in the Equity Commitment Letter) plus the aggregate amount of all other binding commitments and obligations such Guarantor currently has outstanding. For the avoidance of doubt, in no event shall the receipt or availability of any funds or financing by or to Parent or any Affiliate of Parent be a condition to any of Parent’s or the Merger Subs’ obligations hereunder.
4.10
Solvency. As of the Company Merger Effective Time and immediately after giving effect to the Mergers (including the payment of the Required Amounts and Debt Paydown Payment), assuming (a) the accuracy of the representations and warranties set forth in Article III,

(b) compliance and performance by the Company with its covenants and agreements hereunder and (c) the most recent financial forecasts for the Company made available to Parent have been prepared in good faith based on upon assumptions that were and continue to be reasonable, (i) the amount of the “fair saleable value” of the present assets (measured on a going concern basis) of Parent and its Subsidiaries, taken as a whole, will not be less than the amount that will be required to pay the probable liabilities (including contingent liabilities) of Parent and its Subsidiaries, taken as a whole, as such liabilities become absolute and matured in the ordinary course of business; (ii) the present assets of Parent and its Subsidiaries, taken as a whole, at a fair valuation (measured on a going concern basis), will not be less than their liabilities (including the probable amount of all contingent liabilities), taken as a whole; (iii) the Parent and its Subsidiaries, taken as a whole, will not have an unreasonably small amount of capital for the operation of the businesses in which they are engaged or proposed to be engaged as of such date; and (iv) Parent and its Subsidiaries, taken as a whole, will not have incurred liabilities, including contingent and other liabilities, beyond their ability to pay such liabilities as they mature or become due in the ordinary course of business. For purposes of this Section 4.10, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.

4.11
Exclusivity of Representations and Warranties; Investigation.
(a)
No Other Representations and Warranties. Each of Parent and the Merger Subs, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III or in any closing certificate delivered pursuant to Section 7.2(f):
(i)
none of the Company, its Subsidiaries or any other Person makes, or has made, any representation or warranty relating to the Company, its Subsidiaries or any of their businesses, operations or otherwise in connection with this Agreement or the Mergers;
(ii)
no Person has been authorized by the Company Group or any of its Affiliates or Representatives to make any representation or warranty relating to the Company Group or any of its businesses or operations or otherwise in connection with this Agreement or the Merger, and if made, such representation or warranty must not be relied upon by Parent, the Merger Subs or any of their respective Affiliates or Representatives as having been authorized by the Company Group or any of its Affiliates or Representatives (or any other Person); and
(iii)
the representations and warranties made by the Company in this Agreement are in lieu of and are exclusive of all other representations and warranties, including any express or implied or as to merchantability or fitness for a particular purpose, and Parent and each Merger Sub hereby disclaims any other or implied representations or warranties, notwithstanding the delivery or disclosure to Parent, the Merger Subs or any of their respective Affiliates or Representatives of any documentation or other information (including any financial information, supplemental data or financial projections or other forward-looking statements).
(b)
No Reliance. Each of Parent and the Merger Subs, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III and in any closing certificate delivered pursuant to Section 7.2(f), it is not acting (including, as applicable, by entering into this Agreement or consummating the Mergers) in reliance on:

(i)
any representation or warranty, express or implied;
(ii)
any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to Parent, the Merger Subs or any of their respective Affiliates or Representatives, including any materials or information made available in the electronic data room hosted by or on behalf of the Company in connection with the Mergers, in connection with presentations by the Company’s management or in any other forum or setting; or
(iii)
the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information.

ARTICLE V INTERIM OPERATIONS

5.1
Affirmative Obligations. Except (a) as expressly contemplated by this Agreement;

(b) as set forth in Section 5.1 of the Company Disclosure Letter; (c) as required by applicable Law;

(d) for any reasonable actions taken in good faith to respond to COVID-19 Measures; or (e) as approved in writing in advance by Parent (which approval shall not be unreasonably withheld, conditioned or delayed), at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Company Merger Effective Time (the “Interim Period”), the Company will, and will cause each of its Subsidiaries to (i) use its reasonable best efforts to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, (ii) use its commercially reasonable efforts to pay all fees owed to the members of the Special Committee and any fees and expenses of Vedder Price, P.C., Potter Anderson & Corroon LLP and Kroll, LLC, in their respective capacities as advisors to the Special Committee, and Winston & Strawn LLP (as counsel to the Company), in each case as and when they become due and (iii) use its commercially reasonable efforts to (A) preserve intact in all material respects its present business, (B) keep available the services of its present officers and employees and (C) preserve in all material respects its relationships with customers, suppliers, distributors, licensors, licensees and other Persons with which it has significant business dealings; provided, that no action taken by the Company or any of its Subsidiaries with respect to matters explicitly permitted by an exception to any of Section 5.2(a) through (w) shall be deemed a breach of this Section 5.1.

5.2
Forbearance Covenants of the Company. Except (i) as set forth in Section 5.1 of the Company Disclosure Letter or Section 5.2 of the Company Disclosure Letter; (ii) as approved in writing in advance by Parent (which approval shall not be unreasonably withheld, conditioned or delayed); (iii) as required by applicable Law; or (iv) as expressly contemplated by the terms of this Agreement, at all times during the Interim Period, the Company will not, and will cause each of its Subsidiaries not to:
(a)
propose to adopt any amendments to or amend the Charter, the Bylaws or any other similar organizational document of any Company Group Member (other than the amendment of the OpCo LLC Agreement contemplated by Section 6.21) other than immaterial amendments to such organizational documents of the Company’s Subsidiaries;
(b)
authorize for issuance, issue, encumber, transfer, grant, sell, deliver or agree or commit to issue, encumber, transfer, grant, sell or deliver (whether through the issuance or granting Company Equity Awards, options, warrants, other equity-based commitments, subscriptions, rights to purchase or otherwise) any Equity Securities, except for (x) the issuance and sale of shares of common stock pursuant to (i) the exercise or settlement of Company Equity Awards outstanding as of the Capitalization Date and set forth on the Company Equity Awards Capitalization Table, in each case, in accordance with the terms thereof, (ii) a Class A Exchange (as defined in the OpCo LLC Agreement) pursuant to the OpCo LLC Agreement or (iii) purchase rights under the Company ESPP and (y) any of the foregoing pursuant to Permitted Liens;
(c)
acquire or redeem, directly or indirectly, or amend any Equity Securities (other than pursuant to any Class A Unit Exchange or similar transaction involving the exchange of OpCo Class A Units and paired Company Class B Common Stock in exchange solely for Company Class A Common Stock);
(d)
(i) adjust, split, subdivide, combine or reclassify any Equity Securities; (ii) declare, set aside, establish a record date for, authorize or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of its capital stock or other equity or voting interests, or make any other actual, constructive or deemed distribution in respect of its Equity Securities, except for cash dividends made by any Subsidiary of the Company to the Company or one of its other Subsidiaries; (iii) pledge or encumber any of its Equity Securities (other than pursuant to Permitted Liens); or (iv) modify the terms of any of its Equity Securities;
(e)
propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;
(f)
(i) incur or assume any long-term or short-term debt or issue any debt securities, except for trade payables in the ordinary course of business, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any material obligations of any other Person except obligations of any of its direct or indirect Subsidiaries, (iii) make any loans, advances or capital contributions to or investments in any other Person, except for extensions of credit to customers in the ordinary course of business or to the Company or its direct or indirect Subsidiaries or (iv) mortgage or pledge any of its or its assets, tangible or intangible, or create or suffer to exist any Lien (other than a Permitted Lien) thereupon;
(g)
except as required pursuant to the terms of any Employee Plan existing on the Agreement Date and set forth on Section 3.17(a) of the Company Disclosure Letter: (i) enter into, adopt, amend, modify, renew or terminate any Employee Plan or any plan, policy, program, agreement, arrangement or Contract that would be an Employee Plan if in existence on the date of this Agreement, (ii) grant or pay any severance, retention, change in control or transaction bonus or similar compensation or benefit to any current or former director, officer, employee or other individual service provider, (iii) grant any cash, equity or equity-based awards, (iv) hire, engage, promote, temporarily layoff, furlough or terminate (other than for cause) any director, officer, employee or other individual service provider, (v) accelerate the time of vesting, funding or payment of, or increase or decrease, any compensation or benefit payable or provided to any current or former director, officer, employee or other individual service provider, (vi) waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement, or other restrictive covenant obligation of any current or former employee or independent contractor of the Company or its Subsidiaries, or (vii) implement or announce any facility closings, employee layoffs, furloughs, reductions in force, reductions in compensation or other such actions that could implicate WARN;

(h)
forgive any loans to any current or former employees, officers, directors or other individual service providers;
(i)
make any deposits or contributions of cash or other property or take any other action to fund or in any other way (through a grantor trust or otherwise) secure the payment of compensation or benefits under any of Employee Plans, other than deposits and contributions that are required pursuant to the terms of any such Employee Plans in effect as of the Agreement Date and set forth on Section 3.17(a) of the Company Disclosure Letter;
(j)
enter into, amend, modify, terminate, negotiate or extend any Labor Agreement or recognize or certify any labor union, labor organization, works council, or group of employees as the bargaining representative for any employees of the Company or its Subsidiaries;
(k)
acquire, sell, lease, exclusively license, encumber or dispose of any material property or assets in any single transaction or series of related transactions, except for (i) the sale of inventory in the ordinary course of business consistent with past practice, (ii) Permitted Liens and (iii) transactions in the ordinary course of business consistent with past practice and not in excess of $250,000 individually, or $500,000 in the aggregate;
(l)
except as required by applicable Law or GAAP, make any material change in any of its accounting principles or practices;
(m)
(i) make, revoke or change any material Tax elections, (ii) make any material Tax election that is inconsistent with past practice, (iii) settle or compromise any material deficiency or claim in respect of Taxes of the Company Group, (iv) file an amended income Tax Return or extend or waive any statute of limitation applicable to any material Tax claim or assessment outside the ordinary course of business, (v) enter into any closing agreement with any Governmental Authority with respect to any Tax or Tax Returns of the Company Group, (vi) fail to pay any U.S. federal income or other material Taxes when they are due (including estimated Taxes) or (vii) surrender a right to a material Tax refund;
(n)
(i) enter into any Contract that, if in existence on the Agreement Date, would be a Company IP License or a Material Contract described in Section 3.14(a)(ii) (together, the “Company IP Contracts”), amend in any material respect any such Company IP Contract, or grant any release, waiver or relinquishment of any material rights under any such Company IP Contract, or (ii) enter into any Contract that, if in existence on the Agreement Date, would be a

Material Contract described in (A) Section 3.14(a)(ix), Section 3.14(a)(x) or Section 3.14(a)(xi) (the “Company Relationship Contracts”), amend in any material respect any such Company Relationship Contract or grant any release or relinquishment of any material rights under any such Company Relationship Contract or (B) Section 3.14(a)(ii), or (iii) except in the ordinary course of business consistent with past practice, enter into any Contract that would be a Material Contract not described in sub-clauses (i) or (ii) of this Section 5.2(n), amend in any material respect any such Material Contract, as the case may be, or grant any release or relinquishment of any material rights under any such Material Contract;

(o)
enter into any Company Material Real Property Lease, or modify or amend in an material manner, or exercise any right to renew any Company Material Real Property Lease;
(p)
fail to maintain or allow to lapse, dispose of or abandon, including by failure to pay the required fees in any jurisdiction, any Company Owned Intellectual Property, or grant permission to enter into the public domain any material trade secrets included in the Company Owned Intellectual Property;
(q)
grant any rights with respect to any material Company Intellectual Property (other than non-exclusive licenses granted in the ordinary course of business and Permitted Liens), divest any material Company Intellectual Property, or modify the standard warranty terms for Company Products or services or materially amend or modify any product or service warranty;
(r)
acquire (by merger, consolidation or acquisition of stock) any other Person or any equity interest therein or enter into any joint venture, partnership or similar arrangement with any Person;
(s)
authorize, incur or commit to incur any capital expenditure(s) that in the aggregate exceeds, in any given fiscal quarter, 110% of the amount set forth in the capital expenditure budget with respect to such fiscal quarter of the Company, as made available to Parent prior to the Agreement Date;
(t)
settle or compromise any pending or threatened Legal Proceeding or pay, discharge or satisfy or agree to pay, discharge or satisfy any Liability in respect of any pending or threatened Legal Proceeding, other than the settlement, or compromise of Legal Proceedings or the payment, discharge or satisfaction of such Liabilities (i) not involving monetary damages exceeding $200,000 individually or $500,000 in the aggregate or (ii) where the amount paid or to be paid by the Company or any of its Subsidiaries is fully covered by insurance, and in the case of each of clauses (i) and (ii), where the settlement or compromise does not impose any restriction on the business or operations of the Company or any of its Subsidiaries or include any injunctive relief or admission of wrongdoing;
(u)
enter into any Contract with any broker, finder, investment banker or other Person under which such Person is or may be entitled to any brokerage, finder’s or other similar fee or commission (whether in connection with the Transactions or otherwise);
(v)
enter into any Contract or other arrangement or understanding that would be required to be disclosed under Item 404(a) of Regulation S-K;
(w)
enter into or adopt any “poison pill” or similar stockholder rights plan; or

(x)
enter into a Contract to do any of the foregoing, or announce an intention, enter into a formal or informal agreement or otherwise make a commitment to do any of the foregoing.

5.3
No Solicitation.
(a)
No Solicitation or Negotiation. Except as expressly permitted by this Section 5.3, from the Agreement Date until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Company Merger Effective Time, the Company will, and will cause its Subsidiaries and its and their respective officers and directors, and will instruct and direct each of its other Representatives to cease and cause to be terminated any discussions or negotiations with any Third Person and its Representatives that are not expressly permitted by Section 5.3(b), promptly (and in any event, within three (3) Business Days of the Agreement Date) request the prompt return or destruction of all non-public information concerning the Company Group theretofore furnished to any such Person with whom a confidentiality agreement with respect to any Inquiry or offer or proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal was entered into prior to the date of this Agreement and will (A) cease providing any further information with respect to the Company or any Acquisition Proposal to any such Third Person or its Representatives; and (B) immediately terminate all access granted to any such Third Person and its Representatives to any physical or electronic data room (or any other diligence access). Except as expressly permitted by Section 5.3(b), from the Agreement Date until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Company Merger Effective Time, the Company and its Subsidiaries will not, will cause their directors and officers not to, and will instruct and use reasonable best efforts to cause their other Representatives not to, directly or indirectly, (i) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any Inquiry or offer or proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal;

(ii) furnish to any Third Person any non-public information relating to the Company Group or afford to any Third Person access to the business, properties, assets, books, records or other non- public information, or to any personnel, of the Company Group, in any such case with the intent to induce, or that could reasonably be expected to result in, or in response to, the making, submission or announcement of, or to knowingly encourage, facilitate or assist any Inquiry or offer or proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal;

(iii) enter into, engage in, knowingly encourage, continue or otherwise participate in any discussions, communications or negotiations with any Third Person with respect to any Inquiry or offer or proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal; (iv) approve, endorse or recommend any offer or proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal or (v) enter into any letter of intent, agreement in principle, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, other than an Acceptable Confidentiality Agreement (any such letter of intent, agreement in principle, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction (other than an Acceptable Confidentiality Agreement), an “Alternative Acquisition Agreement”). From the Agreement Date until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Company Merger Effective Time, the Company will be required to enforce, and will not be permitted to waive, terminate or modify, any provision of any standstill or confidentiality agreement that prohibits or purports to prohibit a proposal being made to the Company Board (or any committee thereof) (unless (i) the Company Board or the Special Committee has determined in good faith, based on the information then available, after consultation with its outside counsel, that failure to take such action would be inconsistent with its fiduciary duties under applicable Law and (ii) absent such action by the Company, the applicable provision would prevent any Person or group from making an unsolicited private Acquisition Proposal).

(b)
Superior Proposals. Notwithstanding Section 5.3(a) but subject to compliance with the other provisions of this Section 5.3, prior to the Company’s receipt of the Requisite Stockholder Approval, the Company and the Company Board, acting upon the recommendation of the Special Committee, or the Special Committee may participate or engage in discussions or negotiations with, furnish any non-public information relating to the Company Group to, or afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company Group pursuant to an Acceptable Confidentiality Agreement to any Person (or its Representatives) that has made or delivered to the Company a bona fide written Acquisition Proposal after the execution and delivery of this Agreement that did not directly or indirectly result from a breach of Section 5.3; provided that the Company Board, acting upon the recommendation of the Special Committee, or the Special Committee has determined in good faith based on the information then available (after consultation with its financial advisor and outside legal counsel) that such Acquisition Proposal either constitutes a Superior Proposal or could be reasonably expected to lead to a Superior Proposal, and the Company Board or the Special Committee has determined in good faith based on the information then available (after consultation with its financial advisor and outside legal counsel) that the failure to take the actions contemplated by this Section 5.3(b) would be inconsistent with its fiduciary duties pursuant to applicable Law; and provided, further, that the Company will provide to Parent and its Representatives any non-public information that is provided to any Person or its Representatives that was not previously made available to Parent prior to or concurrently with the time it is provided to such Person.
(c)
No Change in Company Board Recommendation or Entry into an Alternative Acquisition Agreement. Except as provided by Section 5.3(d), at no time after the Agreement Date, and prior to the termination of this Agreement in accordance with its terms, may the Company Board or the Special Committee:
(i)
(A) withhold, withdraw, amend, qualify or modify, or publicly propose to withhold, withdraw, amend, qualify or modify, the Company Board Recommendation, in each case, in a manner adverse to Parent (it being understood that it shall be considered a modification adverse to Parent if (1) any Acquisition Proposal structured as a tender or exchange offer is commenced and the Company Board fails to publicly recommend against acceptance of such tender or exchange offer by the Company Stockholders within ten (10) Business Days of commencement thereof pursuant to Rule 14d-2 of the Exchange Act or (2) any Acquisition Proposal is publicly announced (other than by the commencement of a tender or exchange offer) and the Company Board fails to issue a public press release within ten (10) Business Days of such public announcement reaffirming the Company Board Recommendation or stating that the Company Board

Recommendation has not been changed); (B) adopt, authorize, approve, endorse, or otherwise declare advisable (or propose to adopt, authorize, approve, endorse, or otherwise declare advisable) an Acquisition Proposal; (C) fail to publicly reaffirm the Company Board Recommendation within three (3) Business Days after Parent so requests in writing (it being understood that the Company will have no obligation to make such reaffirmation on more than two (2) occasions); (D) fail to include the Company Board Recommendation in the Proxy Statement; (E) take or fail to take any formal action or make or fail to make any recommendation or public statement in connection with a tender or exchange offer, other than a recommendation against such offer or a “stop, look and listen” communication by the Company Board (or a committee thereof) to the Company Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication) (it being understood that the Company Board or the Special Committee may refrain from taking a position with respect to an Acquisition Proposal that is a tender offer or exchange offer until the close of business on the 10th Business Day after the commencement of a tender or exchange offer in connection with such Acquisition Proposal without such action being considered a violation of this Section 5.3;) or (F) formally resolve to effect, publicly announce an intention or resolution to, or agree to take any of the foregoing actions (any action described in clauses (A) through (F), a “Company Board Recommendation Change”); provided, however, that, for the avoidance of doubt, none of (1) a “stop, look and listen” communication by the Company Board or the Special Committee to the Company Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication) or (2) the delivery by the Company to Parent of any notice contemplated by Section 5.3(d), will constitute a Company Board Recommendation Change; or

(ii)
cause or permit the Company Group to enter into an Alternative Acquisition Agreement.
(d)
Company Board Recommendation Change; Entry into Alternative Acquisition Agreement. Prior to obtaining the Requisite Stockholder Approval:
(i)
the Company Board or the Special Committee may effect a Company Board Recommendation Change of the type described in clauses (A), (C) and

(D) of the definition thereof solely in response to any positive material event, fact, circumstance, development or occurrence that was (A) not known to, or reasonably foreseeable by, the Company Board or the Special Committee as of the Agreement Date but becomes known to the Company Board or the Special Committee, as applicable, after the Agreement Date; and (B) does not relate to (w) any Inquiry or offer or proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal; (x)the fact, in and of itself, that the Company meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the Agreement Date, or changes after the Agreement Date in the market price or trading volume of the Company Common Stock or the credit rating of the Company (it being understood that the underlying cause of any of the foregoing in this clause (x) may be considered and taken into account); (y) any fact relating to Parent or its Affiliates; or (z) any change in the composition of the Company Board (each such event, an “Intervening Event”), if the Company Board, acting upon the recommendation of the Special Committee, or the Special Committee, as applicable, determine in good faith based on the information then available (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties pursuant to applicable Law and if and only if:

(A)
the Company has provided prior written notice to Parent at least five (5) Business Days (the “Event Notice Period”) in advance to the effect that the Company Board or the Special Committee, as applicable, intends to effect a Company Board Recommendation Change pursuant to this Section 5.3(d)(i), which notice will specify the basis for such Company Board Recommendation Change, including a description of the Intervening Event in reasonable detail;
(B)
the Company Group and its Representatives have complied with the requirements of and their obligations under, and not violated the provisions of, this Section 5.3;
(C)
prior to effecting such Company Board Recommendation Change, the Company and its Representatives, during such Event Notice Period, must have (1) negotiated with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) to allow Parent to offer such adjustments to the terms and conditions of this Agreement or the Equity Commitment Letter to obviate the need to effect a Company Board Recommendation Change for the Company Board (including the Special Committee) to comply with its fiduciary duties pursuant to applicable Law, in response to such Intervening Event and (2) taken into account any adjustments to the terms and conditions of this Agreement or the Equity Commitment Letter proposed by Parent and other information provided by Parent in response to the notice described in Section 5.3(d)(i)(A), in each case, that are offered in writing by Parent, no later than 11:59 p.m. (Eastern time) on the last day of the Event Notice Period; and
(D)
following such Event Notice Period, the Company Board, acting upon the recommendation of the Special Committee, or the Special Committee, as applicable, (after consultation with its financial advisor and outside legal counsel and taking into account Parent’s proposed revisions to the terms and conditions of this Agreement or the Equity Commitment Letter) shall have determined in good faith based on the information then available that the failure of the Company Board or the Special Committee, as applicable, to make such a Company Board Recommendation Change would continue to be inconsistent with its fiduciary duties pursuant to applicable Law; provided that each time material modifications to the Intervening Event occur, the Company will be required to deliver a new written notice to Parent and to comply with the requirements of this Section 5.3(d)(i)(D) with respect to such new written notice (it being understood that the “Event Notice Period” in respect of such new written notice will be three

(3) Business Days).

(ii)
if the Company has received a bona fide written Acquisition Proposal that has not been withdrawn, and that the Company Board, acting upon the recommendation of the Special Committee, or the Special Committee has concluded in good faith based on the information then available (after consultation with its financial advisor and outside legal counsel) is a Superior Proposal, then the Company Board or the Special Committee, as applicable, may (x) effect a Company Board Recommendation Change with respect to such Superior Proposal; or (y) authorize the Company to terminate this Agreement pursuant to Section 8.1(h) to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal substantially concurrently with the termination of this Agreement; provided, however, that the Company Board and the Special Committee shall not take any action described in the foregoing clauses (x) or (y) unless:

(A)
the Company Board, acting upon the recommendation of the Special Committee, or the Special Committee, as applicable, determine in good faith based on the information then available (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties pursuant to applicable Law;
(B)
the Company Group and its Representatives have complied with the requirements of and their obligations under, and not violated the provisions of, this Section 5.3;
(C)
(1) the Company has provided prior written notice to Parent at least four (4) Business Days in advance (the “Proposal Notice Period”) to the effect that the Company Board, acting upon the recommendation of the Special Committee, or the Special Committee, as applicable, has (I) received a bona fide Acquisition Proposal that has not been withdrawn; (II) concluded in good faith based on the information then available that such Acquisition Proposal constitutes a Superior Proposal; and (III) resolved to effect a Company Board Recommendation Change or to terminate this Agreement pursuant to Section 5.3(d)(ii) absent any revision to the terms and conditions of this Agreement, which notice will specify the basis for such Company Board Recommendation Change or termination, including the identity of the Person or “group” of Persons making such Acquisition Proposal, the material terms thereof and copies of all relevant documents relating to such Acquisition Proposal; and (2) prior to effecting such Company Board Recommendation Change or termination, the Company and its Representatives, during the Proposal Notice Period, must have (I) negotiated with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) to offer such adjustments to the terms and conditions of this Agreement or the Equity Commitment Letter so that such Acquisition Proposal would cease to constitute a Superior Proposal; (II) taken into account any adjustments to the terms and conditions of this Agreement or the Equity Commitment Letter proposed by Parent and other information provided by Parent during the Proposal Notice Period, in each case, that are offered in writing by Parent, no later than 11:59 p.m. (Eastern time) on the last day of the Proposal Notice Period; and (III) permitted Parent and its Representatives to make a presentation to the Company Board or the Special Committee, as applicable, regarding this Agreement and any adjustments with respect thereto (to the extent Parent requests to make such a presentation); provided, however, that in the event of any material modifications to such Acquisition Proposal (it being understood that any change to the financial terms of such proposal shall be deemed a material modification), the Company will be required to deliver a new written notice to Parent and to comply with the requirements of this Section 5.3(d)(ii)(C) with respect to such new written notice (it being understood that the “Proposal Notice Period” in respect of such new written notice will be two (2) Business Days);

(D)
following such Proposal Notice Period, including any subsequent Proposal Notice Period as provided in the final proviso of the foregoing Section 5.3(d)(ii)(C), the Company Board or the Special Committee, as applicable, (after consultation with its financial advisor and outside legal counsel and taking into account Parent’s proposed revisions to the terms and conditions of this Agreement or the Equity Commitment Letter and any other information provided by Parent) shall have determined that the failure of the Company Board or the Special Committee, as applicable, to make such a Company Board Recommendation Change or to terminate this Agreement would continue to be inconsistent with its fiduciary duties pursuant to applicable Law; and
(E)
in the event of any termination of this Agreement in order to cause or permit the Company Group to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal, the Company will have validly terminated this Agreement in accordance with Section 8.1(h), including paying the Company Termination Fee in accordance with Section 8.3(b)(iii).
(e)
Notice. The Company shall promptly (and, in any event, within forty-eight

(48) hours) notify Parent in writing if the Company, any of its Subsidiaries or any of their respective Representatives receives any Inquiry or offer or proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, or any material revisions to the terms and conditions of any pending Acquisition Proposals, including the identity of the Person making such Inquiry, Acquisition Proposal, offer or proposal, a summary of the material terms and conditions and copies of any written materials and documents relating thereto provided to the Company or its Representatives. Thereafter, the Company must keep Parent informed, on a reasonably prompt basis, or upon Parent’s reasonable request (and in any event within forty-eight

(48) hours thereafter), of the status (and supplementally provide the material terms) of any such Inquiries, Acquisition Proposals, offers or proposals (including any amendments thereto and any new, amended or revised written materials relating thereto provided by or to the Company or its Representatives) and inform Parent promptly (and in any event within forty-eight (48) hours) of any material correspondence with respect to such Inquiries, offers or proposals. The Company agrees that it shall not, and shall cause its Subsidiaries not to, enter into any confidentiality or other agreement subsequent to the Agreement Date which prohibits the Company from complying with this Section 5.3(e).

(f)
Certain Disclosures. Nothing in this Agreement will prohibit the Company or the Company Board or the Special Committee from (i) taking and disclosing to the Company Stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or complying with Rule 14d-9 promulgated under the Exchange Act, including a “stop, look and listen” communication by the Company Board or the Special Committee to the Company Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication); (ii) complying with Item 1012(a) of Regulation M-A promulgated under the Exchange Act; or (iii) making any disclosure to the Company Stockholders with respect to an Acquisition Proposal as required by applicable Law, regulation or stock exchange rule or listing agreement; provided, that the Company Board or the Special Committee, as applicable, shall publicly reaffirm the Company Board Recommendation in such disclosure and nothing in the foregoing will be deemed to permit the Company or the Company Board or the Special Committee to effect a Company Board Recommendation Change other than in accordance with Section 5.3(d), and any public disclosure (other than any “stop, look and listen” statement) by the Company or the Company Board and the Special Committee thereof relating to any determination or other action by the Company Board or the Special Committee with respect to any Acquisition Proposal shall be deemed to be a Company Board Recommendation Change unless the Company Board or the Special Committee, as applicable, expressly publicly reaffirm the Company Board Recommendation in such disclosure; provided, further, that any such statement or disclosure made by the Company Board or the Special Committee pursuant to this Section 5.3(f) must be subject to the terms and conditions of this Agreement and will not limit or otherwise modify the effect, if any, that any such action has under this Agreement or the obligations of the Company or the Company Board or the Special Committee and the rights of Parent under this Section 5.3.

(g)
Breach by Representatives. The Company agrees that any breach of this Section 5.3 by any of its Representatives, including any failure of such Representatives to comply with the terms of Section 5.3(a), shall be deemed to be a breach of this Agreement by the Company.

ARTICLE VI ADDITIONAL COVENANTS

6.1
Required Action and Forbearance; Efforts.
(a)
Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, and subject to any different standard set forth herein with respect to any covenant or obligation, each of Parent and the Merger Subs, on the one hand, and the Company, on the other hand, shall, and shall cause their respective Subsidiaries to, use their respective reasonable best efforts (i) to take (or cause to be taken) all actions, (ii) do (or cause to be done) all things and (iii) assist and cooperate with the other Parties in doing (or causing to be done) all things, in each case as are necessary, proper or advisable pursuant to applicable Law or otherwise to consummate and make effective, when required pursuant to Section 2.4, the Merger and the other Transactions, including by using reasonable best efforts to:
(i)
cause the conditions to the Mergers set forth in Article VII to be satisfied; and

(ii)
(A) obtain all consents, waivers, approvals, orders and

authorizations from Governmental Authorities; and (B) make all registrations, declarations and filings with Governmental Authorities, in each case that are necessary or advisable to consummate the Merger.

(b)
No Consent Fee. Notwithstanding anything to the contrary set forth in this Section 6.1 or elsewhere in this Agreement, no Company Group Member will be required to or will agree to the payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payments), in connection with the Merger, including in connection with obtaining any consent pursuant to any Material Contract; provided that nothing in this paragraph shall restrict the ability of the Company or any of its Subsidiaries to make any payment required to be made under the Credit Agreement or any other Loan Document (as defined therein), or any fee letter entered into in connection therewith, in each case, as in effect on the date hereof or otherwise as modified after the date hereof in accordance with this Agreement.
6.2
Proxy Statement, Schedule 13E-3 and Other Required SEC Filings.
(a)
Proxy Statement. The Company will use its reasonable best efforts to as promptly as practicable following the Agreement Date, but in any event within twenty (20) days following the Agreement Date, prepare and file with the SEC a preliminary proxy statement relating to the Company Stockholder Meeting (as amended or supplemented, the “Proxy Statement”). Subject to Section 5.3, the Company must include the Company Board Recommendation in the Proxy Statement. The Company shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC as promptly as reasonably practicable.
(b)
Schedule 13E-3. The Company and Parent shall cooperate to, concurrently with the preparation and filing of the Proxy Statement, jointly prepare and file with the SEC a transaction statement on Schedule 13E-3 (such transaction statement, including any amendment or supplement thereto, the “Schedule 13E-3”) relating to the Transactions.
(c)
Other Required Company Filing; Contents of Filings. If the Company determines that it is required to file any document other than the Proxy Statement and the Schedule 13E-3 with the SEC in connection with the Mergers pursuant to applicable Law (such document, as amended or supplemented, an “Other Required Company Filing”), then the Company will promptly prepare and file such Other Required Company Filing with the SEC. The Company will use its reasonable best efforts to cause the Proxy Statement, the Schedule 13E-3 (as to the Company) and any Other Required Company Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and the NYSE. The Company may not file the Proxy Statement or any Other Required Company Filing with the SEC without first providing Parent and its counsel a reasonable opportunity to review and comment thereon, and the Company will give due consideration to all reasonable additions, deletions or changes suggested thereto by Parent or its counsel. The Company shall use its reasonable best efforts to ensure that on the date of filing, the date of mailing to the Company Stockholders (if applicable) and at the time of the Company Stockholder Meeting, none of the Proxy Statement, Schedule 13E-3 or any Other Required Company Filing will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, no representation, warranty, covenant or agreement is made by the Company with respect to any information supplied by Parent, the Merger Subs or any of their Affiliates for inclusion or incorporation by reference in the Proxy Statement, Schedule 13E-3 or any Other Required Company Filing. The Company shall use its reasonable best efforts to ensure that the information supplied by the Company for inclusion or incorporation by reference in any Other Required Parent Filings will not, at the time that such Other Required Parent Filing is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(d)
Other Required Parent Filing; Contents of Filings. If Parent, the Merger Subs or any of their respective Affiliates determines that it is required to file any document with the SEC other than the Schedule 13E-3 in connection with the Mergers or the Company Stockholder Meeting pursuant to applicable Law (an “Other Required Parent Filing”), then Parent and the Merger Subs will, and will cause their respective Affiliates to, promptly prepare and file such Other Required Parent Filing with the SEC. Parent and the Merger Subs will cause, and will cause their respective Affiliates to cause, the Schedule 13E-3 (as to the Parent and the Merger Subs) and any Other Required Parent Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC. Neither Parent or Merger Sub nor any of their respective Affiliates may file any Other Required Parent Filing (or any amendment thereto) with the SEC without first providing the Company and its counsel a reasonable opportunity to review and comment thereon, and Parent will give due consideration to all reasonable additions, deletions or changes suggested thereto by the Company or its counsel. Parent and the Merger Subs shall use their respective reasonable best efforts to ensure that on the date of filing, the date of mailing to the Company Stockholders (if applicable) and at the time of the Company Stockholder Meeting, none of the Schedule 13E-3 or any Other Required Parent Filing will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, no representation, warranty, covenant or agreement is made by Parent or the Merger Subs with respect to any information supplied by the Company for inclusion or incorporation by reference in the Schedule 13E-3 or any Other Required Parent Filing. Parent and the Merger Subs shall use their respective reasonable best efforts to ensure that the information supplied by Parent, the Merger Subs and their respective Affiliates for inclusion or incorporation by reference in the Proxy Statement, the Schedule 13E-3 or any Other Required Company Filing will not, at the time that the Proxy Statement, the Schedule 13E-3 or such Other Required Company Filing is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
(e)
Furnishing Information. Each of the Company, on the one hand, and Parent and the Merger Subs, on the other hand, will, as promptly as practicable, use reasonable best efforts to furnish all information concerning it and its Affiliates, if applicable, as the other Party may reasonably request in connection with the preparation and filing with the SEC of the Proxy Statement, the Schedule 13E-3 and any Other Required Company Filing or any Other Required Parent Filing. If at any time prior to the Company Stockholder Meeting or any such filing, any information relating to the Company Group, Parent, the Merger Subs or any of their respective Affiliates should be discovered by the Company, on the one hand, or Parent or the Merger Subs, on the other hand, that should be set forth in an amendment or supplement to the Proxy Statement, the Schedule 13E-3 any Other Required Company Filing or any Other Required Parent Filing, as the case may be, so that such filing would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the Party that discovers such information will promptly notify the other, and an appropriate amendment or supplement to such filing describing such information will be promptly prepared and filed with the SEC by the appropriate Party (with assistance from the other Party or Parties as appropriate and consistent with this Section 6.2) and, to the extent required by applicable Law or the SEC or its staff, disseminated to the Company Stockholders.

(f)
Consultation Prior to Certain Communications. The Company and its Affiliates, on the one hand, and Parent, the Merger Subs and their respective Affiliates, on the other hand, may not communicate in writing with the SEC or its staff with respect to the Proxy Statement, Schedule 13E-3, any Other Required Company Filing or any Other Required Parent Filing, as the case may be, without first providing the other Party a reasonable opportunity to review and comment on such written communication, and each Party will give due consideration to all reasonable additions, deletions or changes suggested thereto by the other Parties or their respective counsel.
(g)
Notices. The Company, on the one hand, and Parent and the Merger Subs, on the other hand, will advise the other, and supply the other with copies of, promptly after it receives notice thereof, of (i) any receipt of a request by the SEC or its staff for any amendment or revisions to the Proxy Statement, Schedule 13E-3, any Other Required Company Filing or any Other Required Parent Filing, as the case may be, (ii) any receipt of comments from the SEC or its staff on the Proxy Statement, Schedule 13E-3, any Other Required Company Filing or any Other Required Parent Filing, as the case may be, or (iii) any receipt of a request by the SEC or its staff for additional information in connection therewith. Without limiting the application of Section 6.2(f), the Company shall use its reasonable best efforts to respond to as promptly as practicable, and resolve, any comments or requests from the SEC or its staff.
(h)
Dissemination of Proxy Statement and the Schedule 13E-3. Subject to applicable Law, the Company will cause the Proxy Statement and the Schedule 13E-3 to be disseminated to the Company Stockholders as promptly as reasonably practicable following confirmation from the SEC that it will not review, or that it has completed its review of, the Proxy Statement, which confirmation will be deemed to occur if the SEC has not affirmatively notified the Company prior to the tenth calendar day after filing the Proxy Statement that the SEC will or will not be reviewing the Proxy Statement (and, in any event within five (5) Business Days following the confirmation or deemed confirmation from the SEC referred to above).
(i)
Warrant Adjustment and Exercise. The Company shall use its reasonable best efforts (i) to take (or cause to be taken) all actions, (ii) do (or cause to be done) all things and

(iii) assist and cooperate with the other Parties in doing (or causing to be done) all things, in each case as are necessary, proper or advisable to effectuate the Warrant Adjustment and any exercise of Company Warrants in accordance with the terms of the Warrant Agreement promptly after the Closing, including by (A) preparing communications to inform holders of the Company Warrants of the Warrant Adjustment and (B) coordinating with Continental Stock Transfer & Trust Company, as warrant agent of the Company Warrants, to disseminate such communications, receive and process the exercise of any Company Warrants and disburse funds to holders of such Company Warrants in each case in accordance with the terms of the Warrant Agreement and the Company Warrants. The Company may not file or disseminate any materials to holders of the

Company Warrants without providing Parent and its counsel a reasonable opportunity to review and comment thereon and the Company shall give due consideration to all reasonable additions, deletions or changes suggested thereto by the other Parties and their respective counsel.

6.3
Company Stockholder Meeting.
(a)
Call of Company Stockholder Meeting. Subject to the provisions of this Agreement, the Company will cause a “broker search” to be conducted in accordance with Rule 14a-13 of the Exchange Act within five (5) Business Days after the date of this Agreement and will promptly take all action necessary in accordance with the DGCL, the Charter, the Bylaws and the rules of the NYSE to establish a record date for (and the Company will not change the record date without the prior written consent of Parent (which consent will not be unreasonably withheld, conditioned or delayed)), duly call, give notice of, convene and hold the Company Stockholder Meeting as promptly as reasonably practicable following the mailing of the Proxy Statement to the Company Stockholders for the purpose of obtaining the Requisite Stockholder Approval. Subject to Section 5.3 and unless there has been a Company Board Recommendation Change in compliance with Section 5.3, the Company will use its reasonable best efforts to solicit proxies to obtain the Requisite Stockholder Approval. Without the prior written consent of Parent, obtaining the Requisite Stockholder Approval and adjournment shall be the only matters (other than procedural matters) which the Company shall propose to be acted on by the Company Stockholders at the Company Stockholder Meeting. For the avoidance of doubt, nothing in this Section 6.3(a) shall be deemed to terminate, waive or otherwise limit the rights of CORE or its Affiliated Companies (in each case, as defined in the Charter) to call a special meeting of the stockholders of the Company pursuant to and in accordance with the Charter and the Bylaws.
(b)
Adjournment of Company Stockholder Meeting. Notwithstanding anything to the contrary in this Agreement, the Company may (and, if requested by Parent, shall) postpone or adjourn the Company Stockholder Meeting if (i) there are holders of an insufficient number of shares of the Company Common Stock present or represented by proxy at the Company Stockholder Meeting to constitute a quorum at the Company Stockholder Meeting, (ii) to allow reasonable additional time for any supplemental or additional disclosure required to be disseminated to the Company Stockholders to be so disseminated and reviewed by the Company Stockholders, (iii) the Company is required to postpone or adjourn the Company Stockholder Meeting by applicable Law, order or a request from the SEC or its staff or (iv) to allow additional solicitation of votes, if proxies granted by the time of time of the Company Stockholder Meeting are insufficient to obtain the Requisite Stockholder Approval; provided that in no event shall the Company postpone or adjourn the Company Stockholder Meeting more than two times pursuant to clauses (i) or (iv) or for an aggregate period of time in excess of thirty (30) days from the date on which the Company Stockholder Meeting was originally scheduled, in each case without the prior written consent of Parent (which consent will not be unreasonably withheld, conditioned or delayed). In the event that the date of the Company Stockholder Meeting as originally called is for any reason adjourned or postponed or otherwise delayed, the Company agrees that, without the prior written consent of Parent (which consent will not be unreasonably withheld, conditioned or delayed), it shall use reasonable best efforts to implement such adjournment or postponement or other delay in such a way that the Company does not establish a new record date for the Company Stockholder Meeting, as so adjourned, postponed or delayed, except as required by applicable Law. Unless this Agreement is validly terminated in accordance with Section 8.1, the Company will submit this Agreement and the Mergers to the Company Stockholders at the Company Stockholder Meeting even if the Company Board or the Special Committee has effected a Company Board Recommendation Change.

6.4
Financing.
(a)
On the terms and subject to the conditions of this Agreement, Parent shall use its reasonable best efforts to:
(i)
maintain in effect the Equity Commitment Letter;
(ii)
satisfy on a timely basis (taking into account the anticipated timing of the Closing) all conditions applicable to (and within control of) Parent in the Equity Commitment Letter;
(iii)
comply with its material payment obligations under the Equity Commitment Letter in accordance with its terms; and
(iv)
enforce its rights pursuant to the Equity Commitment Letter in accordance with the provisions of the Equity Commitment Letter and this Agreement.
(b)
On the terms and subject to the conditions of this Agreement, each of Parent and the Merger Subs will not effect or permit any amendment or modification to be made to, or any waiver by Parent of any provision or remedy pursuant to, the Equity Commitment Letter, in each case, except as otherwise permitted by the terms of the Equity Commitment Letter.
(c)
Parent and the Merger Subs shall give the Company prompt notice of, and keep the Company informed on a reasonably current basis and in reasonable detail of, (i) any actual or potential material breach, material default, termination or repudiation by any party to the Equity Commitment Letter of which Parent or a Merger Sub becomes aware, including the receipt of any written notice with respect thereto, and (ii) the occurrence of an event or development that would reasonably be expected to materially and adversely impact the ability of Parent or the Merger Subs to obtain all or a portion of the Equity Financing at or prior to the Closing.
(d)
Notwithstanding anything to the contrary contained in this Agreement, nothing contained in this Section 6.4 will require, and in no event will the reasonable best efforts of Parent be deemed or construed to require Parent to (i) bring any enforcement action against any source of the Equity Financing to enforce its rights pursuant to the Equity Commitment Letter (it being understood that Parent will seek to enforce, including by bringing suit for specific performance, the Equity Commitment Letter if the Company seeks and is granted a decree of specific performance of the obligation to consummate the Mergers); or (ii) seek the Equity Financing from any source other than a counterparty to, or in any amount in excess of that contemplated by, the Equity Commitment Letter.
6.5
Intentionally Omitted.
6.6
Anti-Takeover Laws. Each of Parent and the Company and the Company Board (and any committee empowered to take such action, if applicable) will (a) take all actions within their power to ensure that no Takeover Statute is or becomes applicable to this Agreement, the Mergers or any of the Transactions; and (b) if any Takeover Statute becomes applicable to this Agreement, the Mergers or any of the other Transactions, take all action within their power to ensure that the Mergers and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Mergers and the other Transactions.

6.7
Access. At all times during the Interim Period, the Company will afford Parent and its Representatives reasonable access during normal business hours, upon reasonable advance notice, to the properties, books and records and personnel of the Company Group, except that the Company may restrict or otherwise prohibit access to any documents or information to the extent that (a) any applicable Law or Contract requires the Company to restrict or otherwise prohibit access to such documents or information; (b) access to such documents or information would give rise to a material risk of waiving any attorney-client privilege, work product doctrine or other privilege applicable to such documents or information; (c) access to a Contract to which any Company Group Member is a party or otherwise bound would violate or cause a material default pursuant to, or give a third Person the right terminate or accelerate the rights pursuant to, such Contract; (d) access would result in the disclosure of any trade secrets of Third Persons or (e) such documents or information are related to Legal Proceedings between the Company or its Affiliates, on the one hand, and Parent and its Affiliates (including Guarantor) on the other hand; provided that (in the case of clauses (a) through (d) only), the Company shall give notice to Parent of the fact that it is withholding such information or documents and thereafter the Company shall reasonably cooperate with Parent to allow the disclosure of such information (or as much of it as possible) in a manner that would not violate any of clauses (a) through (d). Any investigation conducted pursuant to the access contemplated by this Section 6.7 will be conducted in a manner that does not unreasonably interfere with the conduct of the business of the Company Group. Any access to the properties of the Company Group will be subject to the Company’s reasonable security measures and insurance requirements and will not include the right to perform invasive testing.
6.8
Section 16(b) Exemption. During the Interim Period, the Company will take all actions reasonably necessary to cause the Mergers, and any dispositions of equity securities of the Company (including derivative securities) in connection with the Mergers by each individual who is a director or executive officer of the Company to be exempt pursuant to Rule 16b-3 promulgated under the Exchange Act.
6.9
Directors’ and Officers’ Exculpation, Indemnification and Insurance.
(a)
From and after the Company Merger Effective Time, the Surviving Corporation and Parent shall, to the fullest extent permitted by applicable Laws: (i) indemnify and hold harmless each present and former director and officer of the Company or any of its Subsidiaries and each Person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of or for the benefit of any Company Group Member (collectively, the “Covered Persons”) in connection with any D&O Claim and any losses, claims, damages, liabilities, judgments, fines, penalties, amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any thereof) and out-of-pocket attorneys’ fees and all other out-of-pocket costs relating to or resulting from such D&O Claim. In addition, from and after the Company Merger Effective Time, each of the Surviving Corporation and Parent shall advance costs and expenses (including attorneys’ fees) as incurred by any Covered Person in connection with any D&O Claim after receipt by Parent of a written request for such advance to the fullest extent permitted under applicable Law; provided that the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined (after exhausting all available appeals) that such Person is not entitled to indemnification. Any Covered Person wishing to claim indemnification under this Section 6.9, upon learning of any claim, action or proceeding in respect of which such indemnification will be sought, shall notify Parent thereof in writing.

(b)
For not less than six (6) years from and after the Company Merger Effective Time, the certificate of incorporation and bylaws of the Surviving Corporation shall contain provisions no less favorable with respect to exculpation, limitations on liability of Covered Persons, indemnification of and advancement of expenses to Covered Persons than are set forth as of the Agreement Date in the Charter and the Bylaws, unless otherwise required by applicable Law. Following the Company Merger Effective Time, the indemnification Contracts, if any, in existence on the Agreement Date with any of the Covered Persons shall be assumed by the Surviving Corporation, without any further action, and shall continue in full force and effect in accordance with their terms.
(c)
Prior to the Company Merger Effective Time, the Company shall purchase (and pay in full the aggregate premium for) a six (6)-year prepaid “tail” insurance policy (which policy by its express terms shall survive the Merger) of at least the same coverage and amounts and containing terms and conditions that are no less favorable to the covered individuals as the Company Group’s existing directors’ and officers’ insurance policy or policies with a claims period of six (6) years from the Company Merger Effective Time for D&O Claims arising from facts, acts, events or omissions that occurred on or prior to the Company Merger Effective Time; provided that the aggregate premium for such tail policy shall not exceed three hundred percent (300%) of the annual premium amount currently paid by the Company Group for such insurance (such amount being the “Maximum Premium”). If the Company fails to obtain such tail policy prior to the Company Merger Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, obtain such a tail policy; provided, however, that the premium for such tail policy shall not exceed the Maximum Premium; provided, further, that if such tail policy cannot be obtained or can be obtained only by paying aggregate annual premiums in excess of the Maximum Premium, Parent, the Company or the Surviving Corporation shall only be required to obtain as much coverage as can be obtained by paying an annual premium equal to the Maximum Premium. Parent and the Surviving Corporation shall cause any such policy (whether obtained by Parent, the Company or the Surviving Corporation) to be maintained in full force and effect, for its full term, and Parent shall cause the Surviving Corporation to honor all its obligations thereunder.
(d)
In the event that Parent or the Surviving Corporation (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) sells, transfers or otherwise conveys all or substantially all of its properties and assets to any Person, then proper provision shall be made so that such continuing or surviving corporation or entity or transferee of such assets (and their respective successors and assigns), as the case may be, shall assume the obligations set forth in this Section 6.9.

(e)
The obligations under this Section 6.9 shall not be terminated or modified in any manner that is adverse to any Covered Persons (and their respective successors and assigns), it being expressly agreed that each Covered Person (including their respective successors and assigns) shall be a third-party beneficiary of this Section 6.9(e). In the event of any breach by the Surviving Corporation or Parent of this Section 6.9(e), the Surviving Corporation shall pay all reasonable expenses, including attorneys’ fees, that may be incurred by Covered Persons in enforcing the indemnity and other obligations provided in this Section 6.9(e) as such fees are incurred, upon the written request of such Covered Person.
6.10
[RESERVED].
6.11
Obligations of Merger Subs. Parent will take all action necessary to cause the Merger Subs, the Surviving LLC and the Surviving Corporation to perform their respective obligations pursuant to this Agreement and to consummate the Mergers upon the terms and subject to the conditions set forth in this Agreement. Parent and the Merger Subs will be jointly and severally liable for the failure by either of them to perform and discharge any of their respective covenants, agreements and obligations pursuant to this Agreement.
6.12
Public Statements and Disclosure. The initial press release concerning this Agreement and the Mergers of the Company, on the one hand, and Parent and the Merger Subs, on the other hand, will be a joint press release reasonably acceptable to Parent and the Company. At all times during the Interim Period, the Company (other than with respect to the portion of any communication relating to a Company Board Recommendation Change in compliance with Section 5.3), on the one hand, and Parent and the Merger Subs, on the other hand, will use their respective reasonable best efforts to consult with the other Parties before (a) participating in any media interviews; (b) engaging in any meetings or calls with analysts, institutional investors or other similar Persons; or (c) providing any statements that are public or are reasonably likely to become public, in any such case to the extent relating to the Mergers or the other Transactions, except that (x) Parent and the Company will not be obligated to engage in such consultation with respect to communications that are (i) required by applicable Law, regulation or stock exchange rule or listing agreement; (ii) principally directed to employees, suppliers, customers, partners or vendors so long as such communications are consistent with the previous press releases, public disclosures or public statements made jointly by the Parties (or individually if approved by the other Party); or (iii) solely to the extent related to a Superior Proposal or Company Board Recommendation Change in compliance with Section 5.3 and (y) Parent will not be obligated to engage in such consultation with respect to communications that are disclosures or communications by Parent, the Merger Subs and their Affiliates to existing or prospective general or limited partners, equity holders, members, managers and investors of such Person or any Affiliates of such Person, in each case who are subject to customary confidentiality restrictions.
6.13
Transaction Litigation. At all times during the Interim Period, the Company will provide Parent with prompt (and in any event, within forty-eight (48) hours) written notice of all Transaction Litigation (including by providing copies of all pleadings with respect thereto) and keep Parent reasonably informed with respect to the status thereof. The Company will (a) give Parent the opportunity to participate (at Parent’s expense) in the defense, settlement or prosecution of any Transaction Litigation; (b) reasonably cooperate and consult with Parent with respect to the defense, settlement and prosecution of any Transaction Litigation; and (c) provide Parent an opportunity to review and to propose comments to all filings or written responses to be made by the Company and give good-faith consideration to any comments proposed by Parent. The Company may not compromise, settle or come to an arrangement regarding, or agree to compromise, settle or come to an arrangement regarding, any Transaction Litigation unless Parent has consented thereto in writing. For the avoidance of doubt, any Legal Proceeding related to Dissenting Shares will be governed by Section 2.9(c).

6.14
Stock Exchange Delisting; Deregistration. At all times during the Interim Period, the Company will cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to applicable Law and the rules and regulations of the NYSE to cause (a) the delisting of the Company Class A Common Stock from the NYSE as promptly as practicable after the Company Merger Effective Time; and (b) the deregistration of the Company Class A Common Stock pursuant to the Exchange Act as promptly as practicable after such delisting.
6.15
[RESERVED].
6.16
Parent Vote. As soon as practicable following the execution and delivery of this Agreement (and in any event within twenty-four (24) hours), Parent, in its capacity as the sole stockholder of Company Merger Sub, will execute and deliver to Company Merger Sub and the Company the Company Merger Sub Stockholder Approval.
6.17
No Control of the Other Party’s Business. The Parties acknowledge and agree that the restrictions set forth in this Agreement are not intended to give Parent, Company Merger Sub or LLC Merger Sub, on the one hand, or the Company or OpCo LLC, on the other hand, directly or indirectly, the right to control or direct the business or operations of the other at any time prior to the LLC Merger Effective Time. Prior to the LLC Merger Effective Time, each of Parent and the Company will exercise, consistent with the terms, conditions and restrictions of this Agreement, complete control and supervision over their own business and operations.
6.18
[RESERVED].
6.19
Resignations. The Company shall cause to be delivered to Parent resignations executed by each director of the Company listed on Section 6.19 of the Parent Disclosure Letter, effective immediately after the Company Merger Effective Time.
6.20
Amendment to Tax Receivable Agreement. Concurrently with the execution of this Agreement and in accordance with the terms of the Tax Receivable Agreement, the Company shall execute the amendment to the TRA (the “TRA Amendment”) in the form attached hereto as Schedule 6.20.
6.21
Amendment to OpCo LLC Agreement. Concurrently with the execution of this Agreement and in accordance with the terms of the OpCo LLC Agreement, the Company, in its capacity as the Managing Member (as defined in the OpCo LLC Agreement) shall execute the amendment to the OpCo LLC Agreement (the “OpCo LLC Agreement Amendment”) in the form attached hereto as Schedule 6.21.

ARTICLE VII CONDITIONS TO THE MERGERS

7.1
Conditions to Each Party’s Obligations to Effect the Mergers. The respective obligations of Parent, the Merger Subs and the Company to consummate the Mergers are subject to the satisfaction or waiver (where permissible pursuant to applicable Law) prior to the Closing of each of the following conditions:
(a)
Requisite Stockholder Approval. The Company shall have received the Requisite Stockholder Approval at the Company Stockholder Meeting.
(b)
No Prohibitive Laws or Injunctions. No temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Mergers will be in effect, nor will any action have been taken by any Governmental Authority of competent jurisdiction, and no statute, rule, regulation or order will have been enacted, entered, enforced or deemed applicable to the Merger, that in each case prohibits, makes illegal, or enjoins the consummation of the Merger.
7.2
Conditions to the Obligations of Parent and the Merger Subs. The obligations of Parent and the Merger Subs to consummate the Mergers will be subject to the satisfaction or waiver (where permissible pursuant to applicable Law) prior to the Closing of each of the following conditions, any of which may be waived exclusively by Parent:
(a)
Representations and Warranties.
(i)
Other than the representations and warranties listed in clauses (ii),

(iii) and (iv) in this Section 7.2(a), the representations and warranties of the Company set forth in Article III will be true and correct (without giving effect to any materiality, Company Material Adverse Effect or similar qualifications set forth therein) as of the Agreement Date and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except for such failures to be true and correct that would not, individually or in the aggregate, have a Company Material Adverse Effect;

(ii)
the representations and warranties set forth in Sections 3.1 (Organization and Qualification), Section 3.2 (Authority; Approvals and Enforceability), Section 3.3(a) (Non-Contravention), Section 3.5 (Company Capitalization) (other than clauses (a), (c), (d) and (e)), Section 3.6 (Subsidiaries), and Section 3.28 (Brokers, Finders and Financial Advisors) that (A) are not qualified by Company Material Adverse Effect or other materiality qualifications will be true and correct in all material respects as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct in all material respects as of such earlier date); and (B) are qualified by Company Material Adverse Effect or other materiality qualifications will be true and correct in all respects (without disregarding such Company Material Adverse Effect or other materiality qualifications) as of the Agreement Date and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct in all respects as of such earlier date);

(iii)
the representations and warranties set forth in Section 3.10(b) (No Material Adverse Effect) will be true and correct in all respects as of the Agreement Date and as of the Closing Date; and
(iv)
the representations and warranties set forth in Section 3.5(a), (c), (d) and (e) will be true and correct as of the Agreement Date and as of the Closing Date as if made at and as of the Closing Date (in each case (A) without giving effect to any Company Material Adverse Effect or other materiality qualifications and (B) except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except for any inaccuracies that are de minimis in nature and amount.
(b)
Performance of Obligations of the Company. The Company and OpCo LLC shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it at or prior to the Closing.
(c)
Class A Unit Exchange. The Class A Unit Exchange shall have occurred in accordance with the terms of Section 2.1(a) and effective as of immediately prior to the LLC Merger Effective Time.
(d)
Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred a Company Material Adverse Effect.
(e)
FIRPTA Certificate. A certificate, duly completed and executed pursuant to Sections 1.897-2(h) and 1.1445-2(c) of the U.S. Treasury Regulations, certifying that an interest in the Company is not a United States real property interest within the meaning of Section 897 of the Code and a corresponding notice to the IRS from the Company pursuant to Sections 1.897- 2(h)(2) and 1.1445-2(c)(3) of the U.S. Treasury Regulations.
(f)
Officer’s Certificate. Parent and the Merger Subs will have received a certificate of the Company, validly executed for and on behalf of the Company and in its name by a duly authorized officer thereof, certifying that the conditions set forth in Section 7.2(a), Section 7.2(b), Section 7.2(c) and Section 7.2(d) have been satisfied.
7.3
Conditions to the Company’s Obligations to Effect the Mergers. The obligations of the Company to consummate the Mergers are subject to the satisfaction or waiver (where permissible pursuant to applicable Law) prior to the Closing of each of the following conditions, any of which may be waived exclusively by the Company:
(a)
Representations and Warranties. The representations and warranties of Parent and the Merger Subs set forth in this Agreement will be true and correct (without giving effect to any materiality or similar qualifications set forth therein) on and as of the Closing Date with the same force and effect as if made on and as of such date, except for (i) any failure to be so true and correct that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the ability of Parent or the Merger Subs to perform their respective obligations under, or to consummate the transactions contemplated by, this Agreement; and (ii) those representations and warranties that address matters only as of a particular date, which representations will have been true and correct as of such particular date, except for any failure to be so true and correct that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the ability of Parent or the Merger Subs to perform their respective obligations under, or to consummate the transactions contemplated by, this Agreement.
(b)
Performance of Obligations of Parent and the Merger Subs. Parent and the Merger Subs will have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by Parent and the Merger Subs at or prior to the Closing.
(c)
Officer’s Certificate. The Company will have received a certificate of Parent and the Merger Subs, validly executed for and on behalf of Parent and the Merger Subs and in their respective names by a duly authorized officer thereof, certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER

8.1
Termination. This Agreement may be validly terminated, and the Transactions may be abandoned, at any time prior to the Closing only as follows (it being understood and agreed that this Agreement may not be terminated for any other reason or on any other basis):
(a)
by mutual written agreement of Parent and the Company;
(b)
by either Parent or the Company if (i) any permanent injunction or other judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Mergers is in effect, or any action has been taken by any Governmental Authority of competent jurisdiction, that, in each case, prohibits, makes illegal or enjoins the consummation of the Mergers and has become final and non- appealable or (ii) any statute, rule or regulation has been enacted, entered, enforced or deemed applicable to the Mergers that prohibits, makes illegal or enjoins the consummation of the Mergers; provided that the right to terminate this Agreement pursuant to clause (i) of this Section 8.1(b) will not be available to any Party whose action or failure to act (which action or failure to act constitutes a breach by such Party of this Agreement) has been the primary cause of, or primarily resulted in, the occurrence of the failure of a condition to the consummation of the Mergers;
(c)
by either Parent or the Company, at any time on or after 11:59 p.m., Eastern time, on July 31, 2024 (the “Termination Date”), whether prior to or after the receipt of the Requisite Stockholder Approval, unless the Company Merger Effective Time has occurred prior to such time; it being understood that the right to terminate this Agreement pursuant to this Section 8.1(c) will not be available to any Party whose action or failure to act (which action or failure to act constitutes a breach by such Party of this Agreement)has been the primary cause of, or primarily resulted in, the failure of the Company Merger Effective Time to have occurred prior to the Termination Date;

(d)
by either Parent or the Company if the Company fails to obtain the Requisite Stockholder Approval at the Company Stockholder Meeting (or any adjournment or postponement thereof) at which a vote is taken on the Company Merger; provided, that the right to terminate this Agreement pursuant to this Section 8.1(d) shall not be available to any Party that has breached in any material respect any representation, warranty, covenant or agreement under this Agreement in any manner that shall have primarily caused or resulted in the failure to receive the Requisite Stockholder Approval;
(e)
by Parent if the Company has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 7.1 or Section 7.2 to be satisfied, except that if such breach is capable of being cured by the Termination Date, Parent will not be entitled to terminate this Agreement pursuant to this Section 8.1(e) prior to the delivery by Parent to the Company of written notice of such breach, delivered at least thirty

(30) days prior to such termination (or such shorter period of time as remains prior to the Termination Date, the shorter of such periods, the “Company Breach Notice Period”), stating Parent’s intention to terminate this Agreement pursuant to this Section 8.1(e) and the basis for such termination, it being understood that Parent will not be entitled to terminate this Agreement if (i) such breach has been cured within the Company Breach Notice Period or (ii) the Company has the valid right to terminate this Agreement pursuant to Section 8.1(g);

(f)
by Parent, if at any time (i) the Company Board or the Special Committee has effected a Company Board Recommendation Change or (ii) the Company, its Affiliates or any of their respective Representatives shall have materially breached the obligations under Section 5.3;
(g)
by the Company (whether prior to or after the receipt of the Requisite Stockholder Approval), if Parent or the Merger Subs have breached or failed to perform any of its respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 7.1 or Section 7.3, except that if such breach is capable of being cured by the Termination Date, the Company will not be entitled to terminate this Agreement pursuant to this Section 8.1(g) prior to the delivery by the Company to Parent of written notice of such breach, delivered at least thirty

(30) days prior to such termination (or such shorter period of time as remains prior to the Termination Date, the shorter of such periods, the “Parent Breach Notice Period”), stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(g) and the basis for such termination, it being understood that the Company will not be entitled to terminate this Agreement pursuant to this Section 8.1(g) if (i) such breach has been cured within the Parent Breach Notice Period or (ii) Parent has the valid right to terminate this Agreement pursuant to Section 8.1(e);

(h)
by the Company if (i) the Company has received a Superior Proposal; (ii) the Company Board or the Special Committee has authorized the Company to enter into a definitive Alternative Acquisition Agreement to consummate the Acquisition Transaction contemplated by that Superior Proposal in accordance with Section 5.3; (iii) the Company has complied with its obligations under Section 5.3; and (iv) concurrently with such termination the Company pays the Company Termination Fee due to Parent in accordance with Section 8.3(b); or
(i)
by the Company, at any time prior to the Company Merger Effective Time, if (A) all of the conditions set forth in Section 7.1 and Section 7.2 have been, and continue to be, satisfied (other than those conditions that by their terms are to be satisfied by actions taken at the Closing, each of which is capable of being satisfied at the Closing) or, to the extent permitted by Law, waived; (B) Parent and the Merger Subs shall have failed to consummate the Mergers by the time the Closing was required to occur under Section 2.4; (C) the Company has irrevocably notified Parent in writing that the Company stands ready, willing and able to consummate, and will consummate, the Mergers and the other Transactions; (D) the Company shall have given Parent written notice at least five (5) Business Days prior to such termination stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(i); and (E) the Mergers shall not have been consummated by the end of such five (5) Business Day period.
8.2
Manner and Notice of Termination; Effect of Termination.
(a)
Manner of Termination. The Party terminating this Agreement pursuant to Section 8.1 (other than pursuant to Section 8.1(a)) must deliver prompt written notice thereof to the other Parties setting forth in reasonable detail the provision of Section 8.1 pursuant to which this Agreement is being terminated.
(b)
Effect of Termination. Any proper and valid termination of this Agreement pursuant to Section 8.1 will be effective immediately upon the mutual written agreement of Parent and the Company or the delivery of written notice by the terminating Party to the other Parties, as applicable. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement will be of no further force or effect without liability of any Party (or any direct or indirect equity holder, controlling person, partner, member, manager, stockholder, director, officer, employee, Affiliate, agent or other Representative of such Party (including, with respect to Parent and the Merger Subs, any Non-Recourse Person) to the other Parties, as applicable, except that Section 6.12, this Section 8.2, Section 8.3 and Article IX (other than Section 9.8(b)) will each survive the termination of this Agreement in accordance with their respective terms. Notwithstanding the foregoing but subject to Section 8.3(e), nothing in this Agreement will relieve any Party from any liability for fraud or any Willful Breach of this Agreement prior to its termination.
8.3
Fees and Expenses.
(a)
General. Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the Transactions will be paid by the Party incurring such fees and expenses whether or not the Mergers is consummated. For the avoidance of doubt, Parent or the Surviving Corporation will be responsible for all fees and expenses of the Payment Agent.
(b)
Company Payments.

(i)
If (A) this Agreement is validly terminated pursuant to (x) Section 8.1(c) or (y) by Parent pursuant to Section 8.1(e) (each, an “Applicable Termination”);

(B) following the execution and delivery of this Agreement and prior to an Applicable Termination, the Company has received an Acquisition Proposal or an Acquisition Proposal has been publicly made or disclosed and shall not have been publicly withdrawn; and (C) within twelve (12) months following such Applicable Termination, an Acquisition Transaction is consummated or the Company enters into a definitive agreement with respect to such Acquisition Transaction then the Company will, concurrently with the earlier of the execution of the definitive agreement and the consummation of such Acquisition Transaction, pay to Parent an amount equal to $813,771 (the “Company Termination Fee”), in accordance with the payment instructions which have been provided to the Company by Parent by written notice. For purposes of this Section 8.3(b)(i), all references to “20%” and “80%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%.”

(ii)
If this Agreement is validly terminated pursuant to clause (i) of Section 8.1(f), then the Company shall promptly (and in any event within three (3) Business Days) following such termination pay to Parent the Company Termination Fee in accordance with the payment instructions which have been provided to the Company by Parent by written notice.
(iii)
If this Agreement is validly terminated pursuant to Section 8.1(h), then the Company shall prior to or contemporaneously with such termination pay to Parent the Company Termination Fee in accordance with the payment instructions which have been provided to the Company by Parent by written notice.
(c)
Single Payment Only; Liquidated Damages. Parent acknowledges and agrees that in no event will the Company be required to pay the Company Termination Fee on more than one occasion, whether or not the Company Termination Fee may be payable pursuant to more than one provision of this Agreement at the same or at different times and upon the occurrence of different events. The Parties acknowledge and agree that (i) the agreements contained in this Section 8.3 are an integral part of the Transactions; (ii) the damages resulting from the termination of this Agreement under circumstances where the Company Termination Fee is payable are uncertain and incapable of accurate calculation; and (iii) without these agreements, the Parties would not enter into this Agreement. Therefore, the Company Termination Fee, if, as and when required to be paid pursuant to this Section 8.3 will not constitute a penalty but rather liquidated damages in a reasonable amount that will compensate the Party receiving such amount in the circumstances in which it is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions.
(d)
Integral. The Parties acknowledge that the agreements contained in this Section 8.3 are an integral part of the Merger, and that, without these agreements, the Parties would not enter into this Agreement. Accordingly, if the Company fails to promptly pay any amount due pursuant to Section 8.3(a) and, in order to obtain such payment, Parent commences a Legal

Proceeding that results in a judgment against the Company for the amount set forth in Section 8.3(a) then the Company will pay or cause to be paid to the other party the reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) of Parent in connection with such Legal Proceeding, together with interest on such amount or portion thereof at an annual rate equal to the prime rate (as published in The Wall Street Journal (or other authoritative source to the extent no such figure is published by The Wall Street Journal) on the date that such payment or portion thereof was required to be made) plus five percent through the date that such payment or portion thereof was actually received, or a lesser rate that is the maximum permitted by applicable Law (collectively, “Enforcement Expenses”).

(e)
Sole and Exclusive Remedy.
(i)
Subject to the last sentence of this Section 8.3(e)(i), if this Agreement is validly terminated pursuant to Section 8.1, the Company’s right to specific performance pursuant to Section 9.8(b) of any surviving provisions will be the sole and exclusive remedy of the Company and the Company Related Parties against (A) Parent, the Merger Subs or the Guarantor or (B) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders and assignees of each of Parent and the Merger Subs (the Persons in clauses (A) and (B) collectively, the “Parent Related Parties”) in respect of this Agreement, any agreement executed in connection herewith and the transactions contemplated hereby and thereby, the termination of this Agreement, the failure to consummate the Mergers or any claims or actions under applicable Law arising out of any breach, termination or failure. None of the Parent Related Parties will have any liability or obligation to any of (1) the Company and its Affiliates; and (2) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders and assignees of each of the Company and its Affiliates (the Persons in clauses (1) and (2) collectively, the “Company Related Parties”) relating to or arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby for any matters forming the basis of such termination (except that (x) the Parties (or their respective Affiliates) will remain obligated with respect to, and the Company may be entitled to remedies with respect to, Section 8.2 and Section 8.3(a), as applicable, and (y) the Guarantor will remain obligated, and the Company may be entitled to remedies with respect to, the Equity Commitment Letter in accordance with the terms thereof). In no event will any of the Company Related Parties seek or obtain, nor will they permit any of their Representatives or any other Person acting on their behalf to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary damages of any kind, including consequential, special, indirect or punitive damages (other than pursuant to Section 8.3(a)), in excess of the Parent Liability Limitation, against the Parent Related Parties for, or with respect to, this Agreement or the Equity Commitment Letter or the transactions contemplated hereby and thereby (including any breach by any Guarantor, Parent or Merger Sub), the termination of this Agreement, the failure to consummate the Mergers or any claims or actions under applicable Law arising out of any such breach, termination or failure. In no event will any Parent Related Party other than the Guarantor (solely as and to the extent provided in the Equity Commitment Letter), Parent and Merger Sub have any liability for monetary damages to the Company or any other Company

Related Party relating to or arising out of this Agreement or the Transactions. Notwithstanding the foregoing, this Section 8.3(e)(i) will not relieve Parent from liability for any Willful Breach of this Agreement.

(ii)
Subject to the last sentence of this Section 8.3(e)(ii), if this Agreement is validly terminated pursuant to Section 8.1, Parent’s receipt of the Company Termination Fee to the extent owed pursuant to Section 8.2(b), any Enforcement Expenses and Parent’s right to specific performance pursuant to Section 9.8(b) will be the sole and exclusive remedies of Parent, the Merger Subs, the Guarantor and the Parent Related Parties against the Company Related Parties in respect of this Agreement, any agreement executed in connection herewith and the transactions contemplated hereby and thereby, the termination of this Agreement, the failure to consummate the Mergers or any claims or actions under applicable Law arising out of any breach, termination or failure. Subject to the last sentence of this Section 8.3(e)(ii), upon payment of the Company Termination Fee to the extent owed pursuant to Section 8.3(b) and any Enforcement Expenses, none of the Company Related Parties will have any further liability or obligation to the Parent Related Parties relating to or arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby or any matters forming the basis of such termination (except that the Parties (or their Affiliates) will remain obligated with respect to, and Parent may be entitled to remedies with respect to, Section 8.2 and Section 8.3(a), as applicable). In no event will any of the Parent Related Parties seek or obtain, nor will they permit any of their Representatives or any other Person acting on their behalf to seek or obtain, nor will any person be entitled to seek or obtain, any monetary damages of any kind, including consequential, special, indirect or punitive damages (other than the Company Termination Fee (if payable), any Enforcement Expenses or pursuant to Section 8.3(a), as applicable) against the Company Related Parties for, or with respect to, this Agreement and any agreement executed in connection herewith and the transaction contemplated hereby and thereby (including any breach by the Company), the termination of this Agreement, the failure to consummate the Mergers or any claims or actions under applicable Law arising out of any such breach, termination or failure. Notwithstanding the foregoing, this Section 8.3(e)(ii) will not relieve the Company Group from liability for any fraud or Willful Breach of this Agreement.
(iii)
Notwithstanding anything in this Agreement to the contrary, under no circumstances will the collective monetary damages payable by Parent, the Merger Subs or any of their Affiliates for breaches under this Agreement or the Ancillary Agreements exceed an amount equal to $3,906,103 in the aggregate for all such breaches (the “Parent Liability Limitation”). In no event will the Company or any Company Related Party seek or obtain, nor will they permit any of their Representatives or any other Person acting on their behalf to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or monetary award in excess of the Parent Liability Limitation against Parent or any Parent Related Party, and in no event will the Company or any of its Subsidiaries be entitled to seek or obtain any monetary damages of any kind, including consequential, special, indirect or punitive damages, in excess of the Parent Liability Limitation against Parent or any Parent Related Party for, or with respect to, this Agreement or the Ancillary Agreements or the transactions contemplated hereby and thereby (including any breach by Parent, Merger Subs or the Guarantor), the termination of this Agreement, the failure to consummate the Mergers or any claims or actions under applicable law arising out of any such breach, termination or failure. Other than the Guarantor’s obligations under the Equity Commitment Letter and other than the obligations of Parent and the Merger Subs under this Agreement and the Support Agreement, in no event will Parent, the Merger Subs, any of the Parent Related Parties or any other Person other than Parent, the Merger Subs or the Guarantor have any liability for monetary damages to the Company or any other Person relating to or arising out of this Agreement or the Mergers.

(f)
Acknowledgement Regarding Specific Performance. Notwithstanding anything to the contrary in Section 8.3(e), it is agreed that Parent, the Merger Subs and the Company will be entitled to an injunction, specific performance or other equitable relief as provided in Section 9.8(a).
8.4
Amendment. Subject to applicable Law and subject to the other provisions of this Agreement, this Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of each of Parent, the Merger Subs and the Company (pursuant to authorized action by the Company Board and the Special Committee), except that in the event that the Company has received the Requisite Stockholder Approval, no amendment may be made to this Agreement that requires the approval of the Company Stockholders pursuant to the DGCL without such approval.
8.5
Extension; Waiver. At any time and from time to time prior to the Company Merger Effective Time, any Party may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other Parties, as applicable; (b) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto; and (c) subject to the requirements of applicable Law, waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such Party. Any delay in exercising any right pursuant to this Agreement will not constitute a waiver of such right.
8.6
Special Committee Matters. For all purposes related to this Agreement, the Company (prior to the Company Merger Effective Time) and the Company Board, as applicable, shall act, including with respect to the granting of any consent, permission, amendment, extension or waiver, the termination of this Agreement pursuant to Section 8.1, or the making of any determination, only as directed by the Special Committee or its designees. Prior to the Company Merger Effective Time, without the consent of the Special Committee, the Company Board shall not (a) eliminate, revoke or diminish the authority of the Special Committee or (b) remove or cause the removal of any director of the Company Board that is a member of the Special Committee as a member of the Special Committee. The Special Committee (and, for so long as the Special Committee is in existence, only the Special Committee) may pursue any Legal Proceeding with respect to breaches of this Agreement on behalf of the Company.

ARTICLE IX GENERAL PROVISIONS

9.1
Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Company, Parent and the Merger Subs contained in this Agreement will terminate at the Company Merger Effective Time, except that any covenants that by their terms survive the Company Merger Effective Time will survive the Company Merger Effective Time in accordance with their respective terms.
9.2
Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; or (iii) immediately upon delivery by hand or by email transmission, in each case to the intended recipient as set forth below:
(a)
if to Parent or the Merger Subs to:

c/o CORE Industrial Partners, LLC 110 N Wacker Drive

Suite 2000

Chicago, Illinois 60606 Attention: John May Email: john@coreipfund.com with copies (which will not constitute notice) to: Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 65654

Attention: Benjamin P. Clinger, P.C. Adam M. Wexner, P.C.

Lee M. Blum

Email: bclinger@kirkland.com adam.wexner@kirkland.com lee.blum@kirkland.com

-and-

Kirkland & Ellis LLP 601 Lexington Avenue

New York, New York 10022 Attention: Edward J. Lee, P.C.

Carlo Zenkner, P.C.

Email: edward.lee@kirkland.com carlo.zenkner@kirkland.com

Time) to:

(b)

if to the Company or to OpCo LLC (prior to the Company Merger Effective

Fathom Digital Manufacturing Corporation 1050 Walnut Ridge Drive

Hartland, WI 53029

Attention: Carey Chen, CEO Email: Carey.Chen@fathommfg.com

with copies (which will not constitute notice) to: Winston & Strawn LLP

35 W. Wacker Drive

Chicago, Illinois 60601

Attention: Steven J. Gavin, Partner Email: SGavin@winston.com

-and-

Winston & Strawn LLP 200 Park Avenue

New York, New York 10166

Attention: Jason D. Osborn, Partner Email: JOsborn@winston.com

-and-

Vedder Price P.C.

222 North LaSalle Street, Suite 2400

Chicago, Illinois 60601

Attention: Michael A. Nemeroff Email: mnemeroff@vedderprice.com

Any notice received at the addressee’s location, or by email at the addressee’s email address on any day that is not a Business Day (or that is received after 5:00 p.m. at the addressee's local time on a Business Day) will be deemed to have been received at 9:00 a.m., Eastern time, on the next Business Day. From time to time, any Party may provide notice to the other Parties of a change in its address or email address through a notice given in accordance with this Section 9.2, except that that notice of any change to the address, email address or any of the other details specified in or pursuant to this Section 9.2 will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (A) specified in such notice; or (B) that is five (5) Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 9.2.

9.3
Assignment. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder, by operation of law or otherwise, without the prior written approval of the other Parties, except that Parent will have the right to assign all or any portion of its rights and obligations pursuant to this Agreement to its Affiliates, it being understood that such assignment will not (a) relieve Parent of any of its obligations hereunder, (b) affect the obligations of the parties to the Equity Commitment Letter, (c) impede or delay the consummation of the Transactions or (d) otherwise impede the rights of the holders of Company Common Stock. Any purported assignment of this Agreement without the consent required herein is null and void.

9.4
Intentionally Omitted.
9.5
Entire Agreement. This Agreement and the Ancillary Agreements constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties and all common law duties with respect to the subject matter hereof.
9.6
Third-Party Beneficiaries. Except as set forth in Section 6.9, Section 8.3(e) and this Section 9.6, the Parties agree that their respective representations, warranties and covenants set forth in this Agreement are solely for the benefit of the other Parties in accordance with and subject to the terms of this Agreement. This Agreement is not intended to, and will not, confer upon any other Person any rights or remedies hereunder, except (a) as set forth in or contemplated by Section 6.9; and (b) from and after the Company Merger Effective Time, the rights of the holders of (i) shares of Company Common Stock to receive the Per Share Price set forth in Article II and (ii) Company Options to receive the Option Consideration, if any, pursuant to Section 2.10(a) and (iii) holders of Company Warrants to receive the consideration payable upon exercise of such Company Warrant pursuant to Section 2.10(f).
9.7
Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
9.8
Remedies.
(a)
Remedies Cumulative. Except as otherwise provided herein, and subject to the terms and conditions set forth herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.
(b)
Specific Performance.
(i)
The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the Parties do not timely perform the provisions of this Agreement (including any Party failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that, subject to the last two (2) sentences of this Section

9.8(b)(i), (A) the Parties will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof (including the right of the Company to enforce the consummation of the Mergers and the Closing and to cause Parent to enforce the funding of the Equity Financing); (B) the provisions of Section 8.3 are not intended to and do not diminish or otherwise impair in any respect any Party’s right to an injunction, specific performance and other equitable relief; and (C) the right of specific enforcement is an integral part of the Mergers. Notwithstanding anything else to the contrary in this Agreement , it is explicitly agreed that the right of the Company to seek an injunction, specific performance or other equitable remedies in connection with enforcing Parent’s obligation to consummate the Mergers and the Closing and to cause the Equity Financing to be funded to fund the Required Amounts, any Damages Payment (as defined in the Equity Commitment Letter) and Debt Paydown Payment shall be subject to the requirements that (i) all of the conditions set forth in Section 7.1 and Section 7.2 have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions) and the Closing is required to occur pursuant to Section 2.4, and (ii) the Company has irrevocably confirmed in writing that if the Equity Financing is funded, the Company is ready, willing and able to consummate the Mergers and the Closing and take all actions that are required of it by this Agreement to consummate the Mergers and the Closing pursuant to the terms of this Agreement on the date of such written notice and throughout the immediately subsequent five (5) Business Day period.

(ii)
Subject to Section 8.3(f) and Section 9.8(b)(i), the Parties agree not to raise any objections to the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement by the Company or OpCo LLC, on the one hand, or Parent and the Merger Subs, on the other hand. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement will not be required to provide any bond or other security in connection with such injunction or enforcement, and each Party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security.
9.9
Governing Law. This Agreement, the Ancillary Agreements, and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or any Ancillary Agreement, or the negotiation, execution or performance of this Agreement or any Ancillary Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or any Ancillary Agreement or as an inducement to enter into this Agreement or any Ancillary Agreement, or the negotiation, execution or performance of this Agreement, any Ancillary Agreement or the Transactions), shall be governed by the internal Laws of the State of Delaware applicable to agreements made and to be performed entirely within such state, including its statute of limitations, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules are not mandatorily applicable by statute and would require or permit the application of the Laws of another jurisdiction.
9.10
Consent to Jurisdiction.

(a)
General Jurisdiction. Each of the Parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding that may be based upon, arise out of or relate to this Agreement or any Ancillary Agreement, or the negotiation, execution or performance of this Agreement or any Ancillary Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or any Ancillary Agreement or as an inducement to enter into this Agreement or any Ancillary Agreement, or the negotiation, execution or performance of this Agreement, any Ancillary Agreement or the Transactions (any such Legal Proceeding, a “Transaction Legal Proceeding”), for and on behalf of itself or any of its properties or assets, in accordance with Section 9.2 or in such other manner as may be permitted by applicable Law, and nothing in this Section 9.10 will affect the right of any Party to serve legal process in any other manner permitted by applicable Law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Transaction Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement, any Ancillary Agreement or the transactions contemplated hereby or thereby; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any Transaction Legal Proceeding will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any Transaction Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any Transaction Legal Proceeding in any court other than the Chosen Courts. Each of Parent, the Merger Subs and the Company agrees that a final judgment in any Transaction Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.
9.11
WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY TRANSACTION LEGAL PROCEEDING IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY TRANSACTION LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE). EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER;

(ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER;

(iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

9.12
Company Disclosure Letter References. The Parties agree that the disclosure set forth in any particular section or subsection of the Company Disclosure Letter will be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the Company that are set forth in the corresponding Section or subsection of this Agreement; and (b) any other representations and warranties (or covenants, as applicable) of the Company that are set forth in this Agreement, but in the case of this clause (b) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties (or covenants, as applicable) is reasonably apparent on the face of such disclosure.
9.13
Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.
9.14
No Limitation. It is the intention of the Parties that, to the extent possible, unless provisions are mutually exclusive and effect cannot be given to both or all such provisions, the representations, warranties, covenants and closing conditions in this Agreement will be construed to be cumulative and that each representation, warranty, covenant and closing condition in this Agreement will be given full, separate and independent effect and nothing set forth in any provision herein will in any way be deemed to limit the scope, applicability or effect of any other provision hereof.
9.15
Disclaimer. The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole contractual benefit of the Parties. Such representations and warranties may be made as of specific dates, only for purposes of the Agreement and for the benefit of the Parties. Such representations and warranties are subject to important exceptions and limitations agreed upon by the Parties, including being qualified by confidential disclosures, made for the purposes of allocating contractual risk between the Parties rather than establishing these matters as facts, and were made subject to a contractual standard of materiality that may differ from the standard generally applicable under federal securities Laws or under other contracts. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 8.5 without notice or liability to any other Person. Any information concerning the subject matter of such representations and warranties may have changed, and may continue to change, since the Agreement Date, and such subsequent information may or may not be fully reflected in the Company’s public reports. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of contractual risks associated with particular matters regardless of the knowledge of any of such Parties. Any filing of this Agreement with the SEC or otherwise is only to provide investors with information regarding its terms and conditions and not to provide any other factual information regarding the Company or its business. Consequently, Persons other than the Parties may not rely upon the representations and warranties in this Agreement or any description thereof as characterizations of actual facts or circumstances as of the Agreement Date or as of any other date. The information in this Agreement should be considered together with the Company’s public reports filed with the SEC.

9.16
Non-Recourse Parent Parties. In no event will the Company or OpCo LLC, whether prior to or after termination of this Agreement, seek or obtain, nor will it permit any of its Representatives to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or monetary award against any Non-Recourse Person (as defined in the Equity Commitment Letter) or file or assert any claim with respect to this Agreement, the Equity Commitment Letter or the transactions contemplated hereby and thereby (including any breach by the Guarantor, Parent or Merger Sub), the termination of this Agreement, the failure to consummate the Transactions or any claims or actions under applicable laws arising out of any such breach, termination or failure, other than from Parent or the Merger Subs to the extent expressly provided for in this Agreement, or any Guarantor to the extent expressly provided for in the Equity Commitment Letter.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first written above.

FATHOM DIGITAL MANUFACTURING INTERMEDIATE, LLC

By: /s/ John May

Name: John May

Title: President

FATHOM DIGITAL MANUFACTURING MERGER SUB, INC.

By: /s/ John May

Name: John May

Title: President

FATHOM DIGITAL MANUFACTURING MERGER SUB 2, LLC

By: /s/ John May

Name: John May

Title: President

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first written above.

FATHOM DIGITAL MANUFACTURING CORPORATION

By: /s/ Carey Chen Name: Carey Chen Title: CEO

FATHOM HOLDCO, LLC

By: /s/ Carey Chen Name: Carey Chen Title: CEO